Exhibit 4.1

EXECUTION VERSION

NOBLE FINANCE COMPANY,

as Issuer,

each of the Guarantors party hereto

US BANK NATIONAL ASSOCIATION,

as Trustee,

and

US BANK NATIONAL ASSOCIATION,

as Collateral Agent

INDENTURE

Dated as of February 5, 2021

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939

AND INDENTURE, DATED AS OF FEBRUARY 5, 2021(1)

Section of Trust Indenture Act of 1939	Section(s) of Indenture
Section 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	7.08
Section 311(a)	7.11
(b)	7.11
(c)	Not Applicable
Section 312(a)	2.05
(b)	Not Applicable
(c)	Not Applicable
Section 313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
Section 314(a)	4.12, 4.18
(b)	13.02
(c)(1)	4.18, 13.02
(c)(2)	4.18, 13.02
(c)(3)	Not Applicable
(d)	13.02, 13.04, 13.05
(e)	4.18, 13.02
Section 315(a)	7.01(a)
(b)	7.05
(c)	7.01
(d)	7.01(b)
(d)(1)	7.01(a)(1)
(d)(2)	7.01(b)(2)
(d)(3)	7.01(b)(3)
(e)	6.14
Section 316(a)(1)(A)	6.02, 6.12
(a)(1)(B)	6.13
(a)(2)	Not Applicable
(a) last sentence	1.01
(b)	6.08
Section 317(a)(1)	6.03
(a)(2)	6.04
(b)	2.04
Section 318(a)	1.05

(1)	Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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Section 14.11	Table of Contents; Headings	137

Section 14.12	Waiver of Jury Trial	137

Section 14.13	U.S.A. Patriot Act	137

APPENDIXES

Appendix A

Exhibit 1.1 to Appendix A	Form of 144A Global Security or Accredited Investor Global Security

Exhibit 1.2 to Appendix A	Form of Unrestricted Global Security

Exhibit 1.3 to Appendix A	Form of Regulation S Global Security

Appendix B – Form of Certificate of Transfer

Appendix C – Form of Certificate of Exchange

Appendix D – Form of Supplemental Indenture to be delivered by Additional Guarantors

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INDENTURE dated as of February 5, 2021, among NOBLE FINANCE COMPANY, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 115769 (the “Company” or the “Issuer”), the Guarantors (as defined herein), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the Collateral Agent (as defined below), and as the trustee (in such capacity, the “Trustee”).

RECITALS

The Company, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the issued 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 (the “Notes”):

Article 1

Definitions and Incorporation by Reference

Section 1.01 Definitions.

“Account Control Agreement” has the meaning assigned to such term in the Collateral Agency Agreement.

“Acquired Asset Value” means, in respect of the assets received (a) by the Company or any Guarantor pursuant to any Designated Asset Swap or (b) by the Company or any Restricted Subsidiary in exchange for the assets exchanged by the Company or such Restricted Subsidiary pursuant to any Asset Swap permitted hereunder, the total value of such received assets, which value shall be, (i) in the case of a Rig, as reflected in a third party appraisal obtained by or on behalf of the Company or such Restricted Subsidiary as the fair market value of such Rig (which appraised value may include the value of net cash flows through any then-existing contracted backlog) and (ii) in the case of any other asset, the fair market value thereof as determined in good faith by the Company.

“Acquisition EBITDA Adjustments” means, with respect to the calculation of EBITDA as of any date of determination:

(a) solely in connection with calculating EBITDA for the purposes of any incurrence test in connection with any Permitted Acquisition or similar investment where such calculation is based on contract(s) which, as of the date such Permitted Acquisition or other similar permitted investment is to be consummated, (i) have commenced or have an estimated contract start date (as determined in good faith by the Company as of such date) that is no later than the three-month (or such longer period provided for under any First Lien Indebtedness) anniversary of the date of such consummation and (ii) have a remaining term of at least one (1) year (or such longer period provided for under any First Lien Indebtedness) from the date of such consummation, for any fiscal quarter prior to the Commercial Operation Date (beginning with the four-fiscal quarter period that includes the fiscal quarter in which the applicable transaction is consummated and thereafter until the applicable Commercial Operation Date (including the fiscal quarter in which such Commercial Operation Date occurs)), an amount determined by the Company as the EBITDA attributable to the Rig(s) contemplated to be acquired pursuant to such transaction, in each case, for the first 12-month period (or such longer period provided for under any First Lien Indebtedness) following the consummation of the applicable Permitted Acquisition or similar investment; and

(b) otherwise with respect to any Rig(s) acquired or constructed after the date hereof during any Test Period (and notwithstanding any restatement of the consolidated financial statements of the Company or any direct or indirect parent of the Company in connection with any such acquisition), an amount equal to the lesser of (i) the EBITDA that would have been attributable to such Rig(s) if such Rig(s) had been acquired on the first day of the Test Period mostly recently ended prior to the consummation of such transaction, determined on a historical pro forma basis (which amount pursuant to this clause (i) shall not be less than zero) and (ii) an amount determined by the Company, based on contracts for such Rig(s) and other factors and assumptions believed by the Company to be reasonable or appropriate at the time, as the EBITDA forecasted to be attributable to such Rig(s) for the balance of the four full fiscal quarter period following the consummation of such transaction.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, including PIK Notes, whether or not they bear the same CUSIP number, it being understood that any Securities issued in exchange for or in replacement of any Securities issued on the Issue Date shall not be Additional Securities.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling” and “controlled”), when used with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through the ownership of voting securities, other Capital Stock, by contract or otherwise). Notwithstanding the foregoing, no PIMCO Entity nor GoldenTree Entity shall be considered an Affiliate of Noble Parent Company, the Company or any of their Subsidiaries for purposes of this Indenture and the other Collateral Documents.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent, or any conversion agent.

“Agreed Security Principles” has the meaning assigned to such term in the Collateral Agency Agreement, mutatis mutandis.

“Applicable Premium” means, with respect to any Security on any Redemption Date, the present value at such Redemption Date of all required interest payments due on such Security (assuming cash interest payments) through February 15, 2024 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points.

Calculation of the Applicable Premium shall be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee and the Company will notify the Trustee of the Applicable Premium promptly after the calculation thereof.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Asset Coverage Aggregate Rig Value” means, as of any date of determination, an amount equal to the sum of (a) the aggregate amount of the Rig Value of all of the Collateral Rigs, and (b) with respect to each Specified Rig owned by an Ineligible LCE at such time, the lesser of (i) the Rig Value of such Specified Rig and (ii) the outstanding principal amount of the Specified Rig Intercompany Note owed by such Ineligible LCE at such time to the Company or a Guarantor (excluding for such purpose the principal amount of such Specified Rig Intercompany Note that constitutes interest paid in kind and capitalized as principal evidenced by such Specified Rig Intercompany Note).

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the Asset Coverage Aggregate Rig Value to (b) the aggregate amount of the sum of (i) First Lien Indebtedness secured by any Liens on Collateral plus (ii) Parity Lien Debt (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) of the Company and its Restricted Subsidiaries.

“Asset Sale” means the Disposition by the Company or any Restricted Subsidiary of any asset, including any Capital Stock owned by any such Person (provided that the Disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, will be governed by Section 5.01 hereof and not by Section 4.11 hereof); provided that none of the following shall be an “Asset Sale”:

(a) Dispositions of equipment and other personal property and fixtures that are either (i) obsolete, worn-out or no longer used or useable in the ordinary course of business for their intended purposes, or (ii) replaced by equipment, personal property or fixtures of comparable suitability within 365 days of such Disposition, including but not limited to the Disposition of any boilers, engines, machinery, masts, spars, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps, pumping equipment, apparel, furniture, fittings, equipment, spare parts or any other appurtenances of any Rig that are no longer useful, necessary, profitable or advantageous in the operation of such Rig, replaced by new boilers, engines, machinery, masts, spars, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps, pumping equipment, apparel, furniture, fittings, equipment, spare parts or any appurtenances of comparable suitability;

(b) Dispositions of inventory that is sold in the ordinary course of business;

(c) Dispositions (other than, for purposes of this clause (c), any Disposition or other transfer to an Ineligible LCE) by (i) the Company or any Guarantor to the Company or any other Guarantor, or (ii) any Subsidiary that is not a Guarantor to the Company or any Restricted Subsidiary;

(d) Restricted Payments not prohibited by Section 4.05 and Investments not prohibited by Section 4.05;

(e) the demise, bareboat, time, voyage, other charter, lease or right to use of any Rig in the ordinary course of business;

(f) (i) sales or grants of licenses or sublicenses of (or other grants of rights to use or exploit) intellectual property rights (x) existing as of the Issue Date, or (y) between or among the Company and the Restricted Subsidiaries or between or among any of the Restricted Subsidiaries, or (ii) non-exclusive licenses or sublicenses of (or other non-exclusive grants of rights to use or exploit) intellectual property rights entered into in the ordinary course of business and not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Company and the Restricted Subsidiaries;

(g) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable and similar obligations arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing transaction);

(h) Dispositions of cash and Cash Equivalents;

(i) any issuance or sale of Capital Stock of any Restricted Subsidiary to the Company or any Restricted Subsidiary; provided that, in the case of such an issuance by a non-wholly owned Restricted Subsidiary, such issuance may also be made to any other owner of Capital Stock of such non-wholly owned Restricted Subsidiary based on such owner’s relative ownership interests (or lesser share) of the relevant class of Capital Stock);

(j) the creation of any Permitted Lien;

(k) Dispositions of property (i) subject to casualty or condemnation proceedings (or similar events), (ii) as a result of any Event of Loss or the occurrence of any event referred to in clause (b) of the definition of “Event of Loss” which would, with the passage of time, constitute an Event of Loss, or (iii) any event of the type referred to in clause (i) or (ii) above with respect to any other Rig;

(l) [reserved];

(m) the Designated Asset Swap;

(n) any other Asset Swap;

(o) abandoning, failing to maintain, allowing to lapse or otherwise Disposing of intellectual property rights that are not material to the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, or that the Company or any Restricted Subsidiary determines, in its reasonable business judgment, are not economically practicable to maintain;

(p) any issuance of, or other Disposition of, Capital Stock of any Unrestricted Subsidiary;

(q) leases and subleases of real or personal property in the ordinary course of business and not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole;

(r) [reserved];

(s) any sale and transfer of ownership of any Specified Rig together with the equipment associated with such Specified Rig, to an Ineligible LCE in order to comply with local jurisdictional requirements or customs in connection with a charter party agreement, drilling contract or any demise, bareboat, time, voyage, other charter, lease or other right to use of such Specified Rig (any of the foregoing, a “Relevant Specified Rig Contract”); provided that: (1) no Default or Event of Default exists at the time of such sale or would result therefrom; (2) the Company would have a pro forma Asset Coverage Ratio of no less than 1.50 to 1.00 immediately after giving pro forma effect to such sale and transfer of ownership; (3) the Company or a Restricted Subsidiary directly or indirectly owns at least 50% of the Capital Stock in, or Controls, such Ineligible LCE; (4) the Company or a Restricted Subsidiary directly owns 100% of the Capital Stock of the Restricted Subsidiary that directly owns any Capital Stock of such Ineligible LCE (such Restricted Subsidiary that is the direct owner of any Capital Stock in an Ineligible LCE, an “Ineligible LCE Noble Owner”); (5) the applicable Ineligible LCE Noble Owner is or becomes a Guarantor (or, if such Ineligible LCE Noble Owner is an Excluded Subsidiary pursuant to clause (a) of the definition thereof, its direct parent or next parent entity up the chain of ownership of such Ineligible LCE Noble Owner that is not such an Excluded Subsidiary is or becomes a Guarantor); (6) 100% of the Capital Stock of the applicable Ineligible LCE Noble Owner are pledged by the Company or the applicable Restricted Subsidiary pursuant to a Collateral Document (or, if such pledge would be prohibited by applicable law or any contractual restriction, then 100% of the Capital Stock of its direct parent or next parent entity up the chain of ownership of such Ineligible LCE Noble Owner that is not so prohibited from being pledged shall be pledged by the Company or applicable Restricted Subsidiary pursuant to a Collateral Document); (7) for so long as such Specified Rig is owned by an Ineligible LCE pursuant to this clause (s), to the extent the applicable Ineligible LCE Noble Owner is not a Guarantor and/or does not have its Capital Stock pledged pursuant to subclauses (5) and (6) above, then such Ineligible LCE Noble Owner (i) shall be prohibited from incurring any debt for borrowed money or providing a Guarantee of any debt for borrowed money (other than any permitted intercompany debt owed to the Company or another Restricted Subsidiary, which intercompany debt shall be represented by a promissory note or similar instrument that shall constitute Collateral pledged by the Company or such Restricted Subsidiary, as applicable) and (ii) shall not have any material assets, liabilities or operations other than (x) ownership of the Capital Stock of the applicable Ineligible LCE, direct or indirect ownership of the Capital Stock of any of its other Subsidiaries, and assets, liabilities and activities reasonably related or incidental to the foregoing, (y) intercompany transactions not otherwise prohibited hereunder, and (z) the Securities or the obligations of the Company hereunder or thereunder (if any); (8) the consideration payable for the sale of such Specified Rig and related equipment to the applicable Ineligible LCE shall be represented by a promissory note or similar instrument issued by such Ineligible LCE to the Guarantor selling such Specified Rig (any such promissory note or similar instrument, a “Specified Rig Intercompany Note”), which shall (i) be for an initial principal amount not less than the fair market value of such Specified Rig at the time of such sale, (ii) constitute Collateral pledged by such Guarantor (which entity shall continue to be a Guarantor for so long as such Specified Rig is owned by an Ineligible LCE pursuant to this clause (s) and such Specified Rig Intercompany Note remains outstanding), (iii) be payable by such Ineligible LCE on demand, (iv) [reserved], and (v) the Company shall use commercially reasonable efforts to cause such Ineligible LCE to secure such Specified Rig Intercompany Note by a preferred ship mortgage (or similar instrument or deed) over of such Specified Rig (a “Specified Rig Intercompany Mortgage”), duly registered in the vessel or ship registry appropriate for such Specified Rig in favor of such Guarantor (or a security trustee or similar representative for the benefit of such Guarantor) (it being understood that (x) the Company shall use commercially reasonable efforts to cause such Ineligible LCE to enter into and register such Specified Rig Intercompany Mortgage as promptly as practicable after the transfer of ownership of such Specified Rig to such Ineligible LCE and (y) the obligations represented by any Specified Rig Intercompany Note and secured by any Specified Rig Intercompany Mortgage shall be limited to the principal amount of such Specified Rig Intercompany note (excluding, for the avoidance of doubt, additional principal amounts and any interest amounts referred to in subclause (iii) of this clause (8)); (9) such Ineligible LCE shall not have any other debt for borrowed money, other than (i) debt owed by such Ineligible LCE to the Company or a Restricted Subsidiary (to the extent constituting an Investment not prohibited by this Indenture), which intercompany debt shall be represented by a promissory note or similar instrument that shall constitute Collateral pledged by the Company or such Restricted Subsidiary, as applicable and (ii) unsecured working capital facilities in an aggregate amount not to exceed $10,000,000 for all such Ineligible LCE’s; and (10) for so long as such Specified Rig is owned by an Ineligible LCE pursuant to this clause (s), the related Specified Rig Intercompany Note and Specified Rig Intercompany Mortgage shall not be amended, modified or waived in any manner adverse in any material respect to the interests of the Holders; provided, further, that, in the event that the Relevant Specified Rig Contract has expired or terminated and such Specified Rig is not either (x) subject to, or scheduled to become subject to or reasonably anticipated to become subject to another Relevant Specified Rig Contract within the next 270 days or (y) engaging in shipyard or similar work in or around its flag jurisdiction while entry into a new Relevant Specified Rig Contract in such jurisdiction is being diligently pursued in good faith (or such later date as may be approved by the Collateral Agent), such Specified Rig shall be promptly sold or otherwise transferred to a Guarantor, which Guarantor shall promptly (but in any event within the applicable timeframe set forth in this Indenture or other applicable Collateral Document) cause such Specified Rig to become a Collateral Rig in accordance with this Indenture or other applicable Collateral Document;

(t) the Disposition of Capital Stock in a Subsidiary that becomes a Local Content Entity as a result of such Disposition to one or more Persons referred to in clause (b) of the definition of “Local Content Entity”; and

(u) any other Dispositions of assets (in each case, other than Collateral Rigs or Capital Stock of (i) any Collateral Rig Owner, (ii) any Ineligible LCE to whom a Rig has been transferred pursuant to clause (s) above or (iii) any Ineligible LCE Noble Owner of Capital Stock in an Ineligible LCE to whom a Rig has been transferred pursuant to clause (s) above); provided that the aggregate fair market value of any assets Disposed of in reliance on this clause (u) shall not exceed $6,000,000.

“Asset Swap” means any transaction or series of related transactions pursuant to which the Company and/or one or more Restricted Subsidiaries shall exchange, with a Person that is not an Affiliate, one or more Related Business Assets owned by them for one or more Related Business

Assets owned by such Person; provided that (a) the Acquired Asset Value is greater than or equal to the total value of the asset(s) given in exchange by the Company and/or one or more Restricted Subsidiaries and (b) the assets, including Capital Stock, acquired pursuant to such transaction(s) (or acquired with the Net Proceeds received therefor pursuant to such transaction) will become Collateral to the extent required by this Indenture or other applicable Collateral Documents (within the applicable time periods thereafter as set forth herein or therein).

“Bankruptcy Code” means Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means (1) the Board of Directors of the Company, or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company or, (2) at the Company’s election, the Board of Directors shall be deemed to include the Board of Directors of any direct or indirect parent of the Company.

“Board Resolution” means a copy of a resolution certified by an Officer of the Company, to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means, as to any Person, any capital stock, shares, partnership interest, membership interest or other equity interest in such Person, or any warrant, option or other right to acquire any Capital Stock in such Person (but excluding any debt security convertible into or exchangeable for Capital Stock, regardless of whether such debt securities include any right of participations with Capital Stock).

“Capitalized Lease Obligations” means, for any Person, the aggregate amount of such Person’s liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP. Notwithstanding anything to the contrary in this Indenture or any other Securities Document, for purposes of calculating Capitalized Lease Obligations pursuant to the terms of this Indenture or any other Securities Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States as in effect on December 31, 2018 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States as in effect on December 31, 2018, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Cash Equivalents” means

(a) dollars, euro, pounds, Australian dollars, Swiss Francs, Canadian dollars, Yuan, Pesos or such other currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(b) securities issued or directly and fully guaranteed or insured by the United States, Canada, the United Kingdom or any member state of the European Union or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition;

(c) time deposits and certificates of deposits maturing within one (1) year from the date of acquisition thereof or repurchase agreements with any lender or any other financial institution whose short-term unsecured debt rating is A or above as obtained from either S&P or Moody’s;

(d) commercial paper and Eurocommercial paper and variable or fixed rate notes or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e) repurchase obligations entered into with any lender, or any other Person whose short-term senior unsecured debt rating from S&P is at least A-1 or from Moody’s is at least P-1, which are secured by a fully perfected security interest in any obligation of the type described in clause (b) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such lender or such other Person thereunder;

(f) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(g) investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A-2 (or the equivalent thereof) or better by Moody’s;

(h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(i) investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (h) of this definition;

(j) qualified purchaser funds regulated by the exemption provided by Section 3(c)(7) of the Investment Company Act of 1940, as amended, which funds possess a “AAA” rating from at least two nationally recognized agencies and provide daily liquidity;

(k) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(l) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (a) through (m) above.

“Change of Control” will be deemed to have occurred if either: (1) any “person” (as such term is used in the Exchange Act) or related persons constituting a “group” (as such term is used in the Exchange Act) (other than any Issue Date Owner Entity) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of equity interests of Noble Parent Company (or other securities convertible into such equity interests) representing more than fifty percent (50%) of the combined voting power of all outstanding ordinary shares (other than equity interests having such power only by reason of the happening of a contingency) of Noble Parent Company, except as a result of a Redomestication; or (2) Noble Parent Company shall cease to own, directly or indirectly, all of the outstanding equity interests (except for directors’ qualifying shares) of the Company, except as a result of a Redomestication.

“Chapter 11 Cases” means the means the voluntary cases commenced by the Company and certain of its Affiliates under chapter 11 of the Bankruptcy Code, which are jointly administered in the United States Bankruptcy Court of the Southern District of Texas under Case No. 20-33826 (DRJ).

“Collateral” means (a) the Collateral Rigs, (b) the Parent Pledged Equity, and (c) all other property and interests in property, including cash and Cash Equivalents, and proceeds thereof now owned or hereafter acquired by the Company, any Guarantor or any Pledgor upon which a Lien is granted or purported to be granted under any Collateral Document to secure the Securities Debt. For the avoidance of doubt, “Collateral” shall in no event include any Excluded Property.

“Collateral Agency Agreement” means that certain Second Lien Collateral Agency Agreement, dated as of the Issue Date, among the Company, as a grantor, the other Guarantors and other grantors from time to time party thereto, the Trustee, as the Parity Lien Representative of the holders of the Securities, and the other Parity Lien Representatives from time to time party thereto, as the same may be amended, supplemented, restated, renewed, replaced or otherwise modified from time to time in accordance with the terms thereof or of this Indenture.

“Collateral Agent” means U.S. Bank National Association, not in its individual capacity, but solely in its capacity as collateral agent and/or security trustee under the Collateral Agency Agreement, this Indenture, the Collateral Documents and the other Securities Documents, until a successor replaces it in such capacity in accordance with the applicable provisions of the Collateral Agency Agreement and thereafter means such successor serving in such capacity under the Collateral Agency Agreement, this Indenture, the Collateral Documents and the other Securities Documents.

“Collateral Documents” means (a) the Security Agreement, the Collateral Rig Mortgages, the Parent Pledge Agreement, the collateral documents described on Schedule A to the Collateral Agency Agreement, the Account Control Agreements and any and all other security agreements, vessel mortgages, pledge agreements, mortgages, collateral assignments, control agreements and other similar agreements executed and delivered by the Company, any Guarantor, or any Pledgor and creating or purporting to create security interests or liens in connection with the Collateral in favor of the Collateral Agent for the benefit of the Securities Secured Parties, to secure the Securities Debt, (b) the Collateral Agency Agreement, and (c) the Senior Lien Intercreditor Agreement, any other Intercreditor Agreement or any other intercreditor or subordination agreement to which the Trustee and/or the Collateral Agent is a party in connection herewith, in each case, as the same may be amended, supplemented, restated, renewed, replaced or otherwise modified from time to time in accordance with the terms thereof or of this Indenture.

“Collateral Rig” means, as of the Issue Date, each Issue Date Collateral Rig, and thereafter, each Rig owned by the Company or any Guarantor that becomes (or is required to become) a Collateral Rig in accordance with Section 4.16 and is subject to a Collateral Rig Mortgage, in any such case, other than (i) any Excluded Rig, and (ii) any Rig that ceases to be a Collateral Rig as the result of (x) the Designated Asset Swap or any Asset Sale or Asset Swap not prohibited hereby, (y) a release of the Lien of the Collateral Agent on such Rig in accordance with this Indenture, or (z) a Disposition of such Rig to an Ineligible LCE pursuant to clause (s) of the definition of “Asset Sale” (for the avoidance of doubt, for so long as such Rig is not yet required to become a Collateral Rig).

“Collateral Rig Mortgages” means any of the first preferred ship mortgages and other instruments (including deeds) over the Collateral Rigs, each duly registered or to be duly registered in the vessel or ship registry appropriate for such Collateral Rig in favor of the Collateral Agent in its capacity as the “collateral agent and security trustee” or any other agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Rig Owner” means any Person that owns a Collateral Rig.

“Commercial Operation Date” means the date on which an acquired Rig commences commercial operations in accordance with the terms of its material customer contracts.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

“Companies Act 2006” means the Companies Act 2006 of the United Kingdom.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to Section 5.02 and, thereafter, means such successor.

“Consolidated First Lien Indebtedness” means, as of any date of determination, an amount equal to (a) the aggregate amount of Funded Indebtedness of the Company and its Restricted Subsidiaries that (i) is outstanding on such date, determined on a consolidated basis in accordance with GAAP, and (ii) constitutes First Lien Indebtedness, minus (b) the aggregate amount of Qualified Cash as of such date.

“Consolidated First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated First Lien Indebtedness as of such date to (b) EBITDA for the most recently ended Test Period.

“Consolidated Interest Expense” means, with reference to any period, an amount equal to the interest expense of the Company and the Restricted Subsidiaries, calculated on a consolidated basis for such period, in each case, after giving effect to any net payments, if any, made or received by the Company and the Restricted Subsidiaries with respect to interest rate or currency Swap Agreements.

“Consolidated Net Income” means, with respect to the Company and the Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following, without duplication: (1) the net income of any Person in which the Company or any of the Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and the Restricted Subsidiaries in accordance with GAAP), except to the extent of (x) the amount of dividends or distributions actually paid in cash during such period by such other Person to the Company or to any of the Restricted Subsidiaries, as the case may be, and (y) the amount of any loans repaid by such other Person to the Company or to any of the Restricted Subsidiaries, as the case may be; (2) the net income (but not loss) during such period of any Subsidiary that is not a Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or governmental requirement applicable to such Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (3) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (4) any extraordinary gains or losses during such period, including any cancellation of indebtedness income; (5) any non-cash gains or losses or positive or negative adjustments under ASC 815 (and any statements replacing, modifying or superseding such statement) as the result of changes in the fair market value of derivatives; and (6) any gains or losses attributable to writeups or writedowns of assets.

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to (a) the aggregate amount of Funded Indebtedness of the Company and its Restricted Subsidiaries that is (i) outstanding on such date, determined on a consolidated basis in accordance with GAAP, and (ii) secured by a Lien on any assets of the Company or any Restricted Subsidiary, minus (b) the aggregate amount of Qualified Cash as of such date.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness as of such date to (b) EBITDA for the most recently ended Test Period.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to (a) the aggregate amount of Funded Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, minus (b) the aggregate amount of Qualified Cash as of such date.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) EBITDA for the most recently ended Test Period.

“Controlling Affiliate” means, any Person that directly or indirectly through one or more intermediaries controls, or is under common control with, the Company (other than Persons controlled by the Company or any of its Subsidiaries); provided that the term “Controlling Affiliate” shall not include any portfolio companies that are customers, clients, joint venture partners, joint ventures, suppliers or purchasers or sellers of goods or services that are owned by a direct or indirect equityholder of Noble Parent Company (but not owned directly or indirectly by Noble Parent Company or any of its Subsidiaries).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Global Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.3 of Appendix A to this Indenture, in substantially the form of a Global Security hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto and may bear a Private Placement Legend.

“Depositary” means, with respect to Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to such Securities, any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture and such other Person as is designated in writing by the Company and acceptable to the Trustee to act as depository in respect of one or more Securities.

“Designated Asset Swap” means an Asset Swap of a single Rig and other related assets specifically designated for such purpose to the Trustee prior to the Issue Date (such Rig and related assets, the “Designated Rig”); provided that (i) the Acquired Asset Value exceeds 85% of the appraised value of the Designated Rig reflected in the most recent third-party appraisal of the

Designated Rig (which appraised value shall include cash flows through any then-existing contracted backlog), (ii) Capital Stock shall constitute no more than 10% of the total consideration received by the Credit Parties therefor, (iii) such transaction is with one or more third parties and on an arms-length basis and otherwise complies with Section 4.07, and (iv) the assets, including Capital Stock, acquired pursuant to such transaction(s) (including assets and Capital Sock acquired with Net Proceeds received pursuant to such transaction(s)) will become Collateral and any newly acquired Restricted Subsidiary (including any Restricted Subsidiary thereof) will become a Guarantor, in each case of this clause (iv), to the extent required by this Indenture or other applicable Collateral Documents (within the applicable time periods thereafter as set forth herein or therein).

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or any of the Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Rig” has the meaning set forth in the definition of “Designated Asset Swap”.

“Discretionary Guarantor” means, (a) an Immaterial Subsidiary of the Company that elects to become a Guarantor or (b) any Subsidiary that elects to continue being a Guarantor after ceasing to be a Required Guarantor.

“Disposition” means the sale, transfer, license, lease, assignment, conveyance, exchange, alienation or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any Sale-Leaseback Transaction) and any issuance of Capital Stock by a direct Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The terms “Disposal”, “Dispose” and “Disposed of” have the correlative meaning thereto.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Maturity Date; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that, if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person, at such Person’s sole option, to satisfy its obligations thereunder by delivery of Capital Stock that are not Disqualified Stock shall not be deemed to be

Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of all outstanding Securities.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“EBITDA” means, with respect to the Company and the Restricted Subsidiaries, for any period, an amount equal to:

(I) Consolidated Net Income for such period; plus

(II) the sum of the following amounts for such period, without duplication, to the extent deducted from Consolidated Net Income for such period: (a) cash and non-cash interest expense (including commitment fees) (with interest expense being calculated after giving effect to any net payments, if any, made or received by the Company and the Restricted Subsidiaries with respect to interest rate or currency Swap Agreements), Taxes (including, without duplication, any Tax Payments), depreciation and amortization, (b) gains, losses and non-cash charges related to the cancellation of debt, swaps and/or other derivatives, (c) net cash proceeds from business interruption insurance or reimbursement of expenses received related to any acquisition or Disposition, (d) all other extraordinary, unusual or non-recurring charges, expenses or losses (whether cash or non-cash), provided that (1) the aggregate amount of such cash charges, expenses or losses under this clause (d) (other than in connection with the Transocean Litigation and the Paragon Litigation), together with any cash charges, costs or losses added back pursuant to clauses (g) and (i) below, shall not exceed the greater of (x) $2,500,000 and (y) 5% of EBITDA in any four-fiscal quarter period (calculated before giving effect to any such add backs) and (2) such charges, expenses or losses with the Transocean Litigation and Paragon Litigation shall not be subject to any limitation, (e) all charges and expenses pursuant to or in connection with the Chapter 11 Cases and current restructuring, provided that the aggregate amount of such charges and expenses under this clause (e) shall not exceed $120,000,000 for the fiscal year ending December 31, 2020 and $10,000,000 for the fiscal year ending December 31, 2021, with any unused amounts for the fiscal year ending December 31, 2020 being available for the fiscal year ending December 31, 2021, (f) any non-cash adjustments and charges stemming from the application of fresh start accounting, (g) transaction expenses incurred in connection with any acquisition or Dispositions, provided that the aggregate amount of such cash expenses under this clause (g) (other than in connection with consummated acquisitions in which the acquired assets become Collateral) shall not exceed (1) the limitations set forth in clause (1) of the proviso to clause (d) above, (2) shall not exceed 1% of the total transaction value of the applicable acquisition or Disposition and (3) no such expenses may be paid to any Affiliate of the Company (except to the extent such payment is in respect of (x) third party expenses required to be paid or reimbursed by the Company or any Restricted Subsidiary or (y) out-of-pocket expenses required to be paid or reimbursed pursuant to the Shared Services Agreement), (h) non-cash charges and expenses relating to employee benefit plans, management incentive plans, equity compensation plans or other stock-based compensation arrangements, (i) charges, costs or losses attributable to severance in connection with any undertaking or implementation of restructurings (including any tax restructuring), cost savings initiatives and cost rationalization programs, business optimization initiatives, systems implementation, termination or modification of material contracts, entry into new markets, strategic initiatives, expansion or relocation, consolidation of any facility, modification to any pension and post-retirement employee benefit plan, software development, new systems design, project startup, consulting, business integrity and corporate development, provided that the aggregate amount of cash charges, costs or losses under this clause (i) shall not exceed the limitation set forth in clause (1) of the proviso to clause (d) above, and (j) Acquisition EBITDA Adjustments; minus

(III) the sum of (x) any Permitted Payments to Parent made during such period solely to the extent not deducted from, or otherwise reducing the amount of, Consolidated Net Income in such period (other than in respect of (1) Tax Payments, and (2) any Permitted Payments to Parent in respect of an expense or liability that would not have been deducted from, or otherwise reduced the amount of, Consolidated Net Income in such period had the Company or any Restricted Subsidiary incurred such expense or liability directly instead of a direct or indirect parent of the Company), (y) EBITDA attributable to Rigs that have ceased to be owned by the Company or any Restricted Subsidiary as a result of a Disposition, and (z) all noncash items of income added to Consolidated Net Income.

For purposes of calculating EBITDA for any Test Period ending prior to the Test Period ending December 31, 2021, EBITDA for any fiscal quarter ending prior to the Issue Date (or in which the Issue Date occurs) included in the Test Period for which EBITDA is being calculated shall be as set forth below:

Fiscal Quarter Ended	EBITDA

March 31, 2020	The amount set forth in the Revolving Loan Credit Agreement as in effect on the date hereof.

June 30, 2020	The amount set forth in the Revolving Loan Credit Agreement as in effect on the date hereof.

September 30, 2020	The amount set forth in the Revolving Loan Credit Agreement as in effect on the date hereof.

December 31, 2020	The amount set forth in the Revolving Loan Credit Agreement as in effect on the date hereof.

“Eligible LCE” means a Local Content Entity (a) with respect to which the provision of a Guarantee of the Securities Debt by such Local Content Entity (subject to inclusion of any local law-required limitations and such other changes as the Collateral Agent may reasonably agree or that are otherwise in accordance with the Agreed Security Principles) would not be prohibited by its organizational or constitutional documents, by applicable laws or by any applicable limitation, rule and/or principle referred to in clause (e) of the definition of “Agreed Security Principles”, (b) that is Controlled by the Company, and (c) that is not an Unrestricted Subsidiary.

“Event of Loss” means any of the following events: (a) the actual or constructive total loss of a Collateral Rig or the agreed or compromised total loss of a Collateral Rig; or (b) the capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, a Collateral Rig unless such Collateral Rig is released from confiscation or seizure within one hundred and eighty (180) days (or such longer period provided for under any First Lien Indebtedness that is secured by, or required to be secured by, a Lien on such Collateral Rig) of such occurrence. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of a Collateral Rig, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which such Collateral Rig was last heard from, (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Collateral Rig, at the time and on the date of the event giving rise to such damage, or (iii) in the case of an event referred to in clause (b) above, at the time and on the date on which such event is expressed to take effect by the Person making the same.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor statute.

“Excluded Account” has the meaning assigned to such term in the Collateral Agency Agreement.

“Excluded Noble Parent Subsidiary” means any direct or indirect Subsidiary of Noble Parent Company (other than the Company and its Subsidiaries).

“Excluded Property” has the meaning assigned to such term in the Collateral Agency Agreement.

“Excluded Rig” means any Rig acquired or constructed after the Issue Date in connection with Indebtedness incurred, issued or assumed pursuant to Section 4.03(b)(8), but solely to the extent and for so long as the terms of the applicable Indebtedness or any Permitted Refinancing Debt with respect thereto prohibit the mortgaging of such Rig hereunder.

“Excluded Subsidiary” means:

(a) any Subsidiary with respect to which the provision of a Guarantee of the Securities Debt by such Subsidiary: (i) would be prohibited or restricted by any Governmental Authority with authority over such Subsidiary, applicable law or regulation or analogous restriction or contract (including (1) any requirement to obtain the consent, approval, license or authorization of any Governmental Authority or third party, unless such consent, approval, license or authorization has been received and (2) any restriction or requirement contained in any organizational documents to comply with local jurisdictional requirements or customs (subject to inclusion of any local law-

required limitations and such other changes as may be required or otherwise included in accordance with the Agreed Security Principles), but excluding any other restriction in any organizational documents of such Subsidiary for purposes of this clause (a)(i) so long as, in the case of any such restriction contained in any contract, (x) in the case of Subsidiaries of the Company existing on the Issue Date, such restriction is in existence on the Issue Date and (y) in the case of Subsidiaries of the Company acquired (or formed) after the Issue Date, such restriction is in existence at the time of such acquisition or formation; (ii) would result in material adverse tax consequences as reasonably determined by the Company; or (iii) would result in a risk to the officers or directors (or equivalent) of such Subsidiary of personal, civil or criminal liability;

(b) (i) any non-wholly owned Subsidiary, other than Eligible LCEs (provided that no Restricted Subsidiary that is wholly owned and a Guarantor as of the Issue Date shall be or be deemed to be an “Excluded Subsidiary” pursuant to this clause (b)(i) solely because a portion (but not all) of the Capital Stock in such Subsidiary are sold or otherwise transferred to any Person that is not the Company or a Guarantor, and, notwithstanding such sale or other transfer of a portion (but not all) of the Capital Stock in such Subsidiary, such Subsidiary shall remain a Guarantor to the extent it does not otherwise constitute an Excluded Subsidiary); (ii) any Unrestricted Subsidiary; and (iii) any Immaterial Subsidiary;

(c) any Restricted Subsidiary acquired with pre-existing Indebtedness (to the extent not created in contemplation of such acquisition) and the terms of which prohibit the provision of a Guarantee of the Securities Debt by such Restricted Subsidiary;

(d) any Subsidiary to the extent that the burden or cost of providing a Guarantee of the Securities Debt outweighs the benefit afforded thereby as reasonably determined by the Company and the Trustee (or Senior Credit Facility Agent); and

(e) any Subsidiary that is otherwise excluded from the requirement to provide a Guarantee of the Securities Debt pursuant to the Agreed Security Principles.

“First Lien Indebtedness” means any Funded Indebtedness (including Priority Lien Debt) of the Company and the Restricted Subsidiaries that is secured by a Lien on any asset or Capital Stock of the Company or any the Restricted Subsidiary (including any Collateral (or on any asset or Capital Stock of the Company or any Restricted Subsidiary that is required to be Collateral pursuant to this Indenture and the Collateral Documents)), other than (i) any Parity Lien Debt or (ii) Indebtedness that is secured by any other Lien on any asset that is pari passu with or junior to the Lien on such asset of the Collateral Agent or the Security Trustee.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings (except under the Senior Credit Facility)), or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable Test Period (including in the case of any Incurrence or issuance a pro forma application of the Net Proceeds therefrom).

For purposes of making the computation referred to above, Investments, acquisitions, Dispositions, mergers, consolidations, discontinued operations (as determined in accordance with GAAP), and any operational changes, business realignment projects and initiatives, restructurings and reorganizations (each a “pro forma event”) that the Company or any of the Restricted Subsidiaries has either determined to make or made during the reference Test Period or subsequent to such reference Test Period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, Dispositions, mergers, consolidations, discontinued operations and any operational changes, business realignment projects and initiatives, restructurings and reorganizations (and the change of any associated fixed charge obligations, consolidated interest expense and the change in EBITDA resulting therefrom), had occurred on the first day of the reference Test Period. If, since the beginning of such Test Period any Person that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such Test Period shall have made any Investment, acquisition, Disposition, merger, consolidation, discontinued operation or operational change, business realignment project or initiative, restructuring or reorganization, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Test Period as if such Investment, acquisition, Disposition, discontinued operation, merger, consolidation, operational change, business realignment project or initiative, restructuring, or reorganization had occurred at the beginning of the applicable Test Period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officer’s Certificate, to reflect (i) operating expense reductions, other operating improvements or synergies reasonably expected to result from the applicable pro forma event and (ii) all adjustments used in connection with the calculation of “EBITDA” to the extent such adjustments, without duplication, continue to be applicable to such Test Period.

“Fixed Charges” means, with respect to any Person for any period, without duplication, the sum of: (a) Consolidated Interest Expense of such Person and the Restricted Subsidiaries for such period; (b) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and any of the Restricted Subsidiaries during such period; (c) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person or any of the Restricted Subsidiaries during such period; and (d) without duplication of clause (a) above, all interest expense (including (i) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable and (ii) non-cash interest payments) for such period with respect to any Indebtedness of Noble Parent Company or any Excluded Noble Parent Subsidiary which is Guaranteed by the Company or a Restricted Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, or any territory of the United States.

“Funded Indebtedness” means, for any Person, the following obligations of such Person, without duplication: (a) all indebtedness of such Person for borrowed money; (b) Capitalized Lease Obligations of such Person; (c) purchase money Indebtedness; (d) all obligations of such Person evidenced by bonds, promissory notes, debentures, indentures, credit agreements or other similar instruments of such Person; and (e) drawn but unreimbursed obligations under letters of credit or similar instruments issued for such Person’s account (to the extent not cash collateralized); provided that Funded Indebtedness shall not include (i) contingent reimbursement obligations with respect to undrawn amounts under letters of credit, performance guarantees, surety or performance bonds or similar arrangements, (ii) obligations under any Swap Agreement, (iii) any intercompany claims or (iv) obligations in respect of any agreement providing for treasury, depositary, purchasing card, credit cards or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions.

“GAAP” means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession. Notwithstanding anything to the contrary herein (but, for the avoidance of doubt, without duplication of the adjustments pursuant to clause (II)(f) of the definition EBITDA), any calculation of EBITDA, Consolidated Net Income, Consolidated Interest Expense, Fixed Charges, any financial ratio or any component of any of the foregoing shall include, as applicable, recognition of deferred revenue and deferred expenses for which the deferred balance was written off as a result of the application of fresh start accounting in connection with the effectiveness of the plan of reorganization in the Chapter 11 Cases in accordance with FASB ASC 852, calculated as if fresh start accounting had not applied.

“Global Security Legend” means the legend set forth in Section 2.3(e)(3) of Appendix A to this Indenture, which is required to be placed on all Global Securities issued under this Indenture.

“GoldenTree Entity” means GoldenTree Asset Management LP, on behalf of certain funds and accounts for which it serves as investment advisor.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, in each case primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (c) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (d) otherwise to assure the owner of such Indebtedness of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Indenture, the amount of a Guarantee in respect of any Indebtedness shall be deemed to be equal to the amount that would apply if such Indebtedness was the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of such Guarantee.

“Guarantors” means collectively, (a) the Initial Guarantors, (b) each Required Guarantor, (c) each Discretionary Guarantor and (d) each of the Restricted Subsidiaries that in the future executes a supplemental indenture in accordance with the provisions of this Indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor and, in each case, their respective successors and assigns, until the Securities Guarantee of any such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) Swap Agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books. With respect to Global Securities, the Holder shall be the Depositary or its nominee.

“Immaterial Subsidiary” means any Restricted Subsidiary of the Company which, as of the last day of the most recently ended Test Period, (a) contributed less than 5.0% of EBITDA for such Test Period or (b) contributed less than 5.0% of Total Assets for such Test Period; provided that, as of the last day of such Test Period, the combined (i) EBITDA attributable to all Immaterial Subsidiaries shall not exceed 5.0% of EBITDA for such Test Period and (ii) the portion of “Total Assets” attributable to all Immaterial Subsidiaries shall not exceed 5.0% of Total Assets for such

Test Period, in each case, as determined in accordance with GAAP (each of EBITDA and Total Assets to be determined after eliminating intercompany obligations); provided, further, that (1) solely for purposes of any determination pursuant to this definition and the definition of “Material Subsidiary” with respect to the Test Period ended September 30, 2020, EBITDA attributable to Bully 2 (Switzerland) GmbH for such Test Period shall be disregarded, and (2) no Restricted Subsidiary shall be an Immaterial Subsidiary if such Restricted Subsidiary (x) owns one or more Rigs that is not an Excluded Rig, (y) is the Local Content Entity Noble Owner of Capital Stock in a Local Content Entity which owns a Rig other than an Excluded Rig or (z) is integral to the operation and maintenance of one or more Rigs (other than an Excluded Rig).

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, for any Person, the following obligations of such Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued liabilities arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (c) all obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person, or obligations of such Person arising, whether absolute or contingent, out of drawn letters of credit issued for such Person’s account or pursuant to such Person’s application securing Indebtedness; (d) all obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property’s fair market value; (e) all Capitalized Lease Obligations of such Person; (f) net obligations under Swap Agreements that have been cancelled or otherwise terminated before their scheduled expiration or are otherwise due and payable; and (g) all obligations of such Person pursuant to a Guarantee of any of the foregoing obligations of another Person; provided that the definition of “Indebtedness” shall not include: (i) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller of such asset; (ii) customary cash pooling and cash management practices and other intercompany indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extension of terms) incurred in the ordinary course of business); (iii) trade payables and accrued expenses arising in the ordinary course of business, deferred Taxes, obligations assumed or liabilities incurred under drilling contracts, vessel time charters or other forms of service agreement in the ordinary course of business (e.g., bid bonds, performance guarantees, and pre-paid hire under vessel time charters or similar contracts which have not yet been earned), or obligations in respect of Capital Stock that does not constitute Disqualified Stock; (iv) liabilities resulting from endorsements of instruments for collection in the ordinary course of business; and (v) any indebtedness with respect to which cash or Cash Equivalents in an amount sufficient to repay in full the principal and accrued interest on such indebtedness has been escrowed with the trustee or other depository for the benefit of the note holders in respect of such indebtedness but only to the extent the foregoing constitutes a complete defeasance of such indebtedness pursuant to the applicable agreement governing such indebtedness. For purposes of this Indenture, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

“Indenture” means this Indenture as amended, supplemented, restated, amended and restated or otherwise modified from time to time.

“Independent Financial Advisor” means (1) an accounting, appraisal or investment banking firm or (2) a consultant to Persons engaged in a Related Business, in each case, of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Ineligible LCE” means, as of any time of determination, any Local Content Entity which is not an Eligible LCE.

“Ineligible LCE Available Excess Cash” means, as of any date of determination with respect to any Ineligible LCE, an amount equal to the following (as reasonably determined or reasonably estimated by the Company in good faith), without duplication, which amount shall not be less than zero:

(1) the aggregate of all unrestricted cash and Cash Equivalents held on the balance sheet of, or controlled by, or held for the benefit of, such Person other than the following amounts (without duplication): (a) any cash set aside to pay in the ordinary course of business amounts then due and owing by such Person to unaffiliated third parties and for which such Person has issued checks (or similar instruments) or has initiated wires or ACH transfers in order to pay such amounts; (b) any cash of such Person constituting purchase price deposits or other contractual or legal requirements to deposit money held by or for the benefit of an unaffiliated third party; (c) deposits of cash or Cash Equivalents from unaffiliated third parties that are subject to return pursuant to binding agreements with such third parties; (d) cash and Cash Equivalents in deposit or securities accounts or other bank accounts that are designated solely as accounts for, and are used solely for, payroll funding, employee compensation, employee benefits or taxes, in each case in the ordinary course of business; (e) petty cash; (f) any cash or Cash Equivalents held in Excluded Accounts; and (g) cash and Cash Equivalents of such Person: (i) that may not be distributed (as a dividend or otherwise) to any of the Company or a Guarantor (directly or indirectly) without a prior governmental approval (that has not been obtained) or the distribution (by dividend or otherwise) of which to the Company or a Guarantor would be prohibited by any law, rule, regulation, judgment, decree or order of any Governmental Authority with jurisdiction over such Person, its property or such transaction, (ii) the distribution (by dividend or otherwise) of which is prohibited by such Person’s organizational documents or any contractual obligation applicable to such Person or its property), (iii) with respect to which repatriation thereof (directly or indirectly) to the Company or a Guarantor would (x) result in a risk of personal, civil or criminal liability on the part of, or a conflict with the fiduciary duties of, any officer, director or manager (or equivalent) of such Person, (y) be restricted by corporate benefit or other principles of a type referred to in clause (e) of the definition of “Agreed Security Principles”, or (z) result in adverse tax consequences, in each case as reasonably determined by the Company or (iv) that are otherwise not reasonably expected to be readily accessible in cash for the general corporate purposes of a Credit Party without undue administrative burden or costs during the period ending ninety (90) days after such determination date; minus

(2) cash and Cash Equivalents of such Person constituting (a) reserves of the type referred to in clause (b)(ii)(D) of the definition of “Net Proceeds” in connection with a permitted Disposition, and (b) reserves for Taxes and other liabilities to the extent such amounts are required by any applicable law or are in accordance with GAAP or other generally accepted accounting principles in effect in the jurisdiction of organization of such Person; minus

(3) the aggregate amount of expenses and disbursements projected to be paid in cash by such Person during the period ending ninety (90) days after such date of determination.

“Ineligible LCE Noble Owner” has the meaning assigned to such term in the definition of “Asset Sale”.

“Initial Guarantors” means Bully 1 (Switzerland) GmbH, Noble BD LLC, Noble Cayman SCS Holding Limited, Noble Contracting II GmbH, Noble Drilling (Guyana) Inc., Noble Drilling (Norway) AS, Noble Drilling (TVL) Ltd., Noble Drilling (U.S.) LLC, Noble Drilling Doha LLC, Noble Drilling International GmbH, Noble Drilling Services LLC (f/k/a Noble Drilling Services Inc.), Noble DT LLC, Noble International Finance Company, Noble Leasing (Switzerland) GmbH, Noble Leasing III (Switzerland) GmbH, Noble Resources Limited, Noble Rig Holding 2 Limited, Noble Rig Holding I Limited, Noble SA Limited, Noble Services Company LLC and Noble Services International Limited.

“Intercreditor Agreements” means the Senior Lien Intercreditor Agreements, the Collateral Agency Agreement and the Junior Lien Intercreditor Agreements.

“Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of credit in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of covenant compliance, the amount of any Investment by any Person outstanding at any time shall be the amount actually invested (measured at the time invested), net of any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto from time to time.

“Issue Date” means February 5, 2021.

“Issue Date Collateral Rigs” means each of the following Rigs: NOBLE BOB DOUGLAS; NOBLE CLYDE BOUDREAUX; NOBLE DON TAYLOR; NOBLE GLOBETROTTER I; NOBLE GLOBETROTTER II; NOBLE HANS DEUL; NOBLE HOUSTON COLBERT; NOBLE JOE KNIGHT; NOBLE JOHNNY WHITSTINE; NOBLE MICK O’BRIEN; NOBLE REGINA ALLEN; NOBLE ROGER LEWIS; NOBLE SAM CROFT; NOBLE SAM HARTLEY; NOBLE SCOTT MARKS; NOBLE TOM MADDEN; and NOBLE TOM PROSSER.

“Issue Date Owner Entity” means any PIMCO Entity or any other Person that, directly or indirectly, owns Capital Stock of Noble Parent Company as of the Issue Date, together with any of such Person’s Affiliates or any fund or account controlled or managed by such Person or any of its Affiliates.

“Junior Lien Intercreditor Agreement” means any intercreditor agreement providing for any Liens securing any Indebtedness or other obligations to be junior in priority to the Liens securing the Securities Debt and setting forth the relative creditor rights, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms or in accordance with the terms of this Indenture and the terms thereof are either customary or no less favorable in any material respect, when taken as a whole, to the Securities Secured Parties as those contained in the Senior Lien Intercreditor Agreement referred to in clause (a) of the definition thereof if the Securities Secured Parties were the “Priority Lien Secured Parties” under and as defined in such Senior Lien Intercreditor Agreement.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York or the place of payment.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, security interest, charter, subcharter, lease or sublease. For purposes of this Indenture, the Company or any Subsidiary of the Company shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

“Local Content Entity” means any Affiliate of the Company (a) that owns or is contemplated to own a Rig or that is a party to or contemplated to be a party to a charter party agreement, drilling contract or any demise, bareboat, time, voyage, other charter, lease or other right to use of a Rig owned by it or by the Company, any Restricted Subsidiary or another Local Content Entity and (b) the Capital Stock of which is jointly owned by the Company or any Restricted Subsidiary(ies) and any other Person(s) that is(are) required or necessary under local law or custom to own the Capital Stock in the Local Content Entity as a condition for (i) the operation of a Rig in such jurisdiction, (ii) the ownership of any asset owned, or contemplated to be acquired, by such entity in such jurisdiction or (iii) the business transacted, or contemplated to be transacted, by such entity in such jurisdiction; provided that Local Content Entities shall not include joint ventures that are formed in the ordinary course and for purposes other than local law requirements or local law customs.

“Local Content Entity Noble Owner” means a Restricted Subsidiary that is the direct owner of any Capital Stock in a Local Content Entity.

“Material Indebtedness” means any Indebtedness that is (a) incurred under Section 4.03(a) with outstanding loans, commitments, a funded aggregate principal amount and/or obligations, in each case, exceeding $25,000,000, (b) any Permitted Additional Debt and/or (c) any Assumed Acquisition Indebtedness to the extent it is secured by any Collateral.

“Material Senior Credit Facility” means any Senior Credit Facility (including any Senior Credit Facility that is (a) incurred under Section 4.03(a) with outstanding loans, commitments, a funded aggregate principal amount and/or obligations, in each case, exceeding $25,000,000, (b) any Permitted Additional Debt and/or (c) any Assumed Acquisition Indebtedness to the extent it is secured by any Collateral).

“Material Subsidiary” means, as of any time of determination, any Restricted Subsidiary of the Company that is not an Immaterial Subsidiary.

“Maturity Date” means February 15, 2028.

“Net Proceeds” means, with respect to any event, (a) the proceeds actually received in respect of such event in cash or Cash Equivalents, including (i) any cash or Cash Equivalents actually received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, (ii) in the case of a casualty insurance proceeds that are actually received and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Company and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of an Asset Sale (including pursuant to a sale leaseback or similar proceeding), an Asset Swap, a Designated Asset Swap or an Event of Loss, (A) any amount placed in escrow, in any such case, for adjustment in respect of the sale price of such properties or assets, for indemnification obligations of the Company or any of its Restricted Subsidiaries in connection with such transaction or event or for other liabilities associated with such transaction or event and retained by the Company or any of its Restricted Subsidiaries; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds occurring on the date of such reduction solely to the extent that the Company and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction, (B) the amount of all payments that are not prohibited hereunder and are made by the Company and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Securities) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (C) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (C)) attributable to minority interests and not available for distribution to or for the account of the Company and the Restricted Subsidiaries as a result thereof and (D) the amount of any liabilities directly associated with such asset and retained by the Company or the Restricted Subsidiaries, (iii) the amount of all Taxes paid (or reasonably estimated to be payable, including any withholding taxes estimated to be payable in connection with the repatriation of such Net Proceeds), and (iv) the amount of any reserves established by the Company and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are associated with such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Company at such time of Net Proceeds in the amount of such reduction.

“Noble Parent Company” means Noble Corporation (f/k/a Noble Cayman II Corporation), an exempted company incorporated in the Cayman Islands with limited liability, or, if a Redomestication has occurred subsequent to the date hereof and prior to the event in question on the date of determination, the Surviving Person resulting from such prior Redomestication.

“Non-Recourse Debt” means any Indebtedness of any Person in respect of which the holder or holders thereof have no recourse (including by way of guaranty, support, security or indemnity) to the Company or any Restricted Subsidiary or to any of their property, whether for principal, interest, fees, expenses or otherwise, except for Capital Stock of any Unrestricted Subsidiary.

“Obligations” means any principal, interest, premiums (including, to the extent legally permitted, all interest and premiums accruing after the commencement of any proceeding under any Bankruptcy Law at the rate provided for in the documentation with respect thereto, including any applicable post-default rate, even if such interest and/or premium is not enforceable, allowable or allowed as a claim in such proceeding), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any one of the chief executive officer, the chief financial officer, the chairman, any deputy chairman, the president, any senior vice president, any vice president, the controller, and assistant controller, the treasurer, any assistant treasurer, the secretary, any assistant secretary or any director of the Company.

“Officer’s Certificate” means a certificate signed by any one of the Officers of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be internal legal counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities, or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited at such time with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities, except to the extent provided in Sections 8.02 and 8.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article 8; and

(4) Securities which have been issued pursuant to Section 2.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a “protected purchaser” (as defined in Article 8 of the Uniform Commercial Code) in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or are present at a meeting of Holders for quorum purposes, Securities owned by the Company or any Guarantor of the Securities shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any Guarantor of the Securities or any Affiliate of the Company or of such Guarantor.

“Paragon Litigation” means the litigation brought by the litigation trust of Paragon Offshore plc against the Prepetition Parent Company in December 2017, and as further described in Note 14 of Part I Item 1 of the quarterly report on Form 10-Q of the Prepetition Parent Company filed with the Commission on November 5, 2020.

“Parent Pledge Agreement” means the Cayman Islands law governed share mortgage, dated as of the date hereof, between the direct parent company of the Company, as chargor, and the Collateral Agent, pursuant to which 100% of the Capital Stock of the Company is mortgaged or pledged on a limited recourse basis pursuant to the terms thereto, as such agreement may be amended, restated, amended and restated, supplemented, modified or replaced from time to time.

“Parent Pledged Equity” means the Capital Stock of the Company that is mortgaged or pledged to secure the Securities and PIK Notes, and related Guarantees, if any, and all obligations related to any of the foregoing under the Parent Pledge Agreement.

“Parity Lien Debt” has the meaning assigned to such term in the Collateral Agency Agreement.

“Parity Lien Document” has the meaning assigned to such term in the Collateral Agency Agreement.

“Parity Lien Obligations” has the meaning assigned to such term in the Collateral Agency Agreement.

“Parity Lien Representative” has the meaning assigned to such term in the Collateral Agency Agreement.

“Parity Lien Secured Parties” has the meaning assigned to such term in the Collateral Agency Agreement.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Acquisition” means any acquisition of the Capital Stock, assets and/or line of business of one or more other Persons in a single transaction or multiple transactions that are consummated substantially concurrently with each other, or a series of related transactions, which transaction(s) may be in an unlimited amount so long as after giving effect thereto (a) no Default shall occur, (b) the value of the guarantees of and collateral securing the Securities shall not be materially and adversely affected by such transactions, taken as a whole and (c) subject to the Agreed Security Principles, the assets, including Capital Stock, acquired pursuant to such transaction(s) will become Collateral and each newly acquired or created Subsidiary (including each Subsidiary thereof) shall become a Guarantor (unless such Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 4.17 or is an Excluded Subsidiary), within the applicable time periods thereafter as set forth in Sections 4.16.

“Permitted Investment” means:

(a) any Investment (other than, for purposes of this clause (a), any Investments in any Ineligible LCE) by (i) the Company in a Restricted Subsidiary, (ii) any Restricted Subsidiary in the Company, or (iii) any Restricted Subsidiary in another Restricted Subsidiary;

(b) any Investment in cash and Cash Equivalents;

(c) any Investments received (i) from trade creditors or customers in the ordinary course of business, in the form of accounts receivable or notes receivable, if payable or dischargeable in accordance with customary trade terms of the Company or the applicable Restricted Subsidiary, (ii) in compromise, settlement or resolution of (including upon satisfaction of judgments with respect to) (1) obligations of trade creditors or customers that were Incurred in the ordinary course of business of the Company or any of the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (2) litigation, arbitration or other disputes; or (iii) as a result of a foreclosure by the Company or any of the Restricted Subsidiaries with respect to any secured Investment in default;

(d) Investments represented by Swap Agreement Obligations (excluding Swap Agreement Obligations entered into for speculative purposes);

(e) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any of the Restricted Subsidiaries;

(f) any Guarantee of Indebtedness not prohibited by Section 4.03;

(g) Guarantees by the Company or any of the Restricted Subsidiaries of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

(h) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date, and any modifications, renewals or extensions that do not increase the amount of the Investment being modified, renewed or extended (as determined as of such date of modification, renewal or extension) unless the incremental increase in such Investment is otherwise not prohibited hereunder;

(i) Investments received or acquired as consideration for any Disposition not prohibited by Section 4.11;

(j) any Permitted Acquisition;

(k) Investments in lieu of, and not in excess of the amount of (after giving effect to any other Investments or Restricted Payments in respect thereof) Restricted Payments permitted by Section 4.05(b)(ii); provided that any such Investment shall reduce the amount of such applicable Restricted Payments thereafter permitted by Section 4.05(b)(ii) by a corresponding amount;

(l) loans and advances to any direct or indirect parent of the Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Permitted Payments to Parent permitted to be made in accordance with Section 4.05(b)(i); provided that the proceeds of such loans and advances are used or will be used solely as set forth in the definition of “Permitted Payments to Parent”;

(m) Investments in Unrestricted Subsidiaries and Ineligible LCEs in an amount equal to the fair market value of cash or other assets received as a capital contribution to the Company or from the Net Proceeds from the issuance or sale of Capital Stock of Noble Parent Company;

(n) additional Investments in an aggregate amount not to exceed $10,000,000 at any time outstanding;

(o) Investments made to consummate any transaction pursuant to clause (s) of the definition of “Asset Sale” and to comply with the applicable requirements set forth therein or to comply with any requirements set forth in any Senior Credit Facility to consummate any such transaction, including the issuance of any Specified Rig Intercompany Note pursuant to clause (s) of the definition of “Asset Sale”;

(p) Investments in any Ineligible LCE (other than, for purposes of this clause (p)), any Disposition or other transfer of a Rig to any such Ineligible LCE); provided that, (i) at the time of and immediately after giving effect to any such Investment, the aggregate principal amount of all outstanding Investments at such time pursuant to this clause (p) shall not exceed the aggregate amount of all accounts receivable owed by third parties to all such Ineligible LCEs at such time pursuant to any charter party agreement, drilling contract or any demise, bareboat, time, voyage, other charter, lease or other right to use of a Rig to which any such Ineligible LCE is a party, (ii) promptly after any such Ineligible LCE’s receipt of a payment of any such accounts receivable, such Ineligible LCE shall apply such amount (to the extent constituting Ineligible LCE Available Excess Cash) to make, directly or indirectly, to one or more of the Company or a Guarantor a repayment or return on, or distribution with respect to, outstanding Investments made in such Ineligible LCE pursuant to this clause (p), (iii) to the extent not prohibited by any applicable contractual obligations relating to the applicable Rig or applicable law, any such Investment shall be evidenced by a promissory note or similar instrument that is payable on demand by the relevant Ineligible LCE in which such Investment is made and (iv) such promissory note or similar instrument shall constitute Collateral pledged by the Company or by the applicable Restricted Subsidiary making such Investment pursuant to the applicable Collateral Document;

(q) Investments in and contributions to joint ventures (other than, for purposes of this clause (q), any Disposition or other transfer of a Rig to any Ineligible LCE), (i) in the ordinary course of business consistent with past practice, (ii) to the extent required pursuant to the applicable joint venture agreement or other constituent agreement, or (iii) in an amount up to the aggregate amount of any dividends, distributions, loan repayments or other returns on Investments made in reliance on this clause (q) previously received by the Company or any Restricted Subsidiary; and

(r) to the extent constituting an Investment, any transaction permitted by Article 5, any transaction permitted by Section 11.06(a), any transaction not prohibited by Section 4.02, any Indebtedness not prohibited by Section 4.03 and any Dispositions not prohibited by Section 4.11.

“Permitted Liens” means:

(a) Liens existing on the Issue Date (other than Liens to secure obligations in respect of the Senior Credit Facilities);

(b) Liens incurred to secure the Securities, PIK Notes and Securities Debt, and related Guarantees, if any, and all obligations related to any of the foregoing;

(c) (i) Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers’ compensation, unemployment insurance, old age benefits, social security obligations, other forms of governmental insurance, Taxes, assessments, public or statutory obligations, general liability or property insurance or other insurance required to be maintained pursuant to any Securities Document or other similar charges; (ii) good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit or bank guarantees in connection with) (x) bids, contracts or leases to which the Company or its Subsidiaries are parties, (y) any supersedeas bonds, appeal bonds, performance bonds, return-of-money or payment bonds, and similar obligations, or (z) liabilities in respect of reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance or any other insurance required to be maintained pursuant to any Securities Document to the Company or any Restricted Subsidiary; or (iii) other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(d) mechanics’, workmen’s, materialmen’s, landlords’, carriers’, maritime or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days if such Liens arise with respect to domestic assets and for more than ninety (90) days if such Liens arise with respect to foreign assets, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Securities;

(e) Liens for Taxes and other liabilities not more than ninety (90) days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and reserves in accordance with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Securities;

(f) Liens imposed by ERISA (or comparable foreign laws) which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Securities;

(g) Liens granted by any Restricted Subsidiary that is not a Guarantor in favor of or for the benefit of the Company or a Guarantor to secure obligations owed by such Restricted Subsidiary to the Company or a Guarantor, including pursuant to any Specified Rig Intercompany Mortgage pursuant to clause (s) of the definition of “Asset Sale”;

(h) Liens securing the Senior Credit Facilities and other obligations thereunder in an aggregate outstanding amount not to exceed the greater of (i) $675,000,000 and (ii) 45% of the Rig Value (but not to exceed $900,000,000); provided that such Liens attach only to property that is Collateral securing the Securities Debt (or assets that will become Collateral pursuant to, or in accordance with, Section 4.16) and are subject to a Senior Lien Intercreditor Agreement);

(i) Liens arising out of judgments or awards against the Company or any Guarantor or any of the Company’s Restricted Subsidiaries which do not result in an Event of Default under Section 6.01(9);

(j) Liens securing Assumed Acquisition Indebtedness; provided that the Liens (if any) with respect to such Indebtedness are limited to the applicable assets so acquired and the proceeds thereof;

(k) Liens securing Permitted Additional Debt permitted by Section 4.03(b)(7);

(l) Liens securing Indebtedness permitted under Section 4.03(b)(8) (or similar arrangements or obligations that would have been permitted under such Section had such obligations constituted Indebtedness); provided that (i) such Lien shall not attach to any other property or assets (other than related contracts, intangibles, and other assets that are incidental thereto or arise therefrom, including improvements on and the proceeds or products thereof) of the Company or any Restricted Subsidiary (although individual financings of equipment may be cross-collateralized to other financings of equipment by the same lender) and (ii) such Lien shall not attach to any owned Rig (other than (x) an Excluded Rig, (y) a Rig acquired or constructed with the proceeds of such Indebtedness or (z) an acquired or constructed Rig subject to a Lien securing Indebtedness permitted by Section 4.03(b)(8));

(m) additional Liens (not otherwise permitted under Section 4.02) securing Indebtedness (or other obligations) in an aggregate amount not to exceed at any one time outstanding the greater of (i) $10,000,000 and (ii) 10% of EBITDA for the most recently ended Test Period prior to incurring such Lien;

(n) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

(o) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

(p) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;

(q) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

(r) Liens created by or resulting from zoning, planning and environmental laws and ordinances and municipal regulations;

(s) Liens created or evidenced by or resulting from financing statements filed by lessors of property (but only with respect to the property so leased);

(t) Permitted Maritime Liens;

(u) (i) sales or grants of licenses or sublicenses of (or other grants of rights to use or exploit) intellectual property rights (x) existing as of the Issue Date, or (y) between or among the Company and the Restricted Subsidiaries or between or among any of the Restricted Subsidiaries, or (ii) non-exclusive licenses or sublicenses of (or other non-exclusive grants of rights to use or exploit) intellectual property rights entered into in the ordinary course of business and not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole;

(v) to the extent constituting a Lien, any Dispositions not prohibited by Section 4.11;

(w) Liens arising in the ordinary course of business out of or in connection with pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, social security retirement benefits or other forms of governmental insurance;

(x) minor defects, irregularities and deficiencies in title to, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances, defects and irregularities in the physical placement and location of pipelines within areas covered by easements, leases, licenses and other rights in real property in favor of the Company or any Subsidiary, in each case which do not interfere with the ordinary conduct of business, and which do not materially detract from the value of the property which they affect;

(y) any right of set-off arising under common law or by statute;

(z) Liens to secure permitted Indebtedness recorded as capital leases in accordance with GAAP;

(aa) Liens encumbering inventory, work-in-process and related property in favor of customers or suppliers securing obligations and other liabilities to such customers or suppliers to the extent such Liens are granted in the ordinary course of business and are consistent with past business practices in an aggregate amount, at the time of incurrence, not to exceed the greater of (i) $1,000,000 and (ii) 1.0% of EBITDA for the most recently ended Test Period prior to incurring such Lien;

(bb) Liens existing on property at the time of its acquisition (including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary) or existing on the property of, or Capital Stock in, any Person at the time such Person becomes a Subsidiary, in each case after the Issue Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than improvements on and the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder and require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (iii) if such Lien is on a Rig acquired or constructed pursuant to such transaction, such Lien does not secure any Indebtedness, and (iv) if such Lien secures Indebtedness, such Indebtedness is Assumed Acquisition Indebtedness permitted by Section 4.03(b)(6); provided, further, that Liens pursuant to this clause (bb) shall not secure any Indebtedness incurred, issued or assumed to acquire or construct a Rig;

(cc) Liens in the ordinary course of business securing obligations in respect of any agreement providing for treasury, depositary, purchasing card, credit cards or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions;

(dd) legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature not prohibited by this Indenture;

(ee) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(ff) Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection, (ii) in favor of a banking or other financial institution or entity, or electronic payment service providers, arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and which are within the general parameters customary in the banking industry, (iii) attaching to pooling or commodity trading accounts, or other commodity brokerage accounts incurred in the ordinary course of business, (iv) arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set off or similar rights, and (v) encumbering reasonable customary initial deposits and margin deposits in the ordinary course of business and not for speculative purposes; and

(gg) Liens securing Permitted Refinancing Debt solely to the extent the Refinanced Debt was secured by Liens permitted by clauses (a) through (ff) above.

“Permitted Maritime Liens” means, at any time with respect to a Rig:

(a) Liens for crews’ wages (including the wages of the master of the Rig) that are discharged in the ordinary course of business and have accrued for not more than sixty (60) days (or such longer period provided for under any First Lien Indebtedness) unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Rig to sale, forfeiture or loss;

(b) Liens for salvage (including contract salvage) or general average, and Liens for wages of stevedores employed by the owner of the Rig, the master of the Rig or a charterer or lessee of such Rig, which in each case have accrued for not more than sixty (60) days (or such longer period provided for under any First Lien Indebtedness) unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Rig to sale, forfeiture or loss;

(c) shipyard Liens and other Liens arising by operation of law arising in the ordinary course of business in operating, maintaining, repairing, modifying, refurbishing, or rebuilding the Rig (other than those referred to in clauses (a) and (b) above), including maritime Liens for necessaries, which in each case have accrued for not more than sixty (60) days (or such longer period provided for under any First Lien Indebtedness) unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Rig to sale, forfeiture, or loss;

(d) Liens for damages arising from maritime torts which are unclaimed, or are covered by insurance and any deductible applicable thereto, or in respect of which a bond or other security has been posted on behalf of the Company or relevant Restricted Subsidiary with the appropriate court or other tribunal to prevent the arrest or secure the release of the Rig from arrest, unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Rig to sale, forfeiture, or loss;

(e) Liens that, as indicated by the written admission of liability therefor by an insurance company, are covered by insurance (subject to reasonable deductibles); and

(f) Liens for charters or subcharters or leases or subleases not prohibited under this Indenture.

“Permitted Payments to Parent” means, without duplication as to amounts, (a) payments to Noble Parent Company (or any Subsidiary thereof that is a direct or indirect parent of the Company) to permit Noble Parent Company or any such Subsidiary thereof to pay reasonable accounting, legal and investment banking fees and administrative expenses of Noble Parent Company or any such Subsidiary thereof when due; provided that any such payment shall not be in respect of expenses or other amounts that are allocable to, or attributable to the ownership or operations of, (i) any Unrestricted Subsidiary, except to the extent of the amount actually received in cash or Cash Equivalents from such Unrestricted Subsidiary (or any cash or Cash Equivalents received upon the Disposition or monetization of any non-cash consideration received from such Unrestricted Subsidiary), or (ii) any Excluded Noble Parent Subsidiary, (b) payments pursuant to the Shared Services Agreement and (c) for so long as the Company is a member of a group filing a consolidated or combined tax return with Noble Parent Company (or any Subsidiary thereof that is a direct or indirect parent of the Company), payments to Noble Parent Company or any such Subsidiary (directly or indirectly) in respect of the portion of the tax liabilities of such group that is allocable or attributable to the Company and its Subsidiaries; provided that any such payment shall not be in respect of the portion of the tax liabilities of such group that are allocable or attributable to (i) any Unrestricted Subsidiary, except to the extent of the amount actually received in cash or Cash Equivalents from the Unrestricted Subsidiaries (or any cash or Cash Equivalents received upon the Disposition or monetization of any non-cash consideration received from the Unrestricted Subsidiaries), or (ii) any Excluded Noble Parent Subsidiary (such permitted payments pursuant to this clause (c), “Tax Payments”). The Tax Payments shall not exceed the lesser of (x) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (y) the net amount of the relevant tax that Noble Parent Company (or any Subsidiary thereof that is a direct or indirect parent of the Company) actually owes to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within thirty (30) days (or such longer period provided for under any First Lien Indebtedness) of receipt by Noble Parent Company (or any Subsidiary thereof that is a direct or indirect parent of the Company) of such Tax Payments or refunded to the Company, except to the extent any such Tax Payment is in respect of tax liabilities that have been satisfied in advance of, and were required to be so satisfied prior to the time of, Noble Parent Company’s or any such Subsidiary’s receipt of such Tax Payment.

“Permitted Refinancing Debt” means Indebtedness (for purposes of this definition, “New Debt”) Incurred in exchange for, or proceeds of which are used to purchase or refinance, other Indebtedness (the “Refinanced Debt”); to the extent that: (a) such New Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) accrued and unpaid interest, cash fees and expenses (including make-whole payments and premiums) on the Refinanced Debt and amounts to pay fees and expenses reasonably incurred, in each case, in connection with such extension, refinancing, repayment and reborrowing, renewal or replacement; (b) such New Debt has a Stated Maturity no earlier than the Stated Maturity of the Refinanced Debt; (c) such New Debt has a Weighted Average Life to Maturity that is equal to or longer than the remaining Weighted Average Life to Maturity of the Refinanced Debt; (d) if applicable, such New Debt is subordinated in right of payment or security to the Securities to the same extent as the Refinanced Debt; and (e) the obligors with respect to such New Debt do not include any Persons that were not obligors (or would not have been (i) required to become obligors or (ii) permitted to become obligors) with respect to such Refinanced Debt, except that the Company or any Guarantor may be added as an additional obligor.

“Person” means an individual, partnership, corporation, limited liability company, company, association, trust, unincorporated organization or any other entity or organization, including any Governmental Authority.

“PIK Interest” means that certain portion of interest due and payable on the Securities satisfied, pursuant to Section 2.02 and Section 4.01, by the issuance of PIK Notes.

“PIMCO Entity” means Pacific Investment Management Company LLC, any of its Affiliates or any fund or account controlled or managed by Pacific Investment Management Company LLC or any of its Affiliates.

“Pledgors” means, collectively, the Company, any Person that is the direct parent of the Company and each Restricted Subsidiary, in each case, to the extent that such Person directly owns any capital stock in the Company or any Guarantor.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Prepetition Parent Company” means Noble Holding Corporation plc (f/k/a Noble Corporation plc), a company organized under the laws of England and Wales with company number 08354954.

“Priority Lien Debt” has the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Private Placement Legend” means the legend set forth in Section 2.3(e)(1)(A) of Appendix A hereof to be placed on all Securities issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Cash” means the aggregate amount of unrestricted cash and Cash Equivalents of the Company, the Guarantors, and the Restricted Subsidiaries that (a) is subject to a perfected security interest and lien in favor of the Collateral Agent, (b) is subject to an Account Control Agreement or (c) is subject to an investment property control agreement in favor of the Collateral Agent (or its designee), in any such case, including pursuant to arrangements of the type described in Article V of the Senior Lien Intercreditor Agreement.

“Redemption Date” means, when used with respect to any Securities to be redeemed, the date fixed for such redemption pursuant to the terms of such Securities.

“Redomestication” means:

(a) any amalgamation, merger, exchange offer, conversion, consolidation or similar action of Noble Parent Company with or into any other Person, or of any other Person with or into Noble Parent Company, or the sale or other Disposition (other than by lease) of all or substantially all of its assets by Noble Parent Company to any other Person;

(b) any continuation, discontinuation, statutory migration, domestication, redomestication, amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization consolidation or similar action of Noble Parent Company, pursuant to the law of the jurisdiction of its organization or incorporation and of any other jurisdiction; or

(c) the formation of a Person that becomes, as part of the transaction or series of related transactions, the direct or indirect owner of 100% of the voting shares (except for directors’ qualifying shares) of Noble Parent Company (the “New Parent”);

if as a result thereof:

(x) in the case of any action specified in clause (a), the entity that is the surviving, resulting or continuing Person in such merger, amalgamation, conversion, consolidation or similar action, or the transferee in such sale or other Disposition;

(y) in the case of any action specified in clause (b), the entity that constituted Noble Parent Company immediately prior thereto (but disregarding for this purpose any change in its jurisdiction of organization or incorporation); or

(z) in the case of any action specified in clause (c), the New Parent,

(in any such case, the “Surviving Person”) is a corporation or other entity, validly incorporated or formed and existing in good standing (to the extent the concept of good standing is applicable) under the laws of Delaware or another State of the United States, under the laws of the Cayman Islands, the United Kingdom or any member state of the European Union, under the laws of any member of the European Economic Area (EEA) or NAFTA, under the laws of Switzerland or Singapore, or under the laws of any territory or other political subdivision of any of the foregoing or under the laws of any other jurisdiction, whose outstanding equity interests of each class issued and outstanding immediately following such action, and giving effect thereto, shall be beneficially owned by substantially the same Persons, in substantially the same percentages, as were the outstanding equity interests of Noble Parent Company immediately prior thereto and the Surviving Person shall have delivered to the Trustee an Officer’s Certificate to the effect that, both before and after giving effect to such transaction, no Event of Default exists.

“Refinanced Debt” has the meaning assigned such term in the definition of “Permitted Refinancing Debt.”

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company or the Restricted Subsidiaries on the Issue Date and any reasonable extension or evolution of any of the foregoing.

“Related Business Asset” means (a) one or more Rigs, (b) the Capital Stock of a Person owning one or more Rigs and/or (c) any other related asset that is useful in the business of the Company or its Restricted Subsidiaries.

“Required Guarantor” means each of the following, on a joint and several basis: (a) the Company and (b) each Restricted Subsidiary of the Company (including each Eligible LCE) which is not an Excluded Subsidiary.

“Restricted Definitive Security” means one or more Definitive Securities bearing the Private Placement Legend.

“Restricted Global Security” means 144A Global Securities, Accredited Investor Global Securities and Regulation S Global Securities.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary. For the avoidance of doubt, “Restricted Subsidiary” shall also include each Local Content Entity and each such entity’s respective Subsidiaries, in each case, that is not an Unrestricted Subsidiary.

“Revolving Loan Credit Agreement” means the Senior Secured Revolving Credit Agreement, dated as of the Issue Date, among the Company, as a borrower, the other borrowers from time to time party thereto, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and security trustee.

“Rig” means any mobile offshore drilling unit (including without limitation any jack-up rig, semi-submersible rig, drillship, and barge rig).

“Rig Value” means, as of any date of determination, with respect to any Rig (and all related equipment) owned by the Company or any Restricted Subsidiary, the value of such Rig (and all related equipment) as reflected in the most recent third-party appraisal (which shall not include any allowance for depreciation and obsolescence since the delivery of such appraisal and with respect to “idle” Rigs shall not include any discount for current markets and demand); provided that, (a) the Rig Value of any Rig shall be equal to (w) 100% of such third-party appraised value for any contracted Rig or a Rig that is idle for up to six (6) months, (x) 75% of such appraised value for any Rig idle for six (6) months or longer but less than nine (9) months as of such date of determination, (y) 50% of such appraised value for any Rig idle for nine (9) months or longer but less than twelve (12) months as of such date of determination and (z) 0% of such appraised value for any Rig idle for twelve (12) months or longer as of such date of determination and (b) for purposes of such determination, the Rig Value of any Rig acquired after the last day of the most recently ended Test Period, or to be acquired on the date on which a pro forma calculation is to be determined, shall be as reasonably calculated by the Company (to the extent a third-party appraisal for such Rig has not yet been obtained).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale-Leaseback Transaction” means any arrangement whereby the Company or any of its Subsidiaries shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

“Securities” means the 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 issued on the Issue Date and the Additional Securities, if any, which shall be treated as a single class.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Debt” means all Obligations arising under any Securities Document owing by the Company or any Guarantor to any Securities Secured Party in respect of the Securities and Securities Guarantees (including, without limitation, all interest, fees, costs and premiums including those payable as a result or after the commencement of a commencement of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or similar law of another country or political subdivision of such country or of any other case or proceeding to be adjudicated bankrupt or insolvent, in each case, whether or not allowable in such proceeding).

“Securities Documents” means, collectively, this Indenture, the Securities, the Securities Guarantees, the Security Agreement, the other Collateral Documents, and all other agreements, documents and instruments at any time executed and/or delivered pursuant to any of the foregoing by the Company or any Guarantor or any other person to, with or in favor of any Securities Secured Party in connection therewith or related thereto, as all of the foregoing now exist or, as may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Securities Debt).

“Securities Guarantee” means the Guarantees pursuant to this Indenture by each Guarantor of the Company’s Obligations under this Indenture and the Securities.

“Securities Secured Parties” means, collectively, (a) the Trustee, (b) the Collateral Agent, (c) the Holders of the Securities, (d) each other person to whom any of the Securities Debt are owed and (e) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Securities Secured Party.”

“Security Agreement” means the New York law Second Lien Collateral Agreement, dated as of the Issue Date, by and among the Company, the Guarantors from time to time party thereto and the Collateral Agent, as collateral agent, as may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Security Trustee” means the Collateral Agent, acting in its capacity as security trustee for the Securities Secured Parties, and any successor security trustee appointed hereunder pursuant to Section 13.08.

“Senior Credit Facility” one or more debt facilities that is First Lien Indebtedness, including the Revolving Loan Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities, indentures or credit facilities) providing for revolving credit loans, term loans, notes, letters of credit or other long term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any commercial paper facilities, indentures or credit facilities that refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is not prohibited under Section 4.03 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Credit Facility Agent” means JPMorgan Chase Bank, N.A., and its successors and assigns in its capacity as administrative agent and first lien collateral agent and security trustee pursuant under the Senior Credit Facility and any successor or replacement agent.

“Senior Lien Intercreditor Agreement” means (a) that certain second lien intercreditor agreement, dated as of the Issue Date, by and among the Senior Credit Facility Agent and the Collateral Agent, or (b) any other intercreditor agreement among the Collateral Agent, any Senior Credit Facility Agent (if then in effect), the Company, the Guarantors and the other parties party thereto on terms that are either customary or no less favorable in any material respect, when taken as a whole, to the Securities Secured Parties as those contained in the second lien intercreditor agreement referred to in clause (a) above, in each case, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms or in accordance with the terms of this Indenture.

“Series of Parity Lien Debt” has the meaning assigned to such term in the Collateral Agency Agreement.

“Shared Services Agreement” means a services agreement between the Company or a Guarantor, on the one hand, and Noble Parent Company and/or any Subsidiary thereof that is a direct or indirect parent of the Company, on the other hand, as such agreement may be amended, restated, supplemented, modified or replaced from time to time to the extent such amendment, restatement, supplement, modification or replacement, taken as a whole, is not materially adverse to the Holders.

“Significant Subsidiary” has the meaning ascribed to it under Regulation S-X promulgated under the Exchange Act.

“Specified Rig Intercompany Mortgage” has the meaning set forth in the definition of “Asset Sale”.

“Specified Rig Intercompany Note” has the meaning set forth in the definition of “Asset Sale”.

“Specified Rigs” means the following Rigs: (a) Noble Scott Marks; (b) Noble Joe Knight; (c) Noble Johnny Whitstine; (d) Noble Roger Lewis; (e) any Rig that is to be or has been transferred to an Ineligible LCE in compliance with and pursuant to clause (s) of the definition of “Asset Sale” and (f) any Rig acquired by the Company or any Restricted Subsidiary after the Issue Date with Net Proceeds of an Asset Sale or Event of Loss with respect to, or pursuant to a permitted Asset Swap of, any other Rig referred to in clauses (a), (b), (c) and (d) of this definition.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means: (a) with respect to the Company, any Indebtedness of the Company which is by its terms is contractually subordinated in right of payment to the Securities and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms is contractually subordinated in right of payment to the Securities Guarantee of such Guarantor.

“Subsidiary” means, for any Person (the “parent”), any corporation, limited liability company, partnership, association or other entity (a) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) of which more than fifty percent (50%) of the outstanding stock or comparable Capital Stock having ordinary voting power for the election of the board of directors, managers or similar governing body of such entity, is at the time directly or indirectly owned by the parent or by one or more of its other Subsidiaries or (c) that is, as of such date, otherwise controlled, by the parent or one or more of its other Subsidiaries. For the avoidance of doubt, “Subsidiary” shall also include each Local Content Entity and each such entity’s respective Subsidiaries. Unless the context expressly provides otherwise, references to a Subsidiary mean a Subsidiary of the Company.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions entered into in the ordinary course of business and not for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Restricted Subsidiary shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Company or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Swiss Federal Tax Administration” means the tax authorities referred to in Article 34 of the Swiss Federal Law on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21).

“Swiss Withholding Tax” means the tax levied pursuant to the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21), as amended from time to time together with the related ordinances, regulations and guidelines.

“Taxes” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Test Period” means the most recently ended four fiscal quarter period of the Company for which internal financial statements are available.

“Total Assets” means, as of any date of determination, the aggregate book value of the assets of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date.

“Transocean Litigation” means the litigation brought by a subsidiary of Transocean Ltd. against certain affiliates of the Company in January 2017, and as further described in Note 14 of Part I Item 1 of the quarterly report on Form 10-Q of the Prepetition Parent Company filed with the Commission on November 5, 2020.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2024; provided, however, that if the period from the Redemption Date to February 15, 2024 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to February 15, 2024 is less than one (1) year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer within the corporate trust department of the Trustee or the Collateral Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture and the Collateral Documents.

“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code of the State of New York or the Uniform Commercial Code (or similar code or statute) of any other jurisdiction the laws of which are required to be applied in connection with the creation, perfection or priority of security interests in any Collateral or as otherwise may be required to apply to any asset.

“UK Credit Parties” means, collectively (a) the Company (but only if the Company is incorporated, organized or formed under the laws of England and Wales) and (b) any Guarantor incorporated, organized or formed under the laws of England and Wales.

“UK Insolvency Event” means:

(a) a UK Relevant Entity is unable, admits in writing its inability or is deemed unable to pay its debts generally as they fall due (other than (i) debts owed to the Company or a Subsidiary, (ii) solely by reason of balance sheet liabilities exceeding balance sheet assets or (iii) under section 123(1)(a) of the Insolvency Act 1986 of the United Kingdom where demand is made for an amount of less than $50,000,000 and such demand is settled and/or discharged within twenty one (21) days of being made), suspends making payments on any of its material debts, fails generally to pay its debts as they become due, or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more class of creditors (other than a creditor or class of creditors in respect of Indebtedness arising pursuant to the Securities Documents or any Securities Secured Party in its capacity as such) with a view to rescheduling any of its Material Indebtedness;

(b) any corporate action, legal proceedings or other formal legal procedure or step is taken in relation to:

(i) the suspension of payments of its debts generally, a moratorium of any indebtedness, winding-up, liquidation, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement, restructuring plan or otherwise) of any UK Relevant Entity;

(ii) (by reason of actual or anticipated financial difficulties) a composition, compromise, assignment or arrangement with any class of creditors of any UK Relevant Entity (excluding any Securities Secured Party in its capacity as such with respect to any Securities Debt);

(iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of any UK Relevant Entity, or all or substantially all of its assets; or

(iv) enforcement of any Lien over any material asset of any UK Relevant Entity, or any analogous procedure or step is taken in any jurisdiction, save that this clause (b) shall not apply to (1) any involuntary proceeding or procedure that is discharged, permanently stayed or dismissed within 21 days of commencement, or (2) any solvent liquidation or reorganization of any Restricted Subsidiary incorporated under the laws of England and Wales so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to the Company or other Restricted Subsidiaries; provided that, in the case of any such Restricted Subsidiary being liquidated or reorganized (x) that is a wholly-owned Restricted Subsidiary, such distribution is to one or more of the Company or Guarantors or wholly-owned Restricted Subsidiaries or (y) the Capital Stock of which were directly owned by one or more of the Company or Guarantors, such distribution is to one or more of the Company or Guarantors;

(c) any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a UK Relevant Entity, except where such action has not had, and would not reasonably be expected to adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Securities;

(d) any UK Relevant Entity institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; and

(e) any UK Relevant Entity takes any action in furtherance of, or confirming its consent to, approval of, or acquiescence in, any of the foregoing acts described in clauses (a) to (d) above;

provided that, no transaction involving a UK Relevant Entity constituting a solvent reorganization, amalgamation, consolidation or merger shall constitute a UK Insolvency Event.

“UK Relevant Entity” means any UK Credit Party or the Company or any other Guarantor or Significant Subsidiary capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986 of the United Kingdom.

“Unrestricted Definitive Security” means one or more Definitive Securities that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means one or more Global Securities that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt or Indebtedness that would become Non-Recourse Debt upon such designation;

(2) except as not prohibited by Section 4.07 hereof, is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of the Restricted Subsidiaries; and

(5) immediately after giving effect to such designation, no Default shall have occurred and be continuing and the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Total Leverage Ratio test described in Section 4.03(a) hereof on a pro forma basis taking into account such designation (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation).

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and (i) the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Total Leverage Ratio test described in Section 4.03(a) hereof or (ii) the Consolidated Total Leverage Ratio for the Company and the Restricted Subsidiaries would be equal to or less than such ratio for the Company and the Restricted Subsidiaries immediately prior to such designation, in each case, on a pro forma basis taking into account such designation (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation).

Any such designation or redesignation as a Restricted Subsidiary or an Unrestricted Subsidiary by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation or redesignation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“VAT” means (i) any tax imposed in compliance with European Union Directive 2006/112/EC on the common system of value added tax; (ii) to the extent not included in paragraph (i) above, the value added tax imposed by the Value Added Tax Act 1994 of the United Kingdom and legislation and regulations supplemental thereto; and (iii) any other tax of a similar nature to the Taxes referred to in (i) or (ii).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly-owned subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be directly or indirectly owned by such Person or by one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“144A Global Security”	Appendix A 2.1(a)
“Accredited Investor Global Security”	Appendix A 2.1(a)
“Additional Amounts”	12.01(b)
“Affiliate Transaction”	4.07(a)
“Agent Members”	Appendix A 2.1(b)
“AIs”	Appendix A 1.1
“Appendix A”	2.01
“Applicable Indebtedness”	1.01
“Applicable Premium Deficit”	9.01(a)(1)
“Approved Foreign Bank”	1.01

Term	Defined in Section
“Asset Sale Offer”	4.11(c)
“Assumed Acquisition Indebtedness”	4.03(b)(6)
“Authenticating Agent”	2.02
“Authentication Order”	2.02
“Change in Tax Law”	3.09(b)
“Company”	Recitals
“covenant defeasance”	8.03
“defeasance”	8.02
“Disposition”	1.01
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.11(c)
“Global Security”	Appendix A 2.1(a)
“Guaranteed Obligations”	11.01
“Issuer”	Recitals
“Initial Lien”	4.02
“Judgment Currency”	6.06
“New Parent”	1.01
“Notes”	Recitals
“Offer Amount”	4.11(d)
“Offer Period”	4.11(d)
“Paying Agent”	2.03
“Permitted Additional Debt”	4.03(b)(7)
“pro forma event”	1.01
“PIK Notes”	2.02
“PIK Payment”	2.02
“Purchase Date”	4.11(d)
“QIBs”	Appendix A 1.1
“Registrar”	2.03
“Regulation S Global Security”	Appendix A 2.1(a)
“Required Currency”	6.06
“Restricted Payment”	4.05(a)
“Specified Courts”	14.07
“Subsequent Guarantor”	4.16(b)
“Surviving Person”	1.01
“Swiss Available Amount”	11.10(a)(1)
“Swiss Guarantor”	11.10(a)(1)
“Swiss Restricted Obligations”	11.10(a)(1)
“Tax Payments”	1.01
“Tax Redemption Date”	3.09
“Taxing Jurisdiction”	12.01(a)
“Trust Indenture Act”	1.06
“U.S. Government Obligations”	8.04(2)
“Withholding Tax”	12.01(a)

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(5) words in the singular include the plural and words in the plural include the singular;

(6) “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(7) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(8) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(9) references to sections of, or rules under the Securities Act, the Exchange Act and the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;

(11) for all purposes of this Indenture, references to “principal amount” of the Securities includes any increase in the principal amount of the outstanding Securities as a result of a PIK Payment; and

(12) all references to the date the Securities were originally issued shall refer to the Issue Date.

Section 1.04 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Securities Guarantees.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Company, the Guarantors or any other obligor on the Securities.

All terms used in this Indenture that are defined by the Trust Indenture Act, defined by a Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act and not otherwise defined herein have the meanings assigned to them therein.

Section 1.05 Conflict With Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision hereof required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision of the Trust Indenture Act shall control to the extent so required. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the former provision shall be deemed to apply to this Indenture as so modified or to be excluded.

Section 1.06 Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Indenture, the Company and each Guarantor (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, Noble Services Company LLC, at 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478, Attention: Legal Department, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities, the Securities Guarantees or this Indenture that may be instituted in any United States federal or New York state court in the City of New York or brought under federal or state securities laws or brought by the Trustee or Collateral Agent (whether in its individual capacity or in its capacity as Trustee or Collateral Agent, as applicable, hereunder) or, subject to Section 6.07, any Holder of Securities or Securities Guarantees in any United States federal or New York state court in the City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Company and written notice of said service to the Company (mailed or delivered to the Officer and principal office specified in Section 14.01), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities. The Company and the Guarantors irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Securities Guarantees and the Securities, to the extent permitted by law.

Article 2

The Securities

Section 2.01 Form and Dating. Provisions relating to the Securities are set forth in Appendix A attached hereto (“Appendix A”) which is hereby incorporated in, and expressly made part of, this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1.1 to Annex A in the case of 144A Global Securities, Exhibit 1.1 to Annex A in the case of Accredited Investor Global Securities, Exhibit 1.2 to Annex A in the case of Unrestricted Global Securities and Exhibit 1.3 to Annex A in the case of Regulation S Global Securities, each of such Exhibits is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Appendix A are part of the terms of this Indenture.

Section 2.02 Execution and Authentication. One Officer shall sign the Securities for the Company by manual, facsimile or other electronic signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee, upon a written order of the Company signed by two Officers of the Company (an “Authentication Order”), together with the other documents required by Section 13.02, shall authenticate and make available for delivery (i) Securities for original issue on the Issue Date in the aggregate principal amount not to exceed $216,000,000, (ii) subject to Sections 2.13 and 4.03 (other than PIK Notes issued in payment of PIK Interest), Additional Securities and (iii) PIK Notes issued in payment of PIK Interest, rounded down to the nearest $1.00. Such Authentication Order shall specify (i) the amount of Securities to be authenticated, (ii) the date on which the original issue of Securities is to be authenticated and (iii) the registered holder of each of the Securities.

The Company may issue Additional Securities in accordance with Section 2.13 from time to time, to the extent the Incurrence of the relevant Indebtedness and Liens are permitted hereunder. The Trustee shall, upon the receipt of an Authentication Order, an Opinion of Counsel as to the due authorization and enforceability of the Additional Securities (except in the case of PIK Notes), and an Officer’s Certificate, the satisfaction of the conditions precedent to the issuance of the Additional Securities, and such other matters as the Trustee may reasonably require, authenticate and deliver any Additional Securities for an aggregate principal amount specified in such Authentication Order for such Additional Securities issued hereunder. In connection with the payment of PIK Interest in respect of the Securities, the Company is entitled to, without the consent of the Holders, issue Additional Securities (“PIK Notes”) under this Indenture on the same terms and conditions as the Securities (in each case, “PIK Payment”).

The Securities, any PIK Notes and any other Additional Securities subsequently issued hereunder will be treated as a single class for all purposes, including waivers, amendments, conversions and offers to purchase. Unless the context requires otherwise, references to “Securities” for all purposes hereunder include any PIK Notes and any other Additional Securities that are actually issued; provided that Additional Securities will not be issued with the same CUSIP, if any, as any other Securities unless such Additional Securities are fungible with such Securities for U.S. federal income tax purposes.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities (an “Authenticating Agent”). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

The Company shall provide the Trustee with an Authentication Order or other written order with respect to the form of interest to be paid on any interest payment date no later than the record date for such interest payment (or such other shorter period as may be acceptable to the Trustee). Notwithstanding the preceding sentence, the Company shall have the right to supersede any Authentication Order or other written order made by it with respect to the form of interest to be paid on any interest payment date; provided that the Company shall provide written notice of such action to the Trustee no later than the close of business five (5) Business Days prior to the applicable interest payment date.

Section 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate reasonable compensation therefor pursuant to Section 7.06. The Company may change the Paying Agent or Registrar without prior notice to the Holders. The Company or any of the Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

Section 2.04 Paying Agent To Hold Money in Trust. Prior to each due date of any cash payment of principal of and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due, if applicable. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any Default by the Company in making any such payment. If the Company or any of the Restricted Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05 Lists of Holders of Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five (5) Business Days before each interest payment date with respect to Securities and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities. The Company shall otherwise comply with Section 310(a) of the Trust Indenture Act.

Section 2.06 Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar, if any, with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including Appendix A hereto) are met. When Securities are presented to the Registrar or a co-registrar, if any, with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Definitive Security or Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07 Replacement Securities. If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of evidence of authentication in accordance with Section 2.02, shall authenticate a replacement Security if the Trustee’s requirements for replacement of Securities are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced. The Trustee and the Company each may charge such Holder for their expenses in replacing such Security.

Every replacement Security is an Obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.08 Outstanding Securities. Securities Outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Indenture as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or the Maturity Date money sufficient to pay all principal (and premium, if any) and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

Section 2.09 Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a written order as described in Section 2.02, authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities.

Section 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of in accordance with the Trustee’s policy then in effect (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company upon written request unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders of Securities on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly send to each Holder of Securities a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.

Section 2.12 CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

Section 2.13 Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and, if applicable, initial interest accrual date and the initial interest payment date. All Securities issued under this Indenture (including any Additional Securities) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities (except for PIK Notes), the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the issue date and the CUSIP number and ISIN, if any, of such Additional Securities; provided, however, that if the Additional Securities are not fungible with the Securities issued on the Issue Date for U.S. federal income tax purposes, the Additional Securities will have a separate CUSIP number.

In addition to the foregoing, the Company shall deliver to the Trustee a written order as described in Section 2.02, an Opinion of Counsel (except in the case of PIK Notes) as to enforceability of the Additional Securities, together with an Opinion of Counsel (except in the case of PIK Notes) that all conditions precedent to the issuance and authentication of the Additional Securities have been satisfied.

Article 3

Redemption

Section 3.01 Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.08, they shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed, the redemption price, if then ascertainable, and the paragraph or subparagraph of such Article or Section of this Indenture pursuant to which the redemption shall occur.

The Company shall give each notice to the Trustee provided for in this Section at least five (5) Business Days prior to notification of the Holders (unless the Trustee consents to a shorter period) by delivering to the Trustee an Officer’s Certificate stating that such redemption will comply with the provisions of this Indenture and the Securities.

Section 3.02 Selection of Securities to be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis or, if such Securities are in global form, in accordance with the procedures of the Depositary, although no Security of $1.00 in original principal amount or less will be redeemed in part. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.03 Notice of Redemption. At least fifteen (15) days but not more than sixty (60) days before a date for redemption of Securities, the Company shall send, or cause to be sent (in the case of Securities held in book-entry form, by electronic transmission) a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary. Notwithstanding the above, when notice has to be given to a holder of a global security (including any notice of redemption) such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures. Notices of redemption may be subject to one or more conditions precedent.

The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the redemption price (if then determined, or otherwise, the method of determination);

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the Outstanding Securities are to be redeemed, the portion of the principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(9) any conditions precedent to the redemption of the Securities; and

(10) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with an Officer’s Certificate delivered five (5) Business Days prior to notification of the Holders (unless the Trustee consents to a shorter period) containing the information to be stated in the notice as required by this Section 3.03.

Section 3.04 Effect of Notice of Redemption. Once notice of redemption is sent, Securities called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice, unless the conditions described in the notice of redemption have not been satisfied or waived by the Company. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to but not including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Unless the Company defaults in payment of the redemption price, on and after the applicable Redemption Date, interest shall cease to accrue on the Securities and the only right of the Holders shall be to receive payment of the redemption price, plus accrued interest to, but not including, the Redemption Date.

Section 3.05 Deposit of Redemption Price. On or prior to 11:00 a.m. Eastern Time on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or any of the Restricted Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall, upon receipt of a written order as described in Section 2.02, authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07 Open Market Repurchase

(a) Any acquisition of Securities through redemption, by tender offer, open market purchases, negotiated transactions or otherwise shall not operate as or be deemed for any purpose to be a redemption unless the Company has expressly stated that it is exercising its redemption rights hereunder.

Section 3.08 Optional Redemption.

(a) Within one hundred and twenty (120) days of any Change of Control, the Company (or the successor entity following such Change of Control) may redeem for cash all (but not less than all) of the outstanding Securities, at a redemption price, if the redemption is (x) prior to (but not including) February 15, 2024, the sum of (1) 106% of the principal amount of the Securities to be redeemed, plus (2) accrued and unpaid interest, if any, to, but excluding, the Redemption Date; or (y) on or after February 15, 2024, at the redemption price applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) if redeemed during the twelve (12) month period beginning on February 15, 2024 of the years indicated in clause (c) below.

(b) On or before February 14, 2024, the Company may redeem all or a part of the Securities, at any time and from time to time, upon at least fifteen (15) days (but not more than sixty (60) days) prior written notice to Holders, at a redemption price equal to 106% of the principal amount of the Securities redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders to receive interest due on the relevant interest payment date.

(c) On or after February 15, 2024, the Company shall be entitled at their option to redeem the Securities, in whole or in part, at any time and from time to time, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Year	Percentage
2024	106.000%
2025	104.000%
2026	102.000%
2027 and thereafter	100.000%

(d) Any redemption pursuant to this Section 3.08 shall be made pursuant to Sections 3.01 through 3.06 above.

Section 3.09 Tax Redemption. The Company may redeem the Securities, in whole but not in part, at its discretion upon giving notice (which notice shall be irrevocable and given in accordance with the procedures set forth under Section 3.03), at a redemption price equal to the percentage of principal payable under Sections 3.08(a) and (c) thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the applicable Securities on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the applicable Securities, the Company is or would be required to pay Additional Amounts, and the Company cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Company), and the requirement arises as a result of:

(a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Taxing Jurisdiction which change or amendment is announced and becomes effective after the date of this Indenture (or if the applicable Taxing Jurisdiction became a Taxing Jurisdiction on a date after the date of this Indenture, after such later date); or

(b) any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective after the date of this Indenture (or if the applicable Taxing Jurisdiction became a Taxing Jurisdiction on a date after the date of this Indenture, after such later date) (each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

The Company shall not give any such notice of redemption later than ten (10) days or earlier than sixty (60) days prior to the earliest date on which the Company would be obligated to make such payment or Additional Amounts if a payment in respect of the applicable Securities were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the delivery of any notice of redemption of the Securities pursuant to the foregoing, the Company shall deliver the Trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Taxing Jurisdiction (which counsel shall be reasonably acceptable to the Trustee (such approval not to be unreasonably withheld)) to the effect that there has been a Change in Tax Law which would entitle the Company to redeem the Securities hereunder. In addition, before the Company delivers a notice of redemption of the Securities as described above, it shall deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Company taking reasonable measures available to it (including, for the avoidance of doubt, appointment of a new Paying Agent but excluding the reincorporation or reorganization of the Company).

The Trustee shall be entitled to rely absolutely and without inquiry on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event the notice of redemption will be conclusive and binding on all of the Holders.

The foregoing provisions of this Section 3.09 will apply, mutatis mutandis, to any successor of the Company with respect to a Change in Tax Law occurring after the time such Person becomes successor to the Company.

Article 4

Covenants

Section 4.01 Payment of Securities. The Company will pay or cause to be paid the principal of, interest or premium, if any, on, the Securities on the dates and in the manner provided in the Securities. Principal, interest or premium, if any, will be considered paid on the date due if

(i) the Paying Agent, if other than the Company or its Subsidiaries, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, interest or premium, if any, then due (other than PIK Interest) and/or (ii) as of 10:00 a.m. Eastern Time on the due date, (x) the Company shall have executed and delivered in accordance with Section 2.02 of this Indenture and the Securities to each Holder of record PIK Notes equal to the amount of all PIK Interest then due to such Holder or (y) in accordance with Section 2.02 of this Indenture and the Securities, the Company shall have delivered a written order to the Trustee to increase the outstanding principal amount of the Securities equal to the amount of all PIK Interest then due to the Holders, in each case rounded down to the nearest $1.00. If any Redomestication occurs and such Redomestication triggers a Withholding Tax (as defined in Section 12.01(a)), then upon the first payment pursuant to this Section 4.01 to occur after such Redomestication, the Company shall pay each Holder (subject to compliance by such Holder with any relevant administrative requirements) additional amounts in respect of such Holder’s Securities, such that the Holder receives the same amount after the deduction as such Holder would have received had such Withholding Tax not arisen, and the Company shall continue to pay such additional amounts for so long as the Withholding Tax obligation exists. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2.00% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest or premium, if any, without regard to any applicable grace period at the same rate to the extent lawful.

Section 4.02 Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) (each, an “Initial Lien”) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Company or any Restricted Subsidiary unless the Securities (or the related Guarantee in the case of Liens on assets of a Guarantor) are equally and ratably secured with (or, in the event the Lien relates to Subordinated Indebtedness, are secured on a senior basis to) the obligations so secured.

Section 4.03 Limitation on Indebtedness(a) .

(a) The Company shall not and shall not permit any of the Restricted Subsidiaries to Incur, directly or indirectly, any Indebtedness, issue any Disqualified Stock or any shares of Preferred Stock; provided that the Company and the Restricted Subsidiaries may Incur Indebtedness and the Company may issue any Disqualified Stock, if the Consolidated Total Leverage Ratio for the Test Period immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock is issued, as the case may be, would not exceed 6.50 to 1.00, determined on a pro forma basis (including a pro forma application of the Net Proceeds therefrom) (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation), as if the additional Indebtedness had been Incurred or the Disqualified Stock had been issued, as the case may be, and the proceeds thereof applied at the beginning of such Test Period; provided that, (a) other than with respect to any such Indebtedness constituting First Lien Indebtedness, both the Stated Maturity of any such Indebtedness shall be no earlier than the Stated Maturity of the Notes issued on the Issue Date and the Weighted Average Life to Maturity at the

time such Indebtedness is Incurred shall not be less than the Weighted Average Life to Maturity of the Notes issued on the Issue Date and (b) the aggregate amount of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (i) $10,000,000 and (ii) 10% of EBITDA for the most recently ended Test Period prior to incurring such Indebtedness.

(b) The provisions of Section 4.03(a) hereof shall not prohibit the Incurrence of any of the following items of Indebtedness:

(1) existing Indebtedness outstanding on the Issue Date;

(2) Indebtedness represented by the Securities issued on the Issue Date and any PIK Notes issued as a result of a PIK Payment;

(3) Indebtedness under Senior Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $675,000,000 and (y) 45% of the Rig Value (not to exceed $900,000,000);

(4) intercompany loans and advances made by the Company to any Restricted Subsidiary or by any Subsidiary to the Company or another Restricted Subsidiary; provided that any liabilities owed by the Company or any Restricted Subsidiary to the Company or any Subsidiary, as applicable, shall be subordinated in right of payment and security to the Securities Debt;`

(5) Indebtedness under any Swap Agreement entered into in the ordinary course of business and not for speculative purposes;

(6) Indebtedness (“Assumed Acquisition Indebtedness”) of the Company, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary (or any Person not previously a Restricted Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary) assumed after the Issue Date in connection with, but not created in contemplation of, any Permitted Acquisition or other similar investment permitted hereunder (and extensions, renewals or refinancings thereof that do not increase the principal amount of such Indebtedness (other than amounts included to pay costs of such extension, renewal or refinancing)); provided that the Liens (if any) with respect to such Indebtedness are limited to the applicable assets so acquired and the proceeds thereof (and not secured by Collateral under this clause (6)); provided further that:

(i) if such Indebtedness is unsecured, then either (1) the Consolidated Total Leverage Ratio shall be less than or equal to the greater of (A) 6.5:1.0 and (B) the Consolidated Total Leverage Ratio immediately prior to the Incurrence of such Indebtedness, in the case of this clause (1), after giving pro forma effect (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) to the Incurrence of such Indebtedness, or (2) the Fixed Charge Coverage Ratio shall be greater than or equal 2.0:1.0 (or, if less, the Fixed Charge Coverage Ratio immediately prior to the Incurrence of such Indebtedness), in the case of this clause (2), after giving pro forma effect (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) to the Incurrence of such Indebtedness);

(ii) if such Indebtedness is secured (other than on a senior lien basis to the Securities Debt), the Consolidated Secured Leverage Ratio shall be less than or equal to the greater of (A) 6.5:1.0 and (B) the Consolidated Secured Leverage Ratio immediately prior to the Incurrence of such Indebtedness, in the case of this clause (ii), after giving pro forma effect (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) to the Incurrence of such Indebtedness; or

(iii) if such Indebtedness is secured on a senior Lien basis to the Securities Debt, the Consolidated First Lien Leverage Ratio shall be less than or equal to the greater of (A) 4.5:1.0 and (B) the Consolidated First Lien Leverage Ratio immediately prior to the Incurrence of such Indebtedness, in the case of this clause (iii), after giving pro forma effect (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) to the Incurrence of such Indebtedness;

(7) any Indebtedness (“Permitted Additional Debt”); provided that:

(i) if such Indebtedness is unsecured, after giving pro forma effect to the Incurrence of such Indebtedness the Consolidated Total Leverage Ratio (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) shall be less than or equal 6.5:1.0; or

(ii) if such Indebtedness is secured on a junior Lien basis to the Securities Debt, (A) after giving pro forma effect to the Incurrence of such Indebtedness the Consolidated Secured Leverage Ratio (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) shall be less than or equal to 6.5:1.0 and (B) the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement; or

(iii) if such Indebtedness is secured on a pari passu Lien basis to the Securities Debt, (A) after giving pro forma effect to the Incurrence of such Indebtedness the Consolidated Secured Leverage Ratio (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) shall be less than or equal to 6.5:1.0 and (B) the holders of such Indebtedness shall have become party to the Senior Lien Intercreditor Agreement as holders of Series of Second Lien Debt (as defined in the Senior Lien Intercreditor Agreement) and the Collateral Agency Agreement as holders of Parity Lien Debt; or

(iv) if such Indebtedness is secured on a senior Lien basis to the Securities Debt, (A) after giving pro forma effect to the Incurrence of such Indebtedness the Consolidated First Lien Leverage Ratio (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) shall be less than or equal 4.5:1.0 and (B) the holders of such Indebtedness shall have become party to a Senior Lien Intercreditor Agreement;

provided further that (A) such Indebtedness shall be incurred or issued only by the Company, (B) such Indebtedness shall only be guaranteed by a Guarantor, (C) if secured, such Indebtedness shall be secured only by assets constituting the Collateral, (D) other than with respect to any such Indebtedness constituting First Lien Indebtedness, (x) if such Indebtedness is secured on a pari passu Lien basis to the Securities Debt, both the Stated Maturity of any such Indebtedness shall be no earlier than the Stated Maturity of the Notes issued on the Issue Date and the Weighted Average Life to Maturity at the time such Indebtedness is incurred shall not be less than the Weighted Average Life to Maturity of the Notes issued on the Issue Date and (y) otherwise shall not have a Scheduled Maturity date prior to the date that is ninety one (91) days after the Maturity Date or have terms which provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is ninety one (91) days after the Maturity Date (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default) and the Weighted Average Life to Maturity at the time such Indebtedness is incurred shall not be less than ninety one (91) days after the Weighted Average Life to Maturity of the Notes issued on the Issue Date;

(8) (A) Capitalized Lease Obligations of the Company or a Restricted Subsidiary and Indebtedness issued, incurred or assumed by the Company or a Restricted Subsidiary (including purchase money Indebtedness) to (x) renovate, repair, improve, install or upgrade any Rig or any other fixed or capital property, equipment or other assets of the Company or any Restricted Subsidiary or (y) acquire, lease, construct or otherwise finance the purchase price of any fixed or capital property, equipment or other assets of the Company or any Restricted Subsidiary or (B) Indebtedness of any Person that becomes a Restricted Subsidiary (or any Person not previously a Restricted Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary assumed after the Issue Date in connection with any Permitted Acquisition or other similar investment permitted hereunder to acquire or construct any Rig); provided further that the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (8) shall not exceed the greater of (i) $125,000,000 and (ii) 20% of EBITDA for the most recently ended Test Period prior to incurring such Indebtedness;

(9) additional Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (i) $10,000,000 and (ii) 10% of EBITDA for the most recently ended Test Period prior to incurring such Indebtedness;

(10) Indebtedness Incurred in the ordinary course of business to finance take-or-pay obligations contained in supply arrangements;

(11) obligations in respect of any agreement providing for treasury, depositary, purchasing card, credit cards or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions;

(12) to the extent constituting Indebtedness, any Investment not prohibited by this Indenture;

(13) to the extent constituting Indebtedness, prepayments for property or services under any drilling contract, pool agreement or charterparty agreement in the ordinary course of business;

(14) Guarantees or other similar obligations in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(15) Indebtedness in respect of bids, trade contracts, performance guarantees, leases, letters of credit, statutory obligations, performance bonds, bid bonds, appeal bonds, surety bonds, customs bonds and similar obligations, in each case provided in the ordinary course of business;

(16) all premiums (if any), interest, PIK Payments, fees, expenses, charges and additional or contingent interest on any obligations permitted pursuant to any other clause of this Section 4.03; and

(17) Permitted Refinancing Debt with respect to Indebtedness permitted by this Section 4.03.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt, and the amount of such debt will not be deemed to change as a result of fluctuations in currency exchange rates after such date of Incurrence or commitment; provided, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) accrued and unpaid interest, cash fees and expenses (including make-whole payments and premiums) on the refinancing Indebtedness and amounts to pay fees and expenses reasonably incurred, in each case, in connection with such extension, refinancing, repayment and reborrowing, renewal or replacement.

Notwithstanding any other provision of this Section 4.03, for purposes of calculating any ratios in order to test the ability to Incur any Indebtedness, the commitments under the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature shall be deemed to be fully drawn for purposes of such calculation.

Section 4.04 [Reserved]

Section 4.05 Restricted Payments.

(a) The Company shall not, and shall not permit any of the Restricted Subsidiaries, directly or indirectly, to:

(i) declare or pay any dividend or make any other payment or any distribution on account of the Company or any of the Restricted Subsidiaries’ Capital Stock (in each case, solely in such Person’s capacity as holder of such Capital Stock), including any dividend or distribution payable in connection with any merger or consolidation (other than: (A) dividends or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Stock); or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly-owned subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);

(ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)); or

(iii) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, one (1) year prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness other than Subordinated Indebtedness held by the Company or any Restricted Subsidiary; or

(iv) make any Restricted Investment (all such payments and other actions referred to in clauses (i) through (iv) shall be referred to as a “Restricted Payment”).

(b) The provisions of Section 4.05(a) hereof shall not prohibit:

(i) Permitted Payments to Parent;

(ii) Restricted Payments in an amount equal to the fair market value of cash or other assets received as a capital contribution to the Company or the Net Proceeds from the issuance or sale of Capital Stock of the Company;

(iii) Restricted Payments in an aggregate amount not to exceed the sum of (A) $20,000,000, plus (B) as of the date of any Restricted Payment, an amount equal to (1) 50.0% of the amount equal to the following (which shall not be less than zero) (a) EBITDA for the period commencing with the first full fiscal quarter following the Issue Date and ending on the last day of the most recently ended fiscal quarter for which financial statements have been delivered or deemed delivered (or were required to be delivered) pursuant to Section 4.12 preceding the date on which such Restricted Payment is made, less (b) all interest expense paid in cash during such period, less (c) all Taxes paid in cash during such period, less (d) all capital expenditures made in such period, less (e) any change in working capital, less (f) any cash add-backs made in the calculation of EBITDA in such period; less (2) the amount of all Restricted Payments, Investments and repayments of any Subordinated Indebtedness, in each case made in reliance on this Section 4.05(b)(iii)(B) during the period from the Issue Date to the date of such Restricted Payment; provided that no Restricted Payments may be made pursuant to this Section 4.05(b)(iii)(B) unless the Consolidated Total Leverage Ratio would not exceed 4.00 to 1.00 after giving pro forma effect (which shall assume that the Senior Credit Facility and any other Indebtedness that is in the nature of a revolving or assets based nature are deemed to be fully drawn for purposes of such calculation) to such Restricted Payment and any concurrent Incurrence of Indebtedness; provided, further, that no Restricted Payments (other than Restricted Investments) may be made pursuant to this Section 4.05(b)(iii) at any time on or prior to December 31, 2021; or

(iv) Restricted Payments in an amount equal to the fair market value of cash held by any business or company acquired by the Company or any of the Restricted Subsidiaries, provided such Restricted Payment is made in connection with such acquisition;

(v) any redemption, retirement, sinking fund or similar payment, purchase or acquisition for value, direct or indirect, of any stock or stock equivalents of the Company (or any direct or indirect parent company thereof) or any of its Subsidiaries and repurchase, redemption or other acquisition for value of any stock or stock equivalents of the Company (or any direct or indirect parent company thereof) or any Subsidiary held by any current or former officer, director or employee pursuant to any equity-based compensation plan, management incentive plan, equity subscription agreement, stock option agreement, shareholders agreement, or other similar arrangement; provided that Restricted Payments pursuant to this clause (v) pursuant to any such arrangement solely for officers, directors and/or members of management of any such Person (as compared to general arrangements of such type for employees of any such Person) shall not exceed $600,000 in the aggregate in any fiscal year;

(vi) Restricted Payments by any Restricted Subsidiary to the Company and any Guarantor and any Restricted Subsidiary (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Company and any Restricted Subsidiary and to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Capital Stock); provided that, in the case of Restricted Payments by a non-wholly owned Restricted Subsidiary, a Restricted Payment may also be made to any other owner of Capital Stock of such non-wholly owned Restricted Subsidiary based on such owner’s relative ownership interests (or lesser share) of the relevant class of Capital Stock);

(vii) in addition to the foregoing Restricted Payments, the Company may make additional Restricted Payments, in an aggregate amount, when taken together with the aggregate amount of loans and advances to Noble Parent Company or any other direct or indirect parent of the Company, not to exceed an amount at the time of making any such Restricted Payment and together with any other Restricted Payment made utilizing this clause (vii) after the Issue Date shall not exceed $5,000,000 in the aggregate in any fiscal year.

Section 4.06 Limitation on Restrictions on Distributions from Subsidiaries.

(a) The Company shall not, and shall not permit any of the Restricted Subsidiary to, create or otherwise cause or permit to exist any consensual encumbrance or consensual restriction on the ability of any of the Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(ii) make loans or advances to the Company or any Restricted Subsidiary; or

(iii) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock, (y) the subordination of (including the application of any standstill period to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary and (z) the provisions contained in documentation governing or relating to Indebtedness requiring transactions between or among the Company and any Restricted Subsidiary or between or among any Restricted Subsidiaries to be on fair and reasonable terms or on an arm’s-length basis, in each case, shall not be deemed to constitute such an encumbrance or restriction.

(b) The provisions of Section 4.06(a) above shall not apply to encumbrances or restrictions existing under or by reason of:

(i) agreements or instruments governing or relating to Indebtedness as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements, whether or not such Indebtedness is incurred concurrently with or subsequent to the issuance of the Securities;

(ii) this Indenture, the Securities, the Securities Guarantees and the Securities Documents;

(iii) customary provisions contained in agreements or instruments governing other Indebtedness permitted to be incurred under Section 4.03 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements;

(iv) applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(v) any agreement or instrument governing or relating to Indebtedness or Capital Stock of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (other than any agreement or instrument entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(vi) customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;

(vii) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature set forth in Section 4.06(a)(iii) or any encumbrance or restriction pursuant to a joint venture agreement or similar arrangement that imposes restrictions on the transfer of the assets of the joint venture or similar arrangement;

(viii) any agreement for the sale or other Disposition of the Capital Stock or all or substantially all of the property and assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other Disposition;

(ix) Permitted Refinancing Debt; provided that either (i) the restrictions contained in the agreements or instruments governing such Permitted Refinancing Debt are not materially more restrictive, taken as a whole, than those contained in the agreements or instruments governing the Indebtedness being refinanced or (ii) the Company determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Securities;

(x) Liens permitted to be incurred under Section 4.02 that limit the right of the debtor to Dispose of the assets subject to such Liens;

(xi) provisions limiting the Disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(xii) restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(xiii) any customary leases for Rigs and other assets used in the ordinary course of business; provided that such encumbrance or restriction only extends to the Rig or other such asset financed;

(xiv) customary encumbrances or restrictions contained in agreements in connection with Hedging Obligations permitted under this Indenture; and

(xv) any encumbrance or restriction existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (xiv), or in this clause (xv); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented.

Section 4.07 Limitation on Affiliate Transactions.

(a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Controlling Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of $5,000,000, unless:

(i) the terms of such Affiliate Transaction, when viewed together with any related Affiliate Transactions, are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not a Controlling Affiliate, or, if in the good faith judgment of the Board of Directors or a committee thereof, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or such Restricted Subsidiary from a financial point of view; and

(ii) in the event such Affiliate Transaction involves an aggregate consideration in excess of $10,000,000, the terms of such transaction have been approved by either (a) a majority of the disinterested members of the Board of Directors or (b) a committee of the Board of Directors comprised entirely of disinterested members (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above).

(b) The provisions of Section 4.07(a) shall not apply to:

(i) any employment agreement, collective bargaining agreement, consulting agreement or employee benefit arrangements with any employee, consultant, officer or director of the Company or any Restricted Subsidiary, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business;

(ii) transactions between or among the Company and/or the Restricted Subsidiaries;

(iii) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is a Controlling Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, Capital Stock in, or controls, such Person;

(iv) payment of reasonable and customary fees, salaries, bonuses, compensation, other employee benefits and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of the Restricted Subsidiaries;

(v) any issuance of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company;

(vi) Restricted Payments that do not violate Section 4.05;

(vii) transactions pursuant to or contemplated by any agreement in effect on the Issue Date and transactions pursuant to any amendment, modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

(viii) Permitted Investments;

(ix) transactions with customers, clients, suppliers or purchasers or sellers of goods or services or joint venture partners, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company or the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;

(x) the granting and performance of any registration rights for the Company’s Capital Stock;

(xi) pledges of Capital Stock of Unrestricted Subsidiaries;

(xii) transactions between or among the Company and the Restricted Subsidiaries, or transactions between or among the Company and/or any of the Restricted Subsidiaries, on the one hand, and joint ventures or similar arrangement, on the other hand, in each case that are not otherwise prohibited by the terms of this Indenture;

(xiii) any transaction not otherwise prohibited by this Indenture between or among the Company and/or any of its Subsidiaries;

(xiv) any transactions and arrangements not prohibited by, and complying with the applicable terms of, Section 4.02, Section 4.03, Section 4.11 or Section 5.01; and

(xv) any transaction with any Person which would constitute an Affiliate Transaction solely because such Person is a lender or security holder, provided that such Person is treated equally as all other lenders and security holders.

Section 4.08 [Reserved]

Section 4.09 Payment for Consents. The Company shall not, and shall not permit any of the Restricted Subsidiaries to pay or cause to be paid any consideration to or for the benefit of any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that if such consent, waiver or amendment is in connection with an exchange offer for the Securities, such exchange offer may be limited to only those Holders that are QIBs or AIs.

Section 4.10 Corporate Existence. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and its material rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Significant Subsidiary if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

Section 4.11 Asset Sales.

(a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or others) at the time of the Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Capital Stock issued or sold or otherwise Disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Company’s most recent consolidated balance sheet or in the notes thereto, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms unsecured or subordinated in right of payment or as to Lien priority to the Securities or any Securities Guarantee) that are assumed pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within one hundred eighty (180) days after such Asset Sale, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(C) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C), not to exceed the greater of (i) $10,000,000 and (ii) 10% of EBITDA for the most recently ended Test Period prior to such Asset Sale, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) Within three hundred and sixty (360) days after the receipt of any Net Proceeds from any Asset Sale, Asset Swap, Designated Asset Swap or Event of Loss, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to repay Indebtedness and other Obligations under the Senior Credit Facility and if the terms of any such Senior Credit Facility require a permanent reduction in commitments or loans thereunder, to correspondingly permanently reduce any revolving commitments and/or loans with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Person engaged in a Related Business, if, after giving effect to any such acquisition, such Person engaged in the Related Business is or becomes a Restricted Subsidiary or such Related Business is or becomes a line of business of the Company;

(3) to make a capital expenditure not prohibited hereunder;

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Related Business; and

(5) any combination of the foregoing;

provided that, in the case of clauses (2), (3) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as such Company or such Restricted Subsidiary, as the case may be, enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within ninety (90) days of such commitment and, in the event any such commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds must be applied as set forth herein or if such cancellation or termination occurs later than the (three hundred and sixty) 360-day period referred to below, shall constitute Excess Proceeds.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from any Asset Sale, Asset Swap, Designated Asset Swap or Event of Loss that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” Within fifteen (15) days after the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Securities to purchase the maximum principal amount of Securities that may be purchased with the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to but not including the date of purchase, and will be payable in cash. The Company may, at its option, satisfy the foregoing obligations with respect to any Net Proceeds from any Asset Sale, Asset Swap, Designated Asset Swap or Event of Loss by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant three hundred and sixty (360) day period or with respect to any lesser amount of Excess Proceeds (it being understood that such Net Proceeds used to make an Asset Sale Offer shall satisfy the foregoing obligations with respect to Net Proceeds whether or not such offer is accepted). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Securities to be purchased on a pro rata basis for Definitive Securities but subject to the procedures of the Depositary for Global Notes. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d) The Asset Sale Offer will remain open for a period of at least twenty (20) Business Days following its commencement and not more than thirty (30) Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Securities or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and premium, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, which contains all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 4.11 and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Security not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may elect to have Securities purchased in integral multiples of $1.00 only; provided that no Securities in denominations of $2,000 or less may be redeemed or purchased in part, or if a PIK Payment has occurred, no Securities of $1.00 or less shall be redeemed or purchased in part;

(6) that Holders electing to have Securities purchased pursuant to any Asset Sale Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” attached to the Securities completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that, if the aggregate principal amount of Securities surrendered by the Holders exceeds the Offer Amount, the Trustee will select Securities for purchase on a pro rata basis, by lot or other method in any case the Trustee considers appropriate, with respect to Global Notes, subject to the rules and procedures of the Depositary unless otherwise required by law or applicable stock exchange requirements; and

(8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and will deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officer’s Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.11. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon a written order from the Company as described in Section 2.02, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Securities to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

If less than all of the Securities are to be purchased in an Asset Sale Offer at any time, the Trustee will select Securities for purchase on a pro rata basis, by lot or other method in any case the Trustee considers appropriate, with respect to Global Notes, subject to the rules and procedures of the Depositary unless otherwise required by law or applicable stock exchange requirements.

The Trustee will promptly notify the Company in writing of the Securities selected for purchase and, in the case of any Securities selected for partial purchase, the principal amount thereof to be purchased. Except as provided in this Section 4.11, provisions of this Indenture that apply to Securities purchased also apply to portions of Securities purchased.

No later than 10:00 a.m. Eastern Time on the Purchase Date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of and accrued interest or premium, if any, on all Securities to be purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the purchase price of, and accrued interest or premium, if any, on all Securities to be purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the Purchase Date, interest will cease to accrue on the Securities or the portions of Securities purchased. If any Securities purchased is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

(e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue of such compliance.

(f) Notwithstanding anything in this Indenture to the contrary, (i) to the extent that any of or all the Net Proceeds received by a Foreign Subsidiary are prohibited or delayed under any requirements of law from being repatriated to the Company, the portion of such Net Proceeds so affected will not be required to be applied in compliance with this Section 4.11 and shall not constitute Excess Proceeds and may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable requirement of law will not permit repatriation to the Company (the Company hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable requirement of law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds is permitted under the applicable requirement of law, such repatriation will be promptly effected and such repatriated Net Proceeds will be promptly applied (net of additional Taxes payable or reserved against as a result thereof) in compliance with this Section 4.11, and (ii) to the extent that and for so long as the Company has determined in good faith that repatriation of any of or all the Net Proceeds would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), the Net Proceeds so affected will not be required to be applied in compliance with this Section 4.11 and shall not constitute Excess Proceeds and may be retained by the applicable Foreign Subsidiary; provided that when the Company determines in good faith that repatriation of any of or all the Net Proceeds received by a Foreign Subsidiary would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), such Net Proceeds shall be promptly applied (net of additional Taxes payable or reserved against as a result thereof) in compliance with this Section 4.11.

Section 4.12 Reports.

(a) To the extent required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company will furnish to the Holders of Securities and the Trustee within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K, or any successor or comparable forms, if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K, or any successor or comparable form, if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K, or any successor or comparable form, will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such filing).

(b) During any period from and after the Issue Date during which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and does not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall furnish to the Holders of Securities and the Trustee, within fifteen (15) days after the time periods specified below:

(1) within ninety (90) days after the end of each fiscal year, all information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the Commission as of such date and a report on the annual financial statements by the Company’s independent registered public accounting firm;

(2) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, all information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the Commission as of such date;

(3) within the time periods specified for filing current reports on Form 8-K, or any successor or comparable form, all current reports that would be required to be filed with the Commission on Form 8-K, or any successor or comparable form, as of such date if the Company were required to file such reports; and

(4) following an Event of Default, the Company shall deliver to the Trustee all information and materials that are delivered or made available to agent(s), lenders and/or creditors under the Revolving Loan Credit Agreement, any Material Senior Credit Facility and/or any other Material Indebtedness simultaneously with the delivery thereof to any of any agent, lender and/or creditor under any Material Senior Credit Facility and/or any other Material Indebtedness, the Trustee shall make all such information and materials available to any Holder that executed and delivers to the Company a customary non-disclosure agreement in respect thereof.

in each case, in a manner that complies in all material respects with the requirements specified in such form. Substantially concurrently with the Company furnishing any information to the Holders of Securities and the Trustee pursuant to this Section 4.12(b), the Company shall also use its commercially reasonable efforts to post copies of such information on a publicly available website maintained by the Company or Noble Parent Company.

(c) Notwithstanding Sections 4.12(a) and 4.12(b), (A) if Noble Parent Company or any other direct or indirect parent of the Company fully and unconditionally guarantees the Securities, the filing of such reports by Noble Parent Company within the time periods specified above will satisfy such obligations of the Company and (B) if neither the Company nor Noble Parent Company is subject to Section 13 or 15(d) of the Exchange Act, the financial statements, information and other documents required to be provided as described above, may be those of (i) the Company or (ii) Noble Parent Company, so long as in the case of (ii) Noble Parent Company shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than its direct or indirect ownership of all of the Capital Stock in, and its management of, the Company; provided that, if the financial information so furnished relates to Noble Parent Company, the same is accompanied by a reasonably detailed description, either on the face of the financial information, in the footnotes thereto, in “Management’s Discussion and Analysis of the Financial Condition and Results of Operations” or elsewhere in such report, of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Company and the Restricted Subsidiaries on a standalone basis, on the other hand.

(d) The availability of any of the materials referenced in this Section 4.12 on the Commission’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Company’s delivery obligation of such materials pursuant to this Section 4.12.

Section 4.13 Specified Ineligible LCE Available Excess Cash. On a semi-annual basis, the Company shall use commercially reasonable efforts to cause each Ineligible LCE that owns a Specified Rig at such time to, directly or indirectly, dividend or otherwise distribute all Ineligible LCE Available Excess Cash of such Person to the Company or a Guarantor (and/or apply such Ineligible LCE Available Excess Cash to repay loans owed by such Person and/or otherwise return Investments made in such Person to one or more of the Company or a Guarantor).

Section 4.14 Waiver of Certain Covenants. The Company may, with respect to any Securities, omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.02 to 4.11, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder. If a record date is fixed, the Holders of such record date, or their duly appointed agents, and only such Persons shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date; provided that unless the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall have waived such compliance prior to the date which is ninety (90) days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 4.15 Maintenance of Insurance. The Company shall maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Company and the Guarantors to be listed as insured and the Collateral Agent to be listed as co-loss payee on property and property casualty policies and as an additional insured on liability policies with respect to the Collateral Rigs. Copies of certification of the insurance policies and entries covering the Collateral Rigs shall be delivered to the Trustee on the Issue Date. Notwithstanding the foregoing, the Company and the Guarantors may self-insure with respect to such risks with respect to which companies of established reputation in the same general line of business in the same general area usually self-insure.

Section 4.16 Further Instruments and Acts; Further Assurances; Additional Guarantors.

Subject to the Agreed Security Principles:

(a) The Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture. The Company and the Guarantors will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably required by the Collateral Agent from time to time, or that may be reasonably requested by Holders of a majority in principal amount of the Securities, in order to:

(i) create and perfect (to the extent perfection is required pursuant to the Agreed Security Principles) a Lien on any asset required to be Collateral;

(ii) execute, deliver and perform under each Collateral Document to which such Person is required to be a party;

(iii) carry out the terms and provisions of the Collateral Documents to which such Person is required to be a party;

(iv) maintain the validity, enforceability and priority of any of the required Collateral Documents and the Liens on the Collateral required to be created thereby; and

(v) assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Agent (and the Security Trustee) under the required Collateral Documents with respect to any asset required to be Collateral or under any other instrument executed in connection herewith.

(b) If (i) the Company forms or acquires any Restricted Subsidiary after the Issue Date that is not an Excluded Subsidiary, (ii) any existing Restricted Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary, (iii) the Company elects to have an Excluded Subsidiary become a Discretionary Guarantor or (iv) any Subsidiary guarantees the obligations under (or is a “borrower” under) the Revolving Loan Credit Agreement, any other Material Senior Credit Facility and/or any other Material Indebtedness and such Subsidiary is not already a party hereto as a Guarantor, then the Company will promptly notify the Trustee thereof and, subject to the Agreed Security Principles, within thirty (30) days (or such longer period (x) as consented to by the Collateral Agent (such consent not to be unreasonably withheld, conditioned or delayed) or (y) provided for under any Senior Credit Facility and/or any other Material Indebtedness for such Subsidiary to become a guarantor thereunder or to take any similar action thereunder as contemplated by this Section 4.16) such Subsidiary (each such Subsidiary, a “Subsequent Guarantor”) shall, and the Company shall cause such Subsidiary to, take the following actions; provided that such initial thirty (30) days (or such additional periods provided for under any Senior Credit Facility and/or any other Material Indebtedness) period referred to above with respect to any such Subsidiary shall be automatically extended by an additional thirty (30) days (or such additional periods provided for under any Senior Credit Facility and/or any other Material Indebtedness) at the expiration thereof if the Company and such Subsidiary is diligently pursuing the applicable steps required by this Section 4.16(b):

(i) execute and deliver to the Trustee a supplemental indenture, substantially in the form attached as Appendix D hereto, as such form may be modified as necessary or advisable to comply with applicable local law or otherwise modified in a manner consistent with the Agreed Security Principles, pursuant to which such Restricted Subsidiary will Guarantee the Securities;

(ii) execute and deliver to the Collateral Agent (or the Security Trustee) all applicable Collateral Documents (and/or supplements or joinder agreements or other similar agreements with respect the applicable Collateral Documents);

(iii) take such actions to create, grant, establish and perfect (to the extent perfection is required pursuant to the Agreed Security Principles) the Liens on such Subsequent Guarantor’s assets that are required to become Collateral;

(iv) other than with respect to any Immaterial Subsidiary, deliver to the Trustee and the Collateral Agent an Opinion of Counsel and Officer’s Certificate that such supplemental indenture and other Collateral Documents required to be executed and delivered by such Subsequent Guarantor pursuant to clauses (i) and (ii) above have been duly authorized, executed and delivered by such Subsequent Guarantor and constitute valid and binding obligations of such Subsequent Guarantor (subject to customary qualifications and exceptions) and is authorized or permitted by this Indenture; provided that, Opinions of Counsel shall not be required for any matters, or with respect to the laws of any jurisdiction, if a legal opinion covering such matters or jurisdiction was not required to be delivered relating to such Subsequent Guarantor pursuant to the Revolving Loan Credit Agreement, any other Material Senior Credit Facility and/or any other Material Indebtedness under which such Subsequent Guarantor is a borrower or guarantor, as applicable; and

(v) if any Capital Stock of such Subsequent Guarantor is owned by or on behalf of the Company or any other Guarantor, cause, subject to the Agreed Security Principles, such Capital Stock to be pledged pursuant to the Security Agreement or other applicable Collateral Document.

(c) Upon delivery of any Rig under construction to the Company or any of its Restricted Subsidiaries as owner thereof after the Issue Date or the acquisition by the Company or any of its Restricted Subsidiaries of any Rig after the Issue Date (to the extent such Rig is not an Excluded Rig or already subject to a Collateral Rig Mortgage) or the re-flagging of a Collateral Rig in different jurisdiction after the Issue Date, the Company shall within thirty (30) days for Rigs registered in Liberia and within one hundred and twenty (120) days for all other Rigs (or, in each case, such longer period as consented to by the Collateral Agent (such consent not to be unreasonably withheld, conditioned or delayed)) of such delivery, acquisition or re-flagging; provided that such initial 30 day period or 120 day period, as applicable, referred to above with respect to any such Rig shall be automatically extended by an additional 30 days (or such additional periods provided for under any Senior Credit Facility and/or any other Material Indebtedness, as applicable) at the expiration thereof if the Company is diligently pursuing the applicable steps required by this Section 4.16(c):

(i) execute and deliver, or cause such Restricted Subsidiary(ies) to execute and deliver, and cause to be filed for recording (or make arrangements satisfactory to the Collateral Agent for the filing for recording thereof) in the appropriate vessel or ship registry, an amendment or supplement to an existing Collateral Rig Mortgage or such other Collateral Rig Mortgage as shall be necessary or appropriate to grant to the Collateral Agent (or the Security Trustee), for the ratable benefit of the Securities Secured Parties, a Lien over such Rig owned by the Company or any of its Restricted Subsidiaries, as applicable; and

(ii) in connection with the execution and delivery of such Collateral Rig Mortgage (or, as applicable, such amendment or supplement to an existing Collateral Rig Mortgage) over such additional Collateral Rig, deliver, or cause the applicable Collateral Rig Owner to deliver, (x) certificates of registration showing the registered ownership of such Collateral Rig and the results of maritime lien registry searches indicating no record liens other than Permitted Liens with respect to such additional Collateral Rig, and (y) if requested by the Collateral Agent, a customary legal opinion of counsel relating to matters governed by the laws of the jurisdiction in which the applicable additional Collateral Rig is flagged, covering customary matters and in form and substance reasonably satisfactory to the Collateral Agent (it being agreed that any such opinion substantially in the form of a comparable opinion previously delivered to the Trustee or Collateral Agent for any specific jurisdiction shall be deemed reasonably acceptable for such purposes).

Upon the exercise by the Trustee, Collateral Agent or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company for such governmental consent, approval, recording, qualification or authorization.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that no Subsidiary that is a guarantor or borrower under the Revolving Loan Credit Agreement or any Material Senior Credit Facility and/or any other Material Indebtedness may be designated as an Unrestricted Subsidiary (unless such Subsidiary will be released from its guarantee of the obligations under (or, if applicable, terminated and released as a “borrower” under) each of the Revolving Loan Credit Agreement, all Material Senior Credit Facilities and all other Material Indebtedness substantially concurrently with such designation). If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary designated as unrestricted will be deemed to be an Investment made as of the time of the designation and will be treated as a Restricted Payment under Section 4.05 hereof or a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would not be prohibited at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.05 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.03 hereof, the Company will be in default of such covenant. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a

Restricted Subsidiary of the Company; provided that such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.03 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the reference Test Period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18 Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.19 Compliance Certificate.

(a) The Company and each Guarantor shall deliver to the Trustee, within one hundred and twenty (120) days after the end of each fiscal quarter, an Officer’s Certificate stating that a review of the activities of the Company and the Restricted Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the other Securities Documents, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company and the Restricted Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Securities Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the other Securities Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.20 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material Taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings and the failure to effect such payment is not adverse in any material respect to the Company.

Section 4.21 Amendment of Security Agreements. To the extent that any instrument or deliverable under the Revolving Loan Credit Agreement is required to be delivered and is not delivered on or prior to the Issue Date, the Company will use its commercially reasonable efforts to, and use its commercially reasonable efforts to cause the Guarantors to, deliver such instruments and deliverables within time period for delivery as provided for under the Revolving Loan Credit Agreement.

Section 4.22 Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Article 5

Consolidation, Amalgamation, Conveyance, Transfer or Lease of Company

Section 5.01 Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate or amalgamate with or merge into any other Person or sell, lease, convey, transfer or otherwise Dispose of all or substantially all of its properties and assets to any Person (other than a direct or indirect Restricted Subsidiary of the Company or the Company) unless:

(1) either (i) the Company shall be the continuing Person or (ii) the Person formed by such consolidation or amalgamation or into which the Company is merged, or the Person which acquires, by sale, lease, conveyance, transfer or other Disposition, all or substantially all of the Company’s properties and assets is organized or existing under the laws of any State of the United States, the District of Columbia, the Cayman Islands or England and Wales (such Person, as the case may be, being herein called the “Successor Company”) (provided that in the case where the Successor Company is not a corporation, a co-obligor of the Securities is a corporation) and the Successor Company shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on or any Additional Amounts with respect to the Securities and the performance of the Company’s covenants and obligations under this Indenture and the Securities;

(2) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture (if any) comply with this Indenture and that no Default or Event of Default has occurred and will not occur after giving effect to such transaction;

(3) immediately after giving pro forma effect to such transaction and any related transactions, the Successor Company or the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) hereof; and

(4) each Guarantor shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities.

The Successor Company shall succeed to, and be substituted for, the Company under this Indenture and the Securities.

Section 5.02 Successor Company Substituted. Upon any consolidation or amalgamation by the Company with or merger by the Company into any other Person or any sale, lease, conveyance, transfer or other Disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or to which such sale, lease, conveyance, transfer or other Disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter, and the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities (other than the obligation to pay the principal, fees, premiums and interest on the Securities). Notwithstanding the foregoing, the predecessor Person shall only be released of its obligations to pay the principal and interest on the Securities under this Indenture or the Securities, upon a sale, assignment, transfer, conveyance or other Disposition of all or substantially all its assets.

Article 6

Defaults and Remedies

Section 6.01 Events of Default. Each of the following is an “Event of Default” with respect to the Securities:

(1) failure to pay principal of or premium (if any) on any Securities when due and payable at maturity, upon redemption or otherwise;

(2) failure to pay any interest on or any Additional Amounts with respect to any Security when such interest or Additional Amounts become due and payable, and continuance of such default for a period of (thirty) 30 days;

(3) default in the performance or breach of any covenant of the Company or of any Restricted Subsidiary in this Indenture, which default or breach continues uncured for a period of (sixty) 60 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4) (i) any Securities Guarantee of a Significant Subsidiary ceases to be in full force and effect in any material respect (other than in accordance with the terms of such Securities Guarantee or pursuant to the terms of this Indenture) or any Guarantor that is a Significant Subsidiary denies or disaffirms in writing its obligations under its Securities Guarantee for any reason (other than as permitted in accordance with the terms of such Securities Guarantee or pursuant to the terms of this Indenture), or (ii) the Collateral Documents after delivery thereof pursuant to the terms of this Indenture shall for any reason (other than pursuant to the terms hereof or thereof, including as a result of a transaction permitted hereunder) cease to create a valid and perfected lien on and security interest in any material portion, when taken as a whole, of the Collateral of the Company and the Guarantors that are Significant Subsidiaries purported and required to be covered thereby (except to the extent that any such loss of perfection results from the failure of the Trustee or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements (or other similar filings in the relevant jurisdiction) and except as to Collateral consisting of real property or Rigs to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage), or the Company or any such Significant Subsidiary shall so state in writing;

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency or reorganization law or any applicable similar law of another country or political subdivision of such country or (B) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable U.S. federal, state bankruptcy, insolvency or reorganization law or any applicable similar law of another country or political subdivision of such country, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestration or other similar official of the Company or such Significant Subsidiary or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days (or one hundred twenty (120) days in the case of any such event occurring outside the United States);

(6) (i) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency or reorganization law or any applicable similar law of another country or political subdivision of such country or of any other case or proceeding to be adjudicated bankrupt or insolvent, or (ii) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency or reorganization law or any applicable similar law of another country or political subdivision of such country, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or (iii) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal, state bankruptcy, insolvency or reorganization law or any applicable similar law of another country or political subdivision of such country, or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or (v) the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or (vi) the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due;

(7) default under any bond, debenture, note or other evidence of Indebtedness by the Company or any of its Significant Subsidiaries or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Significant Subsidiaries resulting in the acceleration of such Indebtedness and with respect to which there has been such a default in payment shall exceed $50,000,000;

(8) any failure to pay principal of, or premium (if any) and interest on the Revolving Loan Credit Agreement when due and payable at maturity;

(9) there is entered against the Company or any of its Significant Subsidiaries one or more final judgments or orders in the United States or in a court of competent jurisdiction in any other jurisdiction for the payment of money or fines or penalties issued by any Governmental Authority involving in the aggregate a liability (not paid or to the extent not covered by insurance (subject to customary deductible)) of $50,000,000 or more and such judgment, order, penalty or fine, as applicable, shall not have been satisfied, vacated, discharged, stayed or bonded, as applicable, pending appeal for a period of sixty (60) consecutive days; or

(10) a UK Insolvency Event shall occur in respect of any UK Relevant Entity.

Upon the occurrence of an Event of Default pursuant to this Section 6.01 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action taken by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in any Notice of Default, which record date shall be the close of business on the day the Trustee shall have received such Notice of Default. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such

Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined in such Notice of Default prior to the day which is ninety (90) days after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after expiration of such ninety (90) day period, a Notice of Default contrary to or different from a Notice of Default previously given by a Holder, or from giving, after the expiration of such period, a Notice of Default identical to a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a record date in respect thereof shall be set pursuant to the provisions of this Section 6.01.

Section 6.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and continues, the Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Securities may declare the entire principal of and interest on all the Securities issued under this Indenture to be due and payable immediately. If an Event of Default occurs that is a result of an Event of Default described in clauses (5) or (6) of Section 6.01, the principal amount and interest on the Securities (together with any additional amounts that would have been payable if the Securities were redeemed pursuant to Section 3.08(b) or (c), as applicable, on such date of acceleration) issued under this Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 6, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay in U.S. dollars:

(A) all overdue interest, if any, on all Outstanding Securities;

(B) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest, if any, on such unpaid principal (and premium, if any) at the rate or rates prescribed therefor in such Securities;

(C) to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities; and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 6.01(7) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged, annulled, waived, rescinded or otherwise paid in full.

Upon the Trustee providing any declaration of acceleration, or rescission and annulment thereof pursuant to this Section 6.02 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be the close of business on the date the Trustee shall have provided such declaration of acceleration, or rescission and annulment, as the case may be. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is ninety (90) days after such record date (or their duly appointed agents), such declaration of acceleration, or rescission and annulment, as the case may by, shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after the expiration of such ninety (90) day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from a declaration previously given by a Holder, or from giving, after the expiration of such period, a declaration identical to a declaration of acceleration, or rescission and annulment thereof, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date shall be established pursuant to the provisions of this Section 6.02.

Section 6.03 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of thirty (30) days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the maturity thereof,

the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name, as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, subject to the Collateral Agency Agreement and the Intercreditor Agreements.

Section 6.04 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities or the property of the Company, any Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal, premium, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of their respective agents and counsel, if applicable) and of the Holders allowed in such judicial proceeding and shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions; and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee or Collateral Agent, as applicable, and their respective agents and counsel, and any other amounts due the Trustee or Collateral Agent under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.06 Application of Money Collected. Any money collected by the Collateral Agent pursuant to this Article 6 shall be applied in accordance with the Collateral Agency Agreement. Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due: (i) the Trustee; and (ii) the Collateral Agent under Section 7.07;

SECOND: To the payment of all other amounts due in respect of fees, expenses and costs under Section 7.07;

THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

FOURTH: The balance, to the Person or Persons entitled thereto.

To the fullest extent allowed under applicable law, if for the purpose of obtaining judgment against the Company or any Guarantor in any court it is necessary to convert the sum due in respect of the principal (and premium, if any) or interest with respect to the Securities (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in The City of New York next preceding that on which final judgment is given. Neither the Company nor the Trustee shall be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Securities under this Section 6.06 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section 6.06 to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Company on the claim or claims underlying such judgment.

Section 6.07 Limitation on Suits. Subject to Section 6.08, no Holder of any Security (solely in its capacity as a Holder of such Security) shall have any right to, and each Holder agrees that it shall not, take or institute any action or proceeding, judicial or otherwise, with respect to this Indenture, the Securities, or for the appointment of a receiver or trustee, or for any other right or remedy hereunder or under any other Securities Document (including (i) an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or similar law of another country or political subdivision of such country and/or (ii) the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities to be Incurred in compliance with such request;

(4) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding;

(5) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities; and

(6) such action does not violate the Collateral Agency Agreement or any Intercreditor Agreement;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains preference or priority over such other Holders).

Until the Securities are discharged in full or are otherwise no longer outstanding, no Securities Secured Party (including any individual Holder of Securities in its capacity as such) other than the Trustee or Collateral Agent shall have any right to: (i) contest any lawful exercise by the Collateral Agent acting at the direction of, or as consented to by, the Holders of a majority in aggregate principal amount of the then outstanding Securities, of any remedy or foreclosure of the Liens on the Collateral; (ii) contest any other request or motion for judicial relief made in any court by the Trustee at the direction of, or as consented to by, the Holders of a majority in aggregate principal amount of the then outstanding Securities; or (iii) contest any other request or motion for judicial relief made in any court by the Collateral Agent at the direction of, or as consented to by, the Holders of a majority in aggregate principal amount of the then outstanding Securities.

Section 6.08 Unconditional Contractual Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the contractual right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article 8) and in such Security of the principal of (and premium, if any) and interest on such Security on the Maturity Date (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such contractual rights shall not be impaired without the consent of such Holder. Notwithstanding the foregoing, no amendment to, or deletion or waiver of any of the covenants described in Article 4 of this Indenture or any action taken by the Company or Guarantors not prohibited hereunder (other than with respect to actions set forth in the first paragraph of Section 10.02) shall be deemed to impair or affect any rights of any Holder to receive payment of principal of, and premium, interest and Additional Amounts, if any, on, the Securities.

Section 6.09 Restoration of Rights and Remedies. If the Trustee, the Collateral Agent or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Control by Majority Holders. Holders of a majority in principal amount of the Outstanding Securities may direct the Trustee and/or, subject to the Collateral Agency Agreement, the Collateral Agent with respect to the time, method and place of:

(i) with respect to Securities, conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee and/or the Collateral Agent (including, without limitation, relating to or arising as a result of specified Events of Default); or

(ii) with respect to all Securities issued under this Indenture that are affected, conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee (including, without limitation, relating to or arising as a result of specified Events of Default);

provided, however, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any such direction that conflicts with law or this Indenture, that the Trustee or Collateral Agent determines is unduly prejudicial to the rights of other Holders of the Securities (it being understood that neither the Trustee nor the Collateral Agent has an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or would expose the Trustee or the Collateral Agent to personal liability. In addition, prior to acting at the direction of Holders, the Trustee and the Collateral Agent will be entitled to be indemnified by those Holders against any loss and expenses caused thereby.

Subject to the Trustee’s obligations hereunder, applicable law and this Section 6.12, holders of a majority in principal amount of the Outstanding Securities may direct the Trustee and/or, subject to the Collateral Agency Agreement, the Collateral Agent to act (or refrain from acting) in connection with the exercise of the Trustee’s and/or Collateral Agent’s duties with respect to this Indenture, the Securities, the Collateral, Collateral Documents and any Intercreditor Agreement.

Upon receipt by the Trustee of any such direction with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any further action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such direction, which record date shall be the close of business on the day the Trustee shall have received such direction. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the ninetieth (90th) day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent of a Holder) from giving, before or after the expiration of such ninety (90) day period, a direction contrary to or different from a direction previously given by a Holder, or from giving, after the expiration of such period, a direction identical to a direction that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set pursuant to the provisions of this Section 6.12.

Section 6.13 Waiver of Past Defaults. Subject to Sections 6.02 and 10.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Outstanding Securities waive any past Default or Event of Default hereunder and its consequences, except a continuing default:

(1) in the payment of the principal of (or premium, if any) or interest on any Security or the payment of Additional Amounts, if any, or

(2) in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past Default or Event of Default hereunder. If a record date is fixed, the Holders on such record date (or their duly designated agents), and only such Persons, shall be entitled to waive any such default hereunder, whether or not such Holders remain Holders after such record date; provided that unless such majority in principal amount shall have been obtained prior to the date which is ninety (90) days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver pursuant to this Section 6.13 shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Maturity Date (or, in the case of redemption, on or after the Redemption Date).

Article 7

Trustee

Section 7.01 Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, including at the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of gross negligence and willful misconduct on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting upon, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the trust and accuracy of such statement or the correctness of such opinions. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, as determined by a final order of a court of competent jurisdiction, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Indenture.

(d) Every provision of this Indenture that in any way relates to the Trustee or the Collateral Agent is subject to this Section 7.01 and Section 7.02.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture or any Collateral Document shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. The Trustee and the Collateral Agent shall be under no obligation to exercise any of their rights and powers under this Indenture or the Collateral Documents at the request of any Holders, unless such Holder has offered, and, if requested, provided to the Trustee and/or the Collateral Agent, as applicable, security and indemnity satisfactory to it against any loss, liability or expense.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.

(i) Subject to Section 6.12, holders of a majority in principal amount of the Outstanding Securities may direct the Trustee and/or the Collateral Agent to act (or refrain from acting) in connection with the exercise of the Trustee’s and/or Collateral Agent’s duties with respect to this Indenture, the Securities, the Collateral, the Collateral Documents and any Intercreditor Agreement (both before and after an Event of Default).

Section 7.02 Rights of Trustee. Subject to the provisions Section 7.01:

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee and/or Collateral Agent, to the extent satisfactory to the Trustee and/or Collateral Agent, security or indemnity against the loss, liability or expense (including attorneys’ fees) that might be Incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) Neither the Trustee nor the Collateral Agent shall be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee and the Collateral Agent at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture. In the absence of any such notice, the Trustee and Collateral Agent may conclusively assume that no such Default or Event of Default exists.

(i) The Trustee shall not be required to give a note, bond or surety in respect of the trusts and powers under this Indenture.

(j) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(k) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(l) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(m) The rights, powers, trusts, duties, privileges, protections, indemnities and immunities given to the Trustee are extended to, and shall be enforceable by, the Trustee in each of the capacities hereunder, and each agent, custodian and other Person employed to act hereunder and under the Collateral Documents, including the Collateral Agent.

(n) Neither the Trustee nor the Collateral Agent shall be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Trust Officer.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee. The Collateral Agent, any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee is also subject to Section 7.10 and Section 7.11.

Section 7.04 Trustee’s Disclaimer. Neither the Trustee nor the Collateral Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, the Securities Guarantees or the existence, genuineness, value of or protection afforded by any Collateral (except for the safe custody of Collateral in the Collateral Agent’s possession), for the legality, effectiveness or sufficiency of any Collateral Document, or for the creation, perfection, priority, sufficiency or protection of any Liens with respect to any Second Lien Obligations (as defined in the Senior Lien Intercreditor Agreement). Neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral. The Trustee makes no representation as to the Collateral Agent and shall not be responsible for any act or omission of the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, nor shall the Trustee or the Collateral Agent be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and the Trustee and the Collateral Agent shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including, without limitation, the Holders of Securities and the Company having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.05 Notice of Defaults.

(a) The Trustee shall give notice of any Default or Event of Default with respect to the Securities known to the Trustee as provided in Section 7.02(h) to the Collateral Agent and all Holders of Outstanding Securities within ninety (90) days after the occurrence of such Default or Event of Default or, if it is not known to the Trustee as provided in Section 7.02(h) within ninety (90) days of the occurrence of the Default or Event of Default, promptly (and in any event within ten (10) Business Days) after it becomes known to the Trustee as provided in Section 7.02(h); provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, premium (if any) or interest on any Security or in the payment of any sinking fund installment with respect to Securities, the Trustee shall be protected in withholding such notice if and so long as a committee of its Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

(b) The Collateral Agent shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by an Officer of the Collateral Agent, and such notice references the Securities and this Indenture and state that such notice is a “Notice of Default”. After the occurrence and continuance of an Event of Default, the Trustee, acting in accordance with the terms of this Indenture, may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Documents. The Collateral Agent shall take such action with respect to such Event of Default after the occurrence and during the continuation thereof as may be requested by the Trustee.

Section 7.06 Reports by Trustee to Holders. Promptly after each December 31 beginning with December 31, 2021, and in any event prior to March 31 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of March 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any national securities exchange under the Exchange Act and of any delisting thereof. The Company further agrees to make commercially reasonable efforts to ensure that the Securities become listed on a recognized stock exchange within the meaning of section 1005 of the Income Tax Act 2007 prior to the first interest payment date unless such listing would be reasonably likely to cause any material adverse consequences to the Company or any of its Significant Subsidiaries.

Section 7.07 Compensation and Indemnity. The Company and the Guarantors, jointly and severally, agree to: (i) pay to each of the Trustee and the Collateral Agent from time to time reasonable compensation for its respective services as has been agreed to by the Company and (x) the Trustee (which compensation shall not be limited by any law on compensation of a trustee of an express trust) and (y) the Collateral Agent; (ii) reimburse the Trustee and the Collateral Agent upon request for all its respective reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services (such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s or Collateral Agent’s, as applicable, agents, counsel, accountants and experts); and (iii) indemnify, defend and protect and hold the Trustee and the Collateral Agent and its respective officers, directors, employees, agents and affiliates against any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) Incurred by it in connection with the administration, as applicable, of this trust and the performance of its duties hereunder, or under any other Securities Documents including the costs and expenses of enforcing this Indenture or other Securities Document against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under any other Securities Documents. The Trustee shall notify the Company promptly of any claim for which it (or the Collateral Agent) may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company and the Guarantors of their obligations hereunder or under any other Securities Document. The Company and the Guarantors shall defend the claim and each of the Trustee and Collateral Agent, as applicable, may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense found by a final, non-appealable judgment of a court of competent jurisdiction to have been Incurred by the Trustee or the Collateral Agent through such parties’ own willful misconduct or negligence.

The Company and the Guarantors, jointly and severally, agree to: (i) pay to agents, counsel, accountants and experts retained by the Holders of a majority in aggregate principal amount of the Outstanding Securities (as a single group) compensation for their respective services to the Holders of a majority in aggregate principal amount of the Outstanding Securities incurred in connection with in connection with the negotiations, preparation, execution and delivery of the Securities Documents, and (ii) reimburse the Holders of a majority in aggregate principal amount of the Outstanding Securities (as a single group) upon request for all of their reasonable out-of-pocket expenses Incurred or made by it in connection with the enforcement or protection of its rights in connection with this Indenture and the other Securities Documents, including costs of collection (such expenses shall include the reasonable compensation and expenses, disbursements and advances of, as applicable, agents, counsel, accountants and experts), including, in each case, the costs and expenses of enforcing this Indenture or other Securities Document against the Company and the Guarantors (including this Section 7.06) and defending themselves against any claim asserted by the Company, the Guarantors, or any of their Subsidiaries or Affiliates) or liability in connection with this Indenture or any other Securities Documents asserted by, on behalf of or in respect of the Company, any Guarantor or any of their Subsidiaries or Affiliates.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee and the Collateral Agent shall have a lien prior to the Securities on all money or property held or collected by the Trustee or the Collateral Agent other than money or property held in trust to pay principal of and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of the Indenture.

The Company’s and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee or the Collateral Agent or the disbandment of the group of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities. When the Trustee or Collateral Agent Incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law or any similar federal, provincial, territorial or state law for the relief of debtors.

When the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (as a single group) Incur expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law or any similar federal, provincial, territorial or state law for the relief of debtors.

The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

Section 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee with respect to the Securities by so notifying the Trustee in writing not less than thirty (30) days prior to the effective date of such removal and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture.

Section 7.10 Corporate Trustee Required; Eligibility.

(a) There shall at all times be a Trustee hereunder which shall be:

(1) a corporation organized and doing business under the laws of the United States, or of any state or territory thereof, or of the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or state authority, or

(2) a corporation or other person organized and doing business under the laws of a foreign government permitted to act as a Trustee pursuant to a rule, regulation or other order of the SEC, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees.

(b) The Trustee shall have at all times a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(c) The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least the minimum amount required by the TIA. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b): A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Section 7.12 Collateral Documents; Senior Lien Intercreditor Agreement.

By their acceptance of the Securities, the Holders hereby authorize and direct the Trustee and the Collateral Agent, as the case may be, to execute and deliver the Senior Lien Intercreditor Agreement, the Collateral Agency Agreement and the other Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Senior Lien Intercreditor Agreement, the Collateral Agency Agreement, or any other Collateral Document, the Trustee and the Collateral Agent each shall have all of the rights, powers, trusts, duties, privileges, indemnities, immunities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Section 7.13 Collateral Agent.

The rights, powers, trusts, duties, privileges, protections, indemnities, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and as if the Collateral Documents and the other Securities Documents were named as this Indenture herein.

Section 7.14 Limitation of Duty of Trustee and Collateral Agent in Respect of Collateral; Indemnification.(1)

(a) None of the Collateral Agent or any of its respective related persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction) or under or in connection with any Securities Document or the transactions contemplated thereby. Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

(b) The Trustee and the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on their respective part hereunder or under any Collateral Document, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Subject to Section 7.01 of this Indenture, the Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Senior Lien Intercreditor Agreement or any Collateral Document by the Company or the Guarantors. The Trustee and the Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee or the Collateral Agent, in relation to any matter arising in the administration of this Indenture, the Senior Lien Intercreditor Agreement, or the Collateral Documents.

Article 8

Defeasance and Covenant Defeasance

Section 8.01 Option to Effect Defeasance or Covenant Defeasance. The Company may, at their option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all Outstanding Securities and Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Defeasance. Upon the Company’s exercise of the above option applicable to this Section 8.02, the Company (and any applicable Guarantor) shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (A) and (B) below and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive solely from the trust fund described in Section 8.04 and as more fully set forth in such Section 8.04, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 2.06, 2.07, and 2.09 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 12.01, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder and (D) this Article 8. Subject to compliance with this Article 8, the Company may exercise the option under this Section 8.02 notwithstanding the prior exercise of the option under Section 8.03.

Section 8.03 Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section, and unless and until the Company has exercised its option applicable to Section 8.02, the Company (and any applicable Guarantors) shall be released from its obligations under Sections 4.02 through 4.12 and 4.16 through 4.20 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”, and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration (and the consequences thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder). For this purpose, such covenant defeasance means that with respect to such Outstanding Securities the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenants set out in Sections 4.02 through 4.12 and 4.16 through 4.20, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby. In addition, upon the Company’s exercise of such covenant defeasance, subject to the conditions set forth in Section 8.04 below, clauses (3), (4), (7) and (8) of Section 6.01 hereof shall not constitute “Events of Default”.

Section 8.04 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 8.02 or Section 8.03 to the Outstanding Securities:

(1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments;

(2) pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations applicable to such Securities (determined on the basis of the currency in which such Securities are then specified as payable at the Maturity Date) which through the scheduled payment of principal (and premium, if any) and interest in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, under such Securities, money in an amount, or (C) a combination thereof, sufficient in the case of (A), (B) or (C), in the opinion of an Independent Financial Advisor (expressed in a written certification thereof delivered to the Company, as evidenced by an Officer’s Certificate delivered to the Trustee), to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Securities on the Maturity Date (or Redemption Date, if applicable) of such principal (and premium, if any) or interest. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian or the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt;

(3) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

(4) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

(5) in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(6) in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(7) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 8.02 or the covenant defeasance under Section 8.03 (as the case may be) have been complied with.

Section 8.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal (and premium, if any) and interest, if any received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a company request any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor (expressed in a written certification thereof delivered to the Company, together with an Officer’s Certificate delivered to the Trustee), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 8.06 Reinstatement. If the Trustee or any paying agent is unable to apply any money in accordance with Section 8.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.

Article 9

Satisfaction and Discharge

Section 9.01 Satisfaction and Discharge of Indenture.

(a) This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Article 12), and the Trustee, at the Company’s expense, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either:

(A) all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for which payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation, or

(B) all Securities and, in the case of (i) or (ii) below, not theretofore delivered to the Trustee for cancellation

i. have become due and payable by reason of the delivery of a notice of redemption or otherwise, or

ii. shall become due and payable at the Maturity Date within one (1) year, or

iii. are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency in which the Securities of such Securities are payable, sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity Date or Redemption Date, as the case may be.

In the case of satisfaction and discharge, upon any redemption that requires the payment of the Applicable Premium (plus any other amounts due under Section 3.08), the amount deposited with the Trustee shall be sufficient for purposes of the paragraph immediately above to the extent that an amount is deposited with the Trustee equal to the Applicable Premium (plus such other amounts due under Section 3.08) calculated as of three Business Days prior to the date of such deposit, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities (other than contingent obligations or liabilities for which no claim or demand for payment has been made); and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b) After the conditions to discharge contained in this Article 9 have been satisfied, and the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder, and delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantors under this Indenture.

Article 10

Amendment, Supplement and Waiver

Section 10.01 Without Consent of Holders. The Company, the Guarantors, the Trustee and the Collateral Agent (as applicable), at any time and from time to time, may amend or supplement this Indenture, any Securities Guarantee, the Securities, the Intercreditor Agreements and any Securities Document without notice to or consent of any Holder to:

(1) cure any ambiguity, defect or inconsistency;

(2) provide for the assumption of the Company’s or a Guarantor’s obligations in the case of a consolidation, amalgamation, merger or sale of all or substantially all of the Company’s or such Guarantor’s assets in accordance with Section 5.01 or Section 11.06, as applicable;

(3) with respect to any Pledgor other than the Company or a Guarantor, provide for the assumption of such Pledgor’s obligations under the applicable Securities Documents in the case of a consolidation, amalgamation, merger or sale of all or substantially all of such Person’s assets in a transaction not otherwise prohibited under this Inedenture;

(4) make any change that does not adversely affect the rights of any Holder in any material respect;

(5) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(6) comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(7) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee, a successor Collateral Agent or a successor Paying Agent hereunder pursuant to the requirements hereof;

(8) provide for the issuance of Additional Securities (including PIK Notes);

(9) make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Securities; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(10) add Collateral, or substitute or replace any Collateral with similar assets, with respect to any or all of the Securities and/or the Securities Guarantees;

(11) add a Pledgor, or substitute or replace any Pledgor with similar assets, with respect to any or all of the Securities and/or the Securities Guarantees;

(12) release any Collateral from the Lien securing the Securities when not prohibited or when required by the applicable Collateral Document(s) or this Indenture;

(13) with respect to the Securities Documents, make any amendments or supplements as provided in the relevant Securities Document;

(14) comply with the rules of any applicable securities depositary;

(15) add a Guarantor, a guarantee of Noble Parent Company or a co-obligor of the Securities under this Indenture, the Senior Credit Facility and/or the Securities Documents;

(16) allow a Guarantor to execute a supplemental indenture or a Securities Guarantee or to release any Guarantor from any of its obligations under its Securities Guarantee or the provisions of this Indenture, in accordance with the terms of such Securities Guarantee or pursuant to the terms of this Indenture;

(17) evidence or give effect to any subordination permitted by Section 13.04.

Notwithstanding the foregoing, but subject to the Agreed Security Principles, (i) no Restricted Subsidiary shall be released from its Securities Guarantee as a Guarantor pursuant to this Section 10.01 if such Subsidiary guarantees the obligations under (or is a “borrower” under) the Revolving Loan Credit Agreement, any Material Senior Credit Facility and/or any other Material Indebtedness (unless such Subsidiary will be released from its guarantee of the obligations under (or, if applicable, terminated and released as a “borrower” under) each of the Revolving Loan Credit Agreement, all Material Senior Credit Facilities and all other Material Indebtedness substantially concurrently with such release from its Securities Guarantee) and (ii) no Lien on Collateral of the Company, any Guarantor or any Pledgor securing the Securities Debt shall be released pursuant to this Section 10.01 if such Collateral is subject to a Lien securing the Revolving Loan Credit Agreement or any Material Senior Credit Facility (unless the Lien on such Collateral securing each of the Revolving Loan Credit Agreement and all such Material Senior Credit Facility will be released substantially concurrently with such release of the Lien on such Collateral securing the Securities Debt).

Section 10.02 With Consent of Holders. The Company, each other Guarantor, the Trustee and the Collateral Agent (as applicable) may amend or supplement this Indenture, any Securities Guarantee, the Securities, the Intercreditor Agreements and any Securities Document with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected. However, without the consent of each Holder of an Outstanding Security affected thereby, an amendment or waiver may not:

(1) change the Maturity Date of the principal of or any installment of premium of or interest on any Security;

(2) change any obligation of the Company to pay Additional Amounts contemplated by Section 12.01, except as provided for in this Indenture;

(3) reduce the principal amount thereof or the rate of interest or change the time for payment of interest on any Security;

(4) change any place of payment for any Security;

(5) change the currency of payment of principal on (or premium, if any) or interest, if any on any Security;

(6) amend the contractual right of any Holder to institute suit for the enforcement of any payment due in respect of any Security on or after the Maturity Date;

(7) reduce the percentage in aggregate principal amount of the Outstanding Securities required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;

(8) waive a default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Securities Guarantee which cannot be amended or modified without the consent of all affected Holders);

(9) make any change to or modify the ranking of the Securities of such series as to the contractual right of payment in a manner that would adversely affect the Holders thereof, except in accordance with the terms of this Indenture;

(10) release Liens on (a) any Collateral Rig (directly or indirectly (including by way of release of security interest in Capital Stock)) or (b) with respect to other Collateral, material portion of such other Collateral, except in accordance with the terms of this Indenture; or

(11) release any Guarantor from its Securities Guarantees, except in accordance with the terms of this Indenture.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date or their duly designated agents, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is ninety (90) days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the substance thereof shall be approved.

Notwithstanding anything to the contrary contained in Section 10.02 or in any other Securities Document, any Securities Guarantee, any Collateral Document and any related document executed or delivered by the Company, any Guarantor, any Pledgor or any of their Affiliates in connection with this Indenture may be in a form reasonably determined by the Trustee or Collateral Agent and may be, together with this Indenture, amended, restated, modified, supplemented, waived or replaced with the consent of the Trustee or Collateral Agent at the request of the Company without the need to obtain the consent of any other Holder if such amendment, restatement, modification, supplement, waiver or replacement is executed or delivered in order (i) to comply with local law or advice of any counsel, (ii) to cure any ambiguity, omission, mistake, typographical error, inconsistency or other defect, (iii) to give effect to the Agreed Security Principles or otherwise cause such Securities Guarantee, Collateral Document or other document to be consistent with this Indenture (including the Agreed Security Principles) or any other Securities Document, (iv) otherwise give effect to, or otherwise grant, perfect, protect, expand or enhance, any Lien on any property for the benefit of the Securities Secured Parties, and/or (v) otherwise enhance the rights of the Collateral Agent or the rights or benefits generally applicable to the Securities Secured Parties under any Securities Document with respect to Collateral or Guarantee matters.

Section 10.03 Trustee and Collateral Agent to Sign Amendments, Supplemental Indentures, etc. In executing any amendment, supplement or waiver authorized by Article 10, or in executing or accepting the additional trusts created by, any supplemental indenture permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee and the Collateral Agent shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of such amendment, supplement, waiver or supplemental indenture is authorized or permitted by this Indenture and the other Securities Documents and that such amendment, supplement, waiver or supplemental indenture is the legal, valid and binding obligation of the Company and the Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exception, and complies with the provisions hereof and of any applicable Securities Documents. The Trustee and the Collateral Agent may, but shall not be obligated to, enter into any such amendment, supplement, waiver or supplemental indenture which affects the Trustee’s or the Collateral Agent’s own rights, duties, liabilities or immunities under this Indenture, under any Securities Documents or otherwise.

Section 10.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 10.06 Notice of Supplemental Indentures. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.03, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner set forth in Section 14.01, setting forth in general terms the substance of such supplemental indenture.

Article 11

Guarantees

Section 11.01 Guarantees. Each Guarantor of Securities hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each Holder, to the Trustee and the Collateral Agent and, in each case, their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that (a) the full and punctual payment of principal of (and premium, if any) and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Securities (all the foregoing, being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor of Securities further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any obligation.

Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or any other Guarantor, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Securities Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. Each Guarantor waives notice of any default under the Securities, the Securities Guarantees and this Indenture or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture with respect to the Securities or any other agreement or otherwise; (2) any extension or renewal of any terms or provisions thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture with respect to the Securities or any other agreement; (4) the release of any security held by any Holder, the Trustee or the Collateral Agent for the Guaranteed Obligations or any of them; (5) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 11.06, any change in the ownership of such Guarantor.

Each Guarantor of Securities further agrees that its Securities Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by Holder, the Trustee or the Collateral Agent to any Security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 9.01, 11.02, 11.06 or 11.07, the obligations of each Guarantor of Securities hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor of Securities herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Collateral Agent or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture with respect to the Securities, the Collateral Documents, as applicable, or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor of Securities further agrees that its Securities Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of (and premium, if any) or interest on any obligation is rescinded or must otherwise be restored by any Holder, the Trustee or the Collateral Agent upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder of Securities, the Trustee or the Collateral Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of (and premium, if any) or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee and the Collateral Agent (as applicable) an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders, the Trustee and the Collateral Agent.

Each Guarantor of Securities agrees that, as between it, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Securities Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

Each Guarantor of Securities also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) Incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 11.01.

Section 11.02 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor of Securities shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally, or that would otherwise result in any of the guarantees that are provided hereunder constituting unlawful financial assistance within the meaning of sections 677, 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of any Guarantor.

Section 11.03 Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and permitted assigns of the Trustee, the Collateral Agent and the Holders and, in the event of any permitted transfer or permitted assignment of rights by any Holder, Collateral Agent or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee, Collateral Agent or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.05 Modification; Application of Certain Terms and Provisions to the Guarantors. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances. Upon any demand, request or application by any Guarantor to the Trustee and the Collateral Agent to take any action under this Indenture, such Guarantor shall furnish to the Trustee and the Collateral Agent such certificate and opinions as are required in Section 14.03 hereof as if all references therein to the Company were references to such Guarantor.

Section 11.06 Guarantors May Consolidate, Etc. Only on Certain Terms.

No Guarantor may consolidate or amalgamate with or merge into any other Person (other than with or into the Company (subject to Section 5.01) or any other Guarantor(s)), or sell, lease, convey, transfer or otherwise Dispose of all or substantially all of its assets to any Person (other than to the Company or any other Guarantor(s)) unless: either (i) such Guarantor is the surviving or resulting person or (ii) the Person (if other than such Guarantor) formed by such consolidation or amalgamation or into which such Guarantor is merged, or the Person which acquires, by sale, lease, conveyance, transfer or other Disposition, all or substantially all of such Guarantor’s properties and assets, as applicable, shall expressly assume, by a supplemental indenture, such Guarantor’s obligations under its Securities Guarantee and, in which case such person would be substituted for such Guarantor in this Indenture with the same effect as if it had been an original party to this Indenture.

Section 11.07 Release of Guarantor.

(a) A Guarantor will be automatically released from its Securities Guarantee and its other obligations under this Article 11 (other than any obligation that may have arisen under Section 11.08):

(1) upon legal defeasance or covenant defeasance of the Securities pursuant to Article 8 or if all of the Company’s obligations under this Indenture are satisfied and discharged pursuant to Article 9;

(2) upon any sale, transfer or Disposition of the Capital Stock of a Guarantor, if as a result of such sale, transfer or Disposition, such Guarantor is no longer a Restricted Subsidiary of the Company and immediately after giving effect thereto, the Company shall be in compliance with Section 4.16;

(3) upon the dissolution or liquidation of a Guarantor, if immediately after giving effect thereto, the Company shall be in compliance with Section 4.16;

(4) to the extent such release is approved, authorized or ratified in writing in accordance with Section 10.01 or 10.02, as applicable;

(5) if such Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 4.17;

(6) upon such Guarantor being released from or discharged of, its Obligations that are covered by such Securities Guarantee, and all pledges and security, if any, granted by such Guarantor pursuant to the requirements of Section 4.16; or

(7) in the case of a Discretionary Guarantor, upon a written notice from the Company to the Trustee requesting such release and certifying that such entity will no longer be a Discretionary Guarantor.

(b) At the request of the Company and upon delivery of an Officer’s Certificate and Opinion of Counsel, if required, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Guarantor pursuant to this Section 11.07.

Notwithstanding the foregoing, no Person shall be released from its Securities Guarantee as a Guarantor (other than pursuant to clause (1) or (4) above) if it guarantees (or is a “borrower” under) the Revolving Loan Credit Agreement, any Material Senior Credit Facility and/or any other Material Indebtedness (unless such Subsidiary will be released from its guarantee of the obligations under (or, if applicable, terminated and released as a “borrower” under) each of the Revolving Loan Credit Agreement, all Material Senior Credit Facilities and all other Material Indebtedness substantially concurrently with such release from its Securities Guarantee).

Section 11.08 Subrogation; Contribution. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the other Securities Secured Parties, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Securities Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Securities Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders, the Trustee, or the other Securities Secured Parties under the Securities Guarantee.

Section 11.09 Execution and Delivery. To evidence its Securities Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an officer, director, general manager or person holding an equivalent title.

(a) Each Guarantor hereby agrees that its Securities Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Securities Guarantee on the Securities.

(b) If the person whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Security, the Securities Guarantees shall be valid nevertheless.

(c) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Securities Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 11.10 Certain Non-U.S. Law Limitations.

(a) Swiss Guarantee and Security Limitations.

(1) If and to the extent that a Person formed or incorporated under the laws of Switzerland becomes a Guarantor under the Securities Documents and/or grants any Liens on its assets to secure any Securities Debt or any other Parity Lien Obligations (a “Swiss Guarantor”) (including, but not limited, under the Guarantee provided for in the Securities Guarantee or any other Securities Document for obligations of its Affiliates other than its Subsidiaries and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend ((verdeckte) Gewinnausschüttung) by such Swiss Guarantor or would otherwise be restricted under then applicable Swiss law (the “Swiss Restricted Obligations”), the aggregate liability of such Swiss Guarantor for Swiss Restricted Obligations shall be limited at such time to the amount of unrestricted equity capital of such Swiss Guarantor available for distribution as dividends to the shareholders or quotaholders, respectively, of such Swiss Guarantor presently being the total shareholder equity of such Swiss Guarantor less the total of (x) the aggregate share capital of such Swiss Guarantor and (y) statutory reserves (including reserves for own shares and revaluations as well as agio) of such Swiss Guarantor, to the extent such reserves cannot be transferred into unrestricted, distributable reserves and taking into account (by way of deducting) any upstream or cross-stream loans not granted on arm’s length terms (the “Swiss Available Amount”). The Swiss Available Amount of any Swiss Guarantor shall be determined on the basis of an audited interim balance sheet of such Swiss Guarantor provided that (1) this limitation shall only apply to the extent it is a requirement under applicable Swiss law at the time any Swiss Guarantor is required to perform under the Swiss Restricted Obligations, and (2) such limitation shall not free any Swiss Guarantor from its obligations in excess of the Swiss Available Amount, but merely postpone the performance date therefor until such times as performance is again permitted.

(2) In relation to payments made under the Swiss Restricted Obligations, the relevant Swiss Guarantor shall:

(A) procure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(B) if such notification procedure pursuant to clause (2)(A) above does not apply:

(I) deduct Swiss Withholding Tax at the rate of 35 per cent (or such other rate as is in force at that time) from any such payment or if the notification procedure pursuant to clause (ii)(A) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such Swiss Withholding Tax by notification under applicable law;

(II) pay any such deduction to the Swiss Federal Tax Administration;

(III) notify and provide evidence to the Trustee that the Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration; and

(IV) (1) use its best efforts to ensure that any person other than the Trustee, which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Swiss Restricted Obligations, will, as soon as possible after such deduction, request a refund of Swiss Withholding Tax under applicable law (including treaties) and pay to the Trustee upon receipt any amounts so refunded; or (2) if the Trustee is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment, and if requested by the Trustee, provide the Trustee those documents that are required by law and applicable treaties to be provided by the payer of such tax, for the Trustee, to prepare a claim for refund of Swiss Withholding Tax.

(3) Where a deduction for Swiss Withholding Tax is required to be made in respect of any payment under this clause (3) pursuant to clause (2) above, the Trustee shall be entitled to further enforce the guarantee and other indemnity granted by any Swiss Guarantor under this Agreement or any Collateral Document and apply proceeds therefrom against the Swiss Restricted Obligations (and the relevant Swiss Guarantor shall withhold Swiss Withholding Tax on the additional amount in accordance with clause (2) above) so that after making any required deduction of Swiss Withholding Tax, the aggregate amount paid net of Swiss Withholding Tax is equal to the amount which would have resulted if no deduction of Swiss Withholding Tax had been required, subject always to the limitations set out in clause (2) above. This clause (3) is without prejudice to the indemnification obligations of the Company or any Guarantor other than the relevant Swiss Guarantor in respect of any amounts deducted for the account of Swiss Withholding Tax.

(4) If and to the extent requested by the Trustee, the relevant Swiss Guarantor shall, promptly implement all such measures and/or promptly procure the fulfilment of all prerequisites allowing it to promptly make the requested payment(s) from time to time, including the following:

(A) preparation of an up-to-date audited interim balance sheet of such Swiss Guarantor to the extent required by Swiss corporate law, on the basis of which the Swiss Available Amount will be determined;

(B) confirmation of the auditors of such Swiss Guarantor that the relevant amount represents (the maximum of) the Swiss Available Amount;

(C) approval by a shareholders’ or quotaholders’ meeting of such Swiss Guarantor of the distribution of the relevant requested amount (within the limits of the Swiss Available Amount);

(D) if the enforcement of obligations of such Swiss Guarantor were limited due to the effects referred to in this Section 11.10(a) and to the extent permitted by applicable Swiss law, write up and/or, to the extent permitted under the Securities Documents, realize any of its assets that are shown in its balance sheet with a book value that is lower than the market value of the assets (in case of realization, however, only if such assets are not necessary for such Swiss Guarantor’s business (nicht betriebsnotwendige Aktiven), and/or convert share capital and statutory reserves into freely available reserves unless prohibited by mandatory law; and

(E) all such measures necessary or useful, and permitted under applicable Swiss law, to allow such Swiss Guarantor to make prompt payments or perform promptly Swiss Restricted Obligations with a minimum of limitations.

(b) Swiss Use of Proceeds.

(1) No proceeds from this Indenture shall be applied in any manner that may be illegal or contravene any applicable law or regulation in any relevant jurisdiction, including those laws or regulations concerning financial assistance by a company for the acquisition of, or subscription for, shares or concerning the protection of shareholders’ capital.

(2) No proceeds of the Securities shall be used (and neither the Company nor Guarantors shall, and the Company shall ensure that none of its Subsidiaries or Affiliates will, use such proceeds) in a manner which constitutes a “use of proceeds in Switzerland” as interpreted by the Swiss Federal Tax Administration for the purposes of Swiss Withholding Tax, unless and to the extent that a written confirmation or countersigned tax ruling application from the Swiss Federal Tax Administration has been obtained and provided in a form satisfactory in advance to the Trustee (acting reasonably), confirming that the intended “use of proceeds in Switzerland” does not result therein that payments in respect of any of the Securities become subject to Swiss Withholding Tax.

(c) Qatar Limitations. If and to the extent that a Person formed or incorporated under the laws of Qatar becomes a Guarantor hereunder and/or grants any Liens on its assets to secure any Securities Debt or any other Parity Lien Obligations (a “Qatari Guarantor”), then the Guarantee of any Securities Debt (including, without limitation, the Guarantee contained in Section 11.01 hereof) by such Qatari Guarantor and the security and other Liens granted by such Qatari Guarantor under or pursuant to any Parity Lien Security Document to secure any Secured Obligations (including, without limitation, the grant of security interests contained in Security Agreement) do not apply to any liability to the extent that it would result in any such Guarantee or any such Lien being unenforceable pursuant to Article 812 of the Qatar Civil Code, and the aggregate liability Guaranteed or secured by such Qatari Guarantor under the Parity Lien Documents shall be limited to $216,000,000.

(d) Other Limitations. The Securities Documents shall, with respect to any Person that is or becomes a Guarantor from time to time, be subject to any other applicable limitations or jurisdiction-specific provisions set forth in the Security Agreement or in any joinder agreement, assumption agreement or other supplement to, or amendment of, the Security Agreement from time to time or in any Supplemental Indenture to which such Person is a party.

Article 12

Additional Amounts

Section 12.01 Payment of Additional Amounts.

(a) The Company and the Guarantors shall pay any amounts due with respect to payments on the Securities without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (each, a “Withholding Tax”) imposed by or for the account of any jurisdiction (a) in which the Company or Guarantor (as applicable) is incorporated, organized, managed, controlled or resident for tax purposes; (b) in which a branch, office, assets, or permanent establishment of the Company or Guarantor (as applicable) is located; or (c) from or through which the relevant payment is made, or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law.

(b) If the Taxing Jurisdiction requires the Company or a Guarantor to deduct or withhold any Withholding Tax from any payment pursuant to the Security or this Indenture, the Company or the Guarantors, as applicable, shall (subject to compliance by the Holder with any relevant administrative requirements) pay to the Holder such additional amounts (“Additional Amounts”) as will result in such Holder’s receipt of such amounts as it would have received had no such withholding or deduction been required in accordance with the terms of the Securities and this Indenture; provided, however, that the foregoing shall not apply to:

(1) any Withholding Tax that would not be payable or due but for the fact that (1) the Holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, such Holder, if such Holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or fixed base or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Security or the collection of the principal amount, redemption price and interest (if any), in accordance with the terms of the Security and this Indenture, or the enforcement of the Security or (2) where presentation is required, the Security was presented more than thirty (30) days after the date such payment became due or was provided for, whichever is later;

(2) any Withholding Tax attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

(3) any Withholding Tax attributable to any tax, levy, impost or charge that is payable otherwise than by withholding from payment of the principal amount, redemption price and interest (if any);

(4) any Withholding Tax that would not have been imposed but for the failure to comply with certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of a Security, if (A) this compliance is required by statute or by regulation as a precondition to relief or exemption from such Withholding Tax, and (B) at least thirty (30) days prior to the first scheduled payment date for which compliance will be required, the Company has notified Holders or beneficial owners of Securities that they must comply with such certification, identification, information, documentation or other reporting requirements;

(5) any Withholding Tax to the extent (i) the Holder is entitled to a refund or credit in the Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction and (ii) such Holder is unable to provide evidence of its inability to obtain such refund or credit within ten (10) days of the Company notifying such Holder of the application of this Section 12.01(b)(5); or

(6) any combination of the instances described in (1) through (5).

(c) With respect to Section 12.01(b)(5) above, in the absence of evidence satisfactory to the Company (except in a circumstance described in Section 12.01(b)(5)(ii)), the Company may conclusively presume that a Holder is entitled to a refund or credit of all amounts required to be withheld. The Company shall not be required to pay any Additional Amounts to any Holder of a Security who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

(d) If reasonably requested by any Holder, the Company shall furnish to the Trustee documentation reasonably satisfactory to the Trustee evidencing the payment of any Withholding Taxes with respect to payments on the Securities. Copies of such receipts will be made available to the Holders of the Securities or beneficial owners of the Securities upon written request. The Trustee will have no duty to determine whether any Additional Amounts are payable or the amount thereof.

(e) If the Company or any Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Withholding Tax in respect of which such obligor would be required to pay an Additional Amount, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Withholding Tax is assessed directly against any Holder, and such Holder pays such liability, then the Company or the Guarantors will promptly reimburse the Trustee for the benefit of such applicable Holder, for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company or any Guarantor) upon demand by such Holder accompanied by any official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

(f) All references in this Indenture or the Securities to “interest” or other amounts payable with respect to the Securities shall include (without duplication) any Additional Amounts due with respect thereto.

Section 12.02 Value Added Tax. Where this Indenture or the Securities requires any party to reimburse or indemnify a Holder, Trustee or Collateral Agent for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Holder, Trustee or Collateral Agent for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Holder, Trustee or Collateral Agent (or a member of group for VAT purposes to which such Holder, Trustee or Collateral Agent belongs) is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

Section 12.03 Stamp Duty. The Company shall indemnify the Trustee and the Holder for any United Kingdom stamp duty or stamp duty reserve tax (including penalties and interest related thereto) on the execution, delivery, issuance, registration or enforcement of any of the Notes, this Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect thereto; provided, however, that the Company shall not bear any such taxes applicable upon a Transfer of the Securities to or by a Holder.

Article 13

Collateral and Security

Section 13.01 Grant of Security Interest, Etc.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Securities and amounts due hereunder and under the Securities Guarantee when and as the same shall be due and payable, whether on an interest payment date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law) on the Securities, the performance of all other obligations of the Company and the Guarantors to the Holders, the Trustee, the Collateral Agent or the Security Trustee under this Indenture, the Securities, the other Securities Documents, and all other Securities Debt shall be secured as provided in the Collateral Documents, subject to the terms of the Collateral Agency Agreement and the Intercreditor Agreements.

(b) Each of the Trustee, the Collateral Agent, the Security Trustee and each Holder, by its acceptance of the Securities, consents and agrees to the terms of each Collateral Document, as the same may be originally in effect on the Issue Date or entered into thereafter and as may be amended, restated, supplemented, waived, modified or replaced from time to time in accordance with its terms and the terms of this Indenture, and authorizes, directs and empowers (1) the Trustee to enter into the Collateral Agency Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith, and (2) the Collateral Agent or the Securities Trustee, as applicable, on behalf of the Securities Secured Parties, to (i) enter into this Indenture, the Collateral Documents and the other Securities Documents to which the Collateral Agent is named as a party, (ii) perform its obligations and exercise its rights, powers and remedies thereunder in accordance therewith and to take any action permitted or required hereunder or thereunder, (iii) receive, hold, administer and enforce the Collateral Documents, including the

Collateral Rig Mortgages covering the Collateral Rigs and (iv) take any actions with respect to the Collateral or Collateral Documents which may be necessary or advisable to perfect and maintain the Liens upon the Collateral granted pursuant to the Collateral Documents and enter into additional Collateral Documents or amendments, restatements, supplements, waivers, other modifications or replacements to Collateral Documents, including as contemplated by Section 4.16 and/or the Agreed Security Principles, or as necessary or advisable in connection with (w) any transfer or change in ownership of a Collateral Rig or any other Rig that is not prohibited by this Indenture, (x) any transfer or change to the flag or vessel and/or ship registry of any Collateral Rig or any other Rig (including to execute and deliver any consents or Lien releases that any relevant vessel and/or ship registry requires from the Collateral Agent in connection therewith), (y) any other actions or transactions of the type contemplated by Section 7.12 of the Revolving Credit Agreement or any similar provision of any First Lien Indebtedness (whether or not then in effect) or (z) any change in the legal name, incorporation status or type of organization or jurisdiction of organization or incorporation of the Company, any Guarantor or any Pledgor. Subject to the Agreed Security Principles, the Company shall, and the Company shall cause each of the Restricted Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Indenture and the other Securities Documents to assure and confirm to the Collateral Agent or the Security Trustee, as applicable, the security interests in the Collateral contemplated by the Indenture and the other Securities Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities and Securities Guarantees secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreement, including taking all commercially reasonable actions (including the filings of continuation statements and amendments to UCC financing statements) required to cause the Collateral Documents to create and maintain, as security for the obligations contained in this Indenture and the other Securities Documents valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral (subject to the terms of the Intercreditor Agreements and the Collateral Agency Agreement), in favor of the Collateral Agent or the Security Trustee, as applicable, superior to and prior to the rights of all third Persons (subject to Permitted Liens not expressly required hereby to be junior to the Liens of the Collateral Agent) other than as set forth in the Intercreditor Agreements, and subject to no other Liens, in each case, except as expressly provided herein or therein. The Company shall from time to time promptly pay all reasonable and documented UCC financing statement and UCC continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(c) Notwithstanding anything to the contrary in any Securities Document, including, without limitation, Section 4.16:

(1) any provisions of the Securities Documents relating to Collateral and/or Securities Guarantee matters shall be subject to the Agreed Security Principles and the Collateral Agency Agreement in all respects; and

(2) in determining whether or not (x) any Guarantee of the Securities Debt shall be required to be provided, (y) any Lien shall be required to be granted and/or perfected on any asset and/or (z) any other action shall be required to be taken, or caused to be taken, by the Company, any Guarantor, any Pledgor or any

Subsidiary with respect to Collateral matters, (A) the Collateral Documents shall reflect, and are deemed to incorporate, the Agreed Security Principles and (B) in the event any provision of any Securities Document or any request by the Trustee, the Collateral Agent, the Security Trustee, any Holder or any other Securities Secured Party conflicts with any Agreed Security Principle or the Collateral Agency Agreement, the Agreed Security Principles or the Collateral Agency Agreement, as the case may be, shall govern and control with respect thereto; provided that, in the event of a conflict between any Agreed Security Principle or the Collateral Agency Agreement, the Agreed Security Principles shall govern and control with respect thereto.

(d) If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee, the Collateral Agent and the Security Trustee, as applicable, shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent or co-Security Trustee, as applicable, with respect to any such Collateral, with such rights and powers limited to those deemed necessary, advisable or appropriate for the Company, the Trustee, the Collateral Agent or the Security Trustee to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent in any material respect with the provisions of this Indenture or any other Securities Document. In addition to the foregoing, the Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(e) In the event that the Trustee obtains possession or control of any Collateral, the Trustee shall notify the Collateral Agent thereof, and, promptly deliver such Collateral to the Collateral Agent, for the benefit of the Parity Lien Secured Parties.

Section 13.02 Filing, Recording and Opinions.

(a) The Company shall comply with the provisions of TIA Sections 314(b), 314(c) and 314(d), in each case following qualification of this Indenture pursuant to the TIA and except to the extent not required as set forth in any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission, whether issued to the Company or any other Person). Following the qualification of this Indenture under the TIA, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA Section 314(b)(2), the Issuer will furnish such opinion promptly after each December 31 beginning with December 31, 2021, and in any event prior to each March 31. The Company shall furnish to the Trustee and the Collateral Agent at such times that are required by Trust Indenture Act Section 314(b) an Opinion of Counsel either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of security interests created under the Collateral Documents on Article 9 Collateral as is necessary to maintain the perfection of such security interests and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of any security interest in any Collateral created under any of the Collateral Documents.

Any release of Collateral permitted by Sections 13.03 and 13.04 hereof will be deemed not to impair the other Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officer’s Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

(b) If any Collateral is released in accordance with this Indenture and if the Company has delivered the certificates and documents required by the Security Documents and Sections 13.03 or 13.04, as applicable, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Sections 13.03 and 13.04, will, upon request, deliver a certificate to the Trustee and the Collateral Agent setting forth such determination.

(c) Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer or any of its Affiliates, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

(d) Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.

(e) Upon the request of the Trustee, the Trustee shall be entitled to rely on an Officer’s Certificate and an Opinion of Counsel in respect of any matter in furtherance of the foregoing transactions contemplated by this Section 13.02.

Section 13.03 Release of Collateral. The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Documents unless such release is in accordance with the provisions of this Indenture or the applicable Collateral Documents. The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture or the applicable Collateral Documents. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 13.03 has been released from the Liens of each of the Collateral Documents.

Section 13.04 Specified Releases of Collateral. Collateral may be released from the Lien and security interest created by any of the Collateral Documents at any time or from time to time in accordance with the provisions of the applicable Collateral Documents, or as provided hereby. Without the consent of any Holder, the Collateral Agent or the Trustee, the Company, the

Guarantors and the Pledgors will be entitled to releases of assets included in the Collateral from the Liens securing the obligations under the Securities and the Securities Guarantees under any one or more of the following circumstances, and any such release pursuant to this Section 13.04 shall be automatic without the need for any further action by any Person:

(1) Collateral of the Company or any Guarantor that is sold, transferred, disbursed or otherwise disposed of to a Person other than the Company or a Guarantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of this Indenture; provided that any products or proceeds received by the Company or a Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by this Indenture and the applicable Collateral Documents;

(2) Collateral of any Pledgor that is sold, transferred, disbursed or otherwise disposed of to a Person other than Noble Parent Company or a Subsidiary thereof to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of this Indenture; provided that any products or proceeds received by such Pledgor in respect of any such Collateral shall continue to constitute Collateral to the extent required by this Indenture and the applicable Collateral Documents;

(3) the property and assets of a Guarantor and the Capital Stock of such Guarantor (to the extent directly owned by a Person other than the Company or another Guarantor), in such case, upon the release of such Guarantor from its Securities Guarantee in accordance with Section 11.07 hereof;

(4) any Collateral upon consent of Holders of a majority in aggregate principal amount of Securities outstanding (other than any release of all or substantially all of the value of the Collateral);

(5) to the extent required by or pursuant to the terms of any Intercreditor Agreement;

(6) any Collateral that is or becomes Excluded Property; and/or

(7) to the extent such release is approved, authorized or ratified in writing in accordance with Section 10.01 or 10.02, as applicable.

In addition, the Trustee and/or Collateral Agent shall, without the need for any further action by any Person, subordinate or release any Lien on any Collateral granted to or held by it under any Securities Document to the holder of any Permitted Lien described in clause (l) or (bb) of the definition of “Permitted Liens” (or any modification, replacement, renewal, extension or refinancing thereof permitted by clause (gg) of the definition of “Permitted Liens”).

Upon the request of the Company pursuant to an Officer’s Certificate and the Collateral Agent’s receipt of (x) an Opinion of Counsel, in each case, stating that all conditions precedent and covenants hereunder and under the other Securities Documents have been met for any release or subordination, as applicable, pursuant to this Section 13.04 and meeting the other requirements of Section 14.02 and Section 14.03 hereof and stating under which of the circumstances set forth in Sections 13.03 or 13.04 the Collateral is being released or the Lien on any Collateral is being subordinated, as applicable, and (y) any necessary or proper instruments of termination, satisfaction, release or subordination, as applicable, prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release or subordination, as applicable, of any Liens on any Collateral permitted to be released or subordinated, as applicable, pursuant to this Indenture or the applicable Collateral Documents. Notwithstanding anything herein to the contrary, in no event shall the Collateral Agent be required to execute, deliver or acknowledge any instruments of termination, satisfaction, release or subordination unless, in each case, the Collateral Agent has received an Opinion of Counsel complying with this paragraph.

Section 13.05 Release upon Satisfaction or Defeasance of All Outstanding Obligations. The Liens on, and pledges of, all Collateral will also be automatically terminated and released upon any one or more of the following circumstances: (i) payment in full of the principal of, premium, if any, on, and accrued and unpaid interest on the Securities and all other Securities Debt hereunder and under the other Securities Documents that are due and payable at or prior to the time, (ii) a satisfaction and discharge of this Indenture as described above under Article 9 hereof, (iii) the occurrence of a covenant defeasance as described above under Article 8 hereof or (iv) the consent of Holders of at least 66-2/3% in aggregate principal amount of the Securities then outstanding; provided that, in the case of any release in whole pursuant to clauses (i) through (iv) above, all amounts owing to the Trustee and the Collateral Agent under this Indenture and the other Securities Documents shall have been paid.

Upon the request of the Company pursuant to an Officer’s Certificate and the Collateral Agent’s receipt of (x) an Opinion of Counsel, in each case, stating that all conditions precedent and covenants hereunder and under the other Securities Documents have been met for any release pursuant to this Section 13.05 and meeting the other requirements of Section 14.02 and Section 14.03 hereof and (y) any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Liens on any Collateral permitted to be released pursuant to this Indenture or the applicable Collateral Documents.

Section 13.06 Form and Sufficiency of Release. In the event that (x) the Company or any Guarantor has sold, exchanged, or otherwise Disposed of or proposes to sell, exchange or otherwise Dispose of any portion of the Collateral that may be sold, exchanged or otherwise Disposed of by the Company or such Guarantor or (y) the Lien of the Collateral Agent on any portion of the Collateral is otherwise released, or permitted to be released, pursuant to this Indenture or the applicable Collateral Documents, and the Company, the applicable Guarantor or applicable Pledgor requests in writing the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Documents, the Collateral Agent shall execute, acknowledge and deliver to the Company, such Guarantor or such Pledgor (in proper form prepared by the Company, such Guarantor or such Pledgor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents.

Section 13.07 Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 13.08 Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Documents. U.S. Bank National Association is hereby appointed to act as Collateral Agent and Security Trustee hereunder and under the Securities Documents for all Liens securing the Securities Debt, and to act as mortgagee or security holder under all mortgages or standard securities, beneficiary under all deeds of trust and as secured party under the applicable security agreements. The Collateral Agent and Security Trustee, as applicable, hereby accepts its appointment as trustee of the Collateral with effect from the date of this Indenture and declares that it holds the Collateral in trust for the benefit of itself, the Trustee and all the other Holders in accordance with this Indenture and the other provisions of the Security Documents. Subject to the provisions of the applicable Collateral Documents, each of the Trustee and each Holder, by acceptance of its Securitie(s) agrees that (a) the Collateral Agent or Security Trustee, as applicable, may execute and deliver the Collateral Documents and act in accordance with the terms thereof, (b) during the continuance of an Event of Default, the Collateral Agent or Security Trustee, as applicable, may, in its sole discretion (it having no obligation to do so) and without the consent of the Trustee or any Holder, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Securities Debt of the Company and the Guarantors hereunder and under the other Securities Documents and (c) to the extent permitted by this Indenture and the Collateral Documents, the Collateral Agent or Security Trustee, as applicable, shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and suits and proceedings as the Collateral Agent or Security Trustee, as applicable, may deem expedient to preserve or protect its interests and the interests of the Trustee, the Collateral Agent or Security Trustee, as applicable, and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest created under the Collateral Documents or be prejudicial to the interests of the Collateral Agent or Security Trustee, as applicable, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent or Security Trustee, as applicable, may, at the sole expense of the Company, request the direction of the Holders or the Trustee with respect to any such actions and, upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreements.

Section 13.09 Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Documents. Each of the Collateral Agent and Security Trustee, as applicable, is authorized and empowered to receive for the benefit of the Collateral Agent or Security Trustee, as applicable, the Trustee, the Holders and the other Parity Lien Secured Parties any funds collected or distributed under the Collateral Documents and, to the extent not prohibited under any Intercreditor Agreement, to make further distributions of such funds in accordance with the provisions of the Collateral Agency Agreement. If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any other funds collected or distributed under the Collateral Documents, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture and the Collateral Agency Agreement, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee or the Holders pursuant to Section 6.06, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent.

Section 13.10 Intercreditor Agreements. Each Holder, by accepting the Securities, (i) agrees that it will be bound by, and will take no actions contrary, to the provisions of the Intercreditor Agreements, (ii) consents and agrees to the terms of the Intercreditor Agreements, and (iii) authorizes, instructs and directs the Trustee and Collateral Agent to (x) enter into and perform their respective obligations under each of the Intercreditor Agreements on behalf of such Holder and any amendments, supplements, or joinders contemplated by the terms of any of the Intercreditor Agreements and (y) act on its behalf to the extent set forth in the Intercreditor Agreements (and any such amendments, supplements, or joinders thereto) and the other Collateral Documents. This Indenture and the other Securities Documents are subject to the terms, limitations and conditions set forth in the Intercreditor Agreements. Notwithstanding anything to the contrary herein or in any other Securities Document, the Lien and security interest granted to the Collateral Agent pursuant to this Indenture and the Collateral Documents and the exercise of any right or remedy under any Securities Document by the Collateral Agent, the Trustee or any Holder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of any Intercreditor Agreement, on the one hand, and this Indenture or any other Securities Document, on the other hand, with respect to lien priority or rights and remedies in connection with any Collateral, the terms of such Intercreditor Agreement shall govern and control.

Section 13.11 Collateral Agent.

(a) If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee, the Collateral Agent and the Security Trustee, as applicable, shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent or co-Security Trustee, as applicable, with respect to any such Collateral, with such rights and powers limited to those deemed necessary, advisable or appropriate for the Company, the Trustee, the Collateral Agent or the Security Trustee to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent in any material respect with the provisions of this Indenture or any other Securities Document. In addition to the foregoing, the Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(b) Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing the Obligations under the Securities Documents, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing the Obligations under the Securities Documents or any delay in doing so.

(c) The Collateral Agent will be subject to such directions as may be given it by the Trustee or the Holders in accordance with Section 6.12 from time to time (as required or permitted by this Indenture); provided that in the event of conflict between directions received pursuant to the Collateral Documents and the Senior Lien Intercreditor Agreement and directions received from the Trustee or the Holders in accordance with Section 6.12 hereunder, the Collateral Agent shall follow the directions received pursuant to the Collateral Documents and the Senior Lien Intercreditor Agreement. Except as directed by the Trustee as required or permitted by this Indenture and any other representatives pursuant to the Collateral Documents or the Senior Lien Intercreditor Agreement or as expressly required by the Collateral Documents or the Senior Lien Intercreditor Agreement, the Collateral Agent will not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person.

(2) to foreclose upon or otherwise enforce any Lien securing the Obligations under the Securities Documents.

(3) to take any other action whatsoever with regard to any or all of the Liens securing the Obligations under the Securities Documents, the Collateral Documents or the Collateral.

(d) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens securing the Obligations under the Securities Documents.

(e) In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, protections, privileges, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.

(f) The Holders of Securities agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Trustee and the Collateral Agent by this Indenture and the Collateral Documents, whether or not expressly stated therein. Furthermore, each Holder of a Security, by accepting such Security, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform each of the Intercreditor Agreement and Collateral Documents in each of its capacities thereunder, including any amendments, restatements, amendments and restatements, modifications or supplements thereof in accordance the terms thereof.

(g) If the Company (i) (a) incurs any First Lien Indebtedness not prohibited by this Indenture at any time when the Senior Lien Intercreditor Agreement is not in effect or at any time when Indebtedness constituting First Lien Indebtedness entitled to the benefit of the Senior Lien Intercreditor Agreement is concurrently retired and/or (b) incurs First Lien Indebtedness not prohibited by this Indenture when the Senior Lien Intercreditor Agreement is in effect and (ii) delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into the Senior Lien Intercreditor Agreement or to amend, restate, amend and restate, supplement or otherwise modify the Senior Lien Intercreditor Agreement, in each case, in favor of a designated agent or representative for the holders of the First Lien Indebtedness so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such Senior Lien Intercreditor Agreement (or amendment, restatement, amendment and restatement, modification or supplement to the Senior Lien Intercreditor Agreement), and bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(h) At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Collateral Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to this Indenture and the Collateral Documents.

(i) The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture and the other Securities Documents unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Securities as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all loss, liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture and the Securities Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Securities and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(j) Notwithstanding anything to the contrary contained in this Indenture, any Intercreditor Agreement, or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (j) if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(k) Notwithstanding anything herein or in any other Securities Document to the contrary, neither the Trustee nor the Collateral Agent shall be under any obligation to, and will not be obligated to take or enter into possession of any Collateral Rig in connection with any exercise of remedies pursuant to the terms of the Indenture or any other Securities Document. To the extent the Trustee or the Collateral Agent shall be entitled to foreclose on any Collateral Rig, the Trustee and/or the Collateral Agent shall be entitled to do so through a subagent or other designee, in the Trustee and/or the Collateral Agent’s sole discretion in accordance with this Indenture.

Article 14

Miscellaneous

Section 14.01 Notices. Any notice or communication shall be in writing and mailed or emailed, delivered in Person or by overnight air carrier guaranteeing next day delivery as follows:

if to the Company or any Guarantor:

Noble Finance Company

c/o Maples Corporate Services Limited

P.O. Box 309, Ugland House

S. Church Street

Grand Cayman

KY1-1104

Cayman Islands

Attention: Brad Baldwin

Email: corporatetreasury@noblecorp.com

with a copy to:

Noble Finance Company

13135 Dairy Ashford, Ste. 800

Sugar Land, Texas 77478

Attention: Legal Department

with a further copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 N Upper Wacker Dr

Chicago, IL 60606

Attention: George N. Panagakis

Phone: (312) 407-0638

Email: george.panagakis@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP

300 S Grand Ave Suite 3400

Los Angeles, CA 90071

Attention: Michelle Gasaway

Phone: (213) 687-5122

Email: michelle.gasaway@skadden.com

if to the Trustee:

U.S. Bank National Association

8 Greenway Plz Ste 1100

Houston, TX 77046

Attention: Global Corporate Trust Services

Email: alejandro.Hoyos@usbank.com

if to the Collateral Agent:

U.S. Bank National Association

8 Greenway Plz Ste 1100

Houston, TX 77046

Attention: Global Corporate Trust Services

Email: alejandro.Hoyos@usbank.com

The Company, any Guarantor, the Collateral Agent or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and upon confirmation of receipt, if sent by email.

Any notice or communication mailed (or, in the case of Global Securities, sent to the Depositary pursuant to Applicable Procedures) to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to mail or otherwise send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 14.02 Communications by Holders with Other Holders. Holders of Securities may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 14.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with or satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with or satisfied.

Section 14.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with or satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 14.05 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 14.06 Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 14.07 Governing Law; Jurisdiction. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Indenture, the Securities or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee, the Collateral Agent and the Holders (by their acceptance of the Securities) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 14.08 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Guarantor under its Securities Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 14.09 Successors. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.10 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

Section 14.11 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 14.12 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE COLLATERAL AGENT AND TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 14.13 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identities each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGES FOLLOW]

NOBLE FINANCE COMPANY

By:	/s/ Richard B. Barker
Name: Richard B. Barker
Title: Senior Vice President, Chief Financial Officer, and Director

BULLY 1 (SWITZERLAND) GMBH, as Guarantor

By:	/s/ Caroline Yu Gin Cho
Name: Caroline Yu Gin Cho
Title: Managing Officer

NOBLE BD LLC, as Guarantor

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: President, Secretary, and Director

NOBLE CAYMAN SCS HOLDING LIMITED, as Guarantor

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: President, Secretary, and Director

NOBLE CONTRACTING II GMBH, as Guarantor

By:	/s/ Caroline Yu Gin Cho
Name: Caroline Yu Gin Cho
Title: Managing Officer

[Signature Page to the Indenture]

NOBLE DRILLING (GUYANA) INC., as Guarantor

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: Director

NOBLE DRILLING (NORWAY) AS, as Guarantor

By:	/s/ Matthew John Brodie
Name: Matthew John Brodie
Title: Director

NOBLE DRILLING (TVL) LTD., as Guarantor

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: President, Secretary, and Director

NOBLE DRILLING (U.S.) LLC, as Guarantor

By:	/s/ Laura D. Campbell
Name: Brad A. Baldwin
Title: Vice President, Controller

NOBLE DRILLING DOHA LLC, as Guarantor

By	/s/ Alan R. Hay
Name: Alan R. Hay
Title: Manager

[Signature Page to the Indenture]

NOBLE DRILLING INTERNATIONAL GMBH, as Guarantor

By:	/s/ Caroline Yu Gin Cho
Name: Caroline Yu Gin Cho
Title: Managing Officer

NOBLE DRILLING SERVICES LLC, as Guarantor

By:	/s/ Laura D. Campbell
Name: Brad A. Baldwin
Title: Vice President, Controller, and Director

NOBLE DT LLC, as Guarantor

By:	/s/ Laura D. Campbell
Name: Brad A. Baldwin
Title: President

NOBLE INTERNATIONAL FINANCE COMPANY, as Guarantor

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: President, Secretary, and Director

NOBLE LEASING (SWITZERLAND) GMBH, as Guarantor

By:	/s/ Caroline Yu Gin Cho
Name: Caroline Yu Gin Cho
Title: Managing Officer

[Signature Page to the Indenture]

NOBLE LEASING III (SWITZERLAND) GMBH, as Guarantor

By:	/s/ Caroline Yu Gin Cho
Name: Caroline Yu Gin Cho
Title: Managing Officer

NOBLE RESOURCES LIMITED, as Guarantor

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: President, Secretary, and Director

NOBLE RIG HOLDING 2 LIMITED, as Guarantor

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: President, Secretary, and Director

NOBLE RIG HOLDING I LIMITED, as Guarantor

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: President, Secretary, and Director

NOBLE SA LIMITED, as Guarantor

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: President, Secretary, and Director

[Signature Page to the Indenture]

NOBLE SERVICES COMPANY LLC, as Guarantor

By:	/s/ Laura D. Campbell
Name: Brad A. Baldwin
Title: Vice President, Chief Accounting Officer and Controller

NOBLE SERVICES INTERNATIONAL LIMITED, as Guarantor

By:	/s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: President, Secretary, and Director

[Signature Page to the Indenture]

US BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent
By:	/s/ Alejandro Hoyos
Name:	Alejandro Hoyos
Title:	Vice President

[Signature Page to the Indenture]

Appendix A

PROVISIONS RELATING TO SECURITIES

1. Definitions.

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“AIs” means “accredited investors” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“QIBs” means “qualified institutional buyers” as defined in Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto, and shall initially be the Trustee.

Capitalized terms used and not otherwise defined in this Appendix A shall have the meanings given to them in the Indenture.

1.2 Other Definitions.

Term	Defined in Section:
“144A Global Security”	2.1(a)
“Accredited Investor Global Security”	2.1(a)
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Unrestricted Global Security”	2.1(a)

2. The Securities.

2.1 Form and Dating.

(a) The Securities shall be issued initially in the form of (w) one or more global restricted Securities in definitive, fully registered form substantially in the form of Exhibit 1.1 hereto (the “144A Global Security”), including the appropriate legends as set forth in Section 2.3(e), (x) one or more global restricted Securities in definitive, fully registered form substantially in the form of Exhibit 1.1 hereto (the “Accredited Investor Global Security”), including the appropriate legends as set forth in Section 2.3(e), (y) one or more global unrestricted Securities in definitive, fully registered form substantially in the form of Exhibit 1.2 hereto (the “Unrestricted Global Security”), and (z) in the form of one or more global restricted Securities in definitive, fully registered form substantially in the form of Exhibit 1.3 hereto (the “Regulation S Global Security,” and collectively with the 144A Global Securities, the Accredited Investor Global Securities and, Unrestricted Global Securities, each, a “Global Security,” and collectively the “Global

Securities”), including the appropriate legends as set forth in Section 2.3(e), in each case of each Global Security, without interest coupons, and which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or by the Trustee as the custodian of the Depositary, or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the Holder and absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

In connection with the transfer of an entire Global Security to beneficial owners pursuant to Section 2.3, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(c) Certificated Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $216,000,00 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 and (2)(a) any Additional Securities (other than PIK Notes issued in payment of PIK Interest) or (b) PIK Notes issued in payment of PIK Interest, if and when issued pursuant to the Indenture; in each case upon a written order of the Company pursuant to Section 2.02 of the Indenture. In the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, a written order of the Company signed by an Officer of the Company shall provide the information required by Section 2.13.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary in accordance with the provisions hereof and the Applicable Procedures; provided that no procedures set forth herein shall apply to transfers of beneficial interests within a Global Security. Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers of beneficial interests in Global Securities also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the [Private Placement Legend] and any Applicable Procedures; provided, however, that prior to the expiration of any restricted period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.3(a)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(a)(1) above, the transferor of any such beneficial interest must deliver to the Registrar either (A)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.3(g) hereof, (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (B)(i) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.3(g) hereof.

(3) Transfer of Beneficial Interests in a Restricted Global Security to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)

if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof;

(B)

if the transferee will take delivery in the form of a beneficial interest in an Accredited Investor Global Security, then the transferor must deliver a certificate in the form of Appendix B hereof, including the certifications in item (2) thereof; and

(C)

if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (3) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the exchange or transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)

if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(a) thereof; or

(B)

if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

(C)

and, in each such case set forth in this clause 4, if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.3(a)(4) at a time when an Unrestricted Global Security has not yet been issued, the Company shall execute and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Paragraph 4.

(5) Transfer or Exchange of Beneficial Interests in Unrestricted Global Securities for Beneficial Interests in Restricted Global Securities Prohibited. Beneficial interests in an Unrestricted Global Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(b) Transfer or Exchange of Beneficial Interests in Global Securities for Definitive Securities.

(1)

Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. Subject to Section 2.4 hereof, if any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A)

if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (2) thereof;

(B)	if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof;

(C)

if such beneficial interest is being transferred to an AI in a transaction exempt from, or not subject to, registration under the Securities Act, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof;

(D)

if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3) thereof;

(E)

if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (4)(a) thereof;

(F)

if such beneficial interest is being transferred to the Company or any of the Company’s Subsidiaries, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (4)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver a Restricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. Subject to Section 2.4 hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)

if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1) thereof; or

(B)

if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(b)(2) the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security.

(3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. Subject to Section 2.4 hereof, if any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, then, upon satisfaction of the applicable conditions set forth in Section 2.3(a)(2) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Unrestricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any

Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Security to the Persons in whose names such Security is so registered. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall not bear the Private Placement Legend.

(c) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities.

(1)

Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)

if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (6) thereof;

(B)

if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof;

(C)

if such Restricted Definitive Security is being transferred to an AI in a transaction exempt from, or not subject to, registration under the Securities Act, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof; or

(D)

if such Restricted Definitive Security is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, a 144A Global Security, in the case of clause (C) above, an Accredited Investor Global Security, and in the case of clause (D) above, a Regulation S Global Security.

(2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)

if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (3) thereof; or

(B)

if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(c)(2), the Trustee shall cancel such Restricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the Unrestricted Global Security.

(3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of one of the Unrestricted Global Securities.

(4) Transfer or Exchange of Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities Prohibited. An Unrestricted Definitive Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(5) Issuance of Unrestricted Global Securities. If any such exchange or transfer of a Definitive Security for a beneficial interest in an Unrestricted Global Security is effected pursuant to clause (2) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(d) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a holder of Definitive Securities and such holder’s compliance with the provisions of this Section 2.3(d), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(d).

(1)

Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)	if the transfer will be made pursuant to Rule 144A, a certificate in the form of Appendix B hereto, including the certifications in item (2) thereof;

(B)

if the transfer will be made to an AI in a transaction exempt from, or not subject to, registration under the Securities Act, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof;

(C)	if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Appendix B hereto, including the certifications in item (3) thereof; and

(D)

if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Appendix B hereto, including the certifications, certificates and Opinion of Counsel required by item (7) thereof, if applicable.

(2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)

if the holder of such Restricted Definitive Security proposes to exchange such Security for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (2) thereof; or

(B)

if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(d)(2) the Trustee shall cancel the prior Restricted Definitive Security and the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Security in instructions delivered to the Registrar by such holder.

(3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A holder of an Unrestricted Definitive Security may transfer such Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register such Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(e) Legends. The following legends shall appear substantially in the form below on the face of all Global Securities and Definitive Securities issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1)	Private Placement Legend.

(A)

Except as permitted by clause (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(B)

Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to Section 1145 of the Bankruptcy Code or clauses (b)(4), (c), (c)(3), (d)(2) or (d)(3) to this Section 2.3 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend

(2) Regulation S Legend. Each Regulation S Global Security shall bear a legend in substantially the following form:

“THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, ANY OFFER OR SALE OF THE SECURITIES SHALL NOT BE MADE BY IT TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902 OF REGULATION S.”

(3) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(4) OID Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Security issued at a discount to its stated redemption price at maturity shall bear a legend in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

“ FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE COMPANY AT 13135 DAIRY ASHFORD, SUITE 800, SUGAR LAND, TEXAS 77478, ATTENTION: LEGAL DEPARTMENT, AND THE COMPANY WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS SECURITY.”

(f) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g) General Provisions Relating to Transfers and Exchanges.

(1) No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(2) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Securities duly issued hereunder.

(3) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date (including a regular record date) and the next succeeding interest payment date.

(4) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, in each case regardless of any notice to the contrary.

(5) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.3 to effect a registration of transfer or exchange may be submitted by facsimile.

(6) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfer between or among Participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 hereof), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(i) No Obligation of the Trustee.

(1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certificated Securities.

(a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian for the Depositary pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and the Depositary fails to appoint a successor depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at its principal Corporate Trust Office, in the Borough of Manhattan, the City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $1.00 and any integral multiples of $1.00 in excess thereof and registered in such names as the Depositary shall direct.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1.1

to

APPENDIX A

[FORM OF FACE OF [144A GLOBAL SECURITY] [ACCREDITED INVESTOR GLOBAL SECURITY]]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL

Appendix A-1

OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Appendix A-2

No.__	$

CUSIP NO.

ISIN NO.

Noble Finance Company

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

Noble Finance Company, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 115769 (herein called the “Company”, which term includes any successor company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [                ] UNITED STATES DOLLARS ($[                ]), subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto, on February 15, 2028.

Interest Rate: at the Company’s option: (i) 11% per annum, payable in cash; (ii) 13% per annum, with 6.5% of such interest to be payable in cash and 6.5% of such interest to be payable by issuing additional Notes (“PIK Notes”); or (iii) 15% per annum, with the entirety of such interest to be payable by issuing PIK Notes.

Interest Payment Dates: February 15 and August 15, commencing August 15, 2021.

Record Dates: February 1 and August 1.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

Appendix A-3

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 described in the within-mentioned Indenture.

US BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory
Dated:

Appendix A-4

[FORM OF REVERSE SIDE OF [144A GLOBAL SECURITY] [ACCREDITED INVESTOR

GLOBAL SECURITY]]

Noble Finance Company

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Noble Finance Company, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 115769 (the “Company”), promises to pay interest on the principal amount of this Security at the Company’s option at: (i) 11% per annum, payable in cash; (ii) 13% per annum, with 6.5% of such interest to be payable in cash and 6.5% of such interest to be payable by issuing PIK Notes; or (iii) 15% per annum, with the entirety of such interest to be payable by issuing PIK Notes. The Company shall pay interest semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2021. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 5, 2021. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If any Redomestication occurs and such Redomestication triggers a Withholding Tax (as defined in Section 12.01(a) of the Indenture), then upon the first payment pursuant to this Section 1 to occur after such Redomestication, the Company shall pay each Holder (subject to compliance by such Holder with any relevant administrative requirements) additional amounts in respect of such Holder’s Securities, such that the Holder receives the same amount after the deduction as such Holder would have received had such Withholding Tax not arisen, and the Company shall continue to pay such additional amounts for so long as the Withholding Tax obligation exists. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2.00% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest or premium, if any, without regard to any applicable grace period at the same rate to the extent lawful.

2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 1 and August 1 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay, as applicable, principal (and premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all applicable cash payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security of not less than $1,000,000 aggregate principal amount of Securities shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Appendix A-5

3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of the Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. INDENTURE. The Company issued the Securities under an Indenture dated as of February 5, 2021 (the “Indenture”), among the Company, the Guarantors, the Collateral Agent and the Trustee. This Security is one of a duly authorized issue of notes of the Company designated as their 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028, initially issued in the aggregate principal amount of $216,000,000. The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security). Any term used in this Security that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Within 120-days of any Change of Control, the Company (or the successor entity following such Change of Control) may redeem for cash all (but not less than all) of the outstanding Securities, at a redemption price, if the redemption is (x) prior to (but not including) the February 15, 2024, the sum of (1) 106% of the principal amount of the Securities to be redeemed, plus (2) accrued and unpaid interest, if any, to, but excluding, the Redemption Date; or (y) on or after February 15, 2024, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) if redeemed during the 12-month period beginning on February 15, 2024 of the years indicated in clause (c) below.

(b) On or before February 14, 2024, the Company may redeem all or a part of the Securities, upon at least 15 days (but not more than 60 days) prior written notice to Holders, at a redemption price equal to 106% of the principal amount of the Securities redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of Holders to receive interest due on the relevant interest payment date.

(c) On or after February 15, 2024, the Company shall be entitled at their option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Appendix A-6

Year	Percentage
2024	106.000%
2025	104.000%
2026	102.000%
2027 and thereafter	100.000%

6. ADDITIONAL AMOUNTS. The Company and the Guarantors shall pay Additional Amounts, if any, as provided in the Indenture. All references in the Indenture or the Securities to “interest” or other amounts payable with respect to the Securities or the Securities Guarantees shall include (without duplication) any Additional Amounts due with respect thereto.

7. GUARANTEE. The payment by the Company of the principal of, and premium, if any, and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

8. INTERCREDITOR AGREEMENT. REFERENCE IS MADE TO THE SECOND LIEN INTERCREDITOR AGREEMENT, DATED AS OF FEBRUARY 5, 2021, BETWEEN JPMORGAN CHASE BANK, N.A., AS PRIORITY LIEN AGENT (AS DEFINED THEREIN), U.S. BANK NATIONAL ASSOCIATION, AS SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN), THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES (THE “INTERCREDITOR AGREEMENT”). EACH HOLDER OF SECOND LIEN OBLIGATIONS (AS DEFINED THEREIN), BY ITS ACCEPTANCE OF SUCH SECOND LIEN OBLIGATIONS (I) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (II) AGREES THAT IT WILL BE BOUND BY, AND WILL TAKE NO ACTIONS CONTRARY TO, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (III) AUTHORIZES AND INSTRUCTS THE SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN) ON BEHALF OF EACH SECOND LIEN SECURED PARTY (AS DEFINED THEREIN) TO ENTER INTO THE INTERCREDITOR AGREEMENT AS SECOND LIEN COLLATERAL AGENT ON BEHALF OF SUCH SECOND LIEN SECURED PARTIES. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE PRIORITY CREDIT AGREEMENT TO EXTEND CREDIT TO THE COMPANY AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

9. DENOMINATIONS; TRANSFER; EXCHANGE. The Securities are in registered form without coupons in minimum denominations of $1.00 and any integral multiples of $1.00 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date. Transfer may be restricted as provided in the Indenture.

Appendix A-7

10. PERSONS DEEMED OWNERS. The registered Holder of this Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for 2 years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of their obligations under the Securities and the Indenture with respect to the Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal (and premium, if any) and interest on the Securities to redemption or maturity, as the case may be.

13. AMENDMENT; SUPPLEMENT AND WAIVER. The Indenture or the Securities may be amended or supplemented as set forth in Article 10 of the Indenture.

14. DEFAULTS AND REMEDIES. The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture.

15. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture with respect to the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. AUTHENTICATION. This Security shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP NUMBERS; ISINS. The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders of Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Appendix A-8

20. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Security shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Security may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company and the Holders (by their acceptance of the Securities) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO SECURITY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

13135 Dairy Ashford, Ste. 800

Sugar Land, Texas 77478

Attn: Legal Department

Appendix A-9

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security

to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s address and zip code)

and irrevocably appoint ________________________ as agent to transfer this Security on the Company’s books. The agent may substitute another to act for him.

Dated:	Your
Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature

Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.11 (Asset Sale Offer) of the Indenture, state the principal amount you elect to have purchased:

Dollars ($ )

Dated:	Your
Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature

Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-11

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $__________. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

Appendix A-12

EXHIBIT 1.2

to

APPENDIX A

[FORM OF FACE OF UNRESTRICTED GLOBAL SECURITY]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Appendix A-13

No.                                                                                                                                                                                                                                  $

CUSIP NO.

ISIN NO.

Noble Finance Company

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

Noble Finance Company, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 115769 (herein called the “Company”, which term includes any successor company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [                ] UNITED STATES DOLLARS ($[                ]), subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto, on February 15, 2028.

Interest Rate: at the Company’s option: (i) 11% per annum, payable in cash; (ii) 13% per annum, with 6.5% of such interest to be payable in cash and 6.5% of such interest to be payable by issuing PIK Notes; or (iii) 15% per annum, with the entirety of such interest to be payable by issuing PIK Notes.

Interest Payment Dates: February 15 and August 15, commencing August 15, 2021.

Record Dates: February 1 and August 1.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

Appendix A-14

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 described in the within-mentioned Indenture.

US BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory
Dated:

Appendix A-15

[FORM OF REVERSE SIDE OF UNRESTRICTED GLOBAL SECURITY]

Noble Finance Company

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Noble Finance Company, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 115769 (the “Company”), promises to pay interest on the principal amount of this Security at the Company’s option at: (i) 11% per annum, payable in cash; (ii) 13% per annum, with 6.5% of such interest to be payable in cash and 6.5% of such interest to be payable by issuing PIK Notes; or (iii) 15% per annum, with the entirety of such interest to be payable by issuing PIK Notes. The Company shall pay interest semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2021. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 5, 2021. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If any Redomestication occurs and such Redomestication triggers a Withholding Tax (as defined in Section 12.01(a) of the Indenture), then upon the first payment pursuant to this Section 1 to occur after such Redomestication, the Company shall pay each Holder (subject to compliance by such Holder with any relevant administrative requirements) additional amounts in respect of such Holder’s Securities, such that the Holder receives the same amount after the deduction as such Holder would have received had such Withholding Tax not arisen, and the Company shall continue to pay such additional amounts for so long as the Withholding Tax obligation exists. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2.00% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest or premium, if any, without regard to any applicable grace period at the same rate to the extent lawful.

2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 1 and August 1 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay, as applicable, principal (and premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all applicable cash payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security of not less than $1,000,000 aggregate principal amount of Securities shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Appendix A-16

3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of the Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. INDENTURE. The Company issued the Securities under an Indenture dated as of February 5, 2021 (the “Indenture”), among the Company, the Guarantors, the Collateral Agent and the Trustee. This Security is one of a duly authorized issue of notes of the Company designated as their 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028, initially issued in the aggregate principal amount of $216,000,000. The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security). Any term used in this Security that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Within 120-days of any Change of Control, the Company (or the successor entity following such Change of Control) may redeem for cash all (but not less than all) of the outstanding Securities, at a redemption price, if the redemption is (x) prior to (but not including) February 15, 2024, the sum of (1) 106% of the principal amount of the Securities to be redeemed, plus (2) accrued and unpaid interest, if any, to, but excluding, the Redemption Date; or (y) on or after February 15, 2024, at the redemption price applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) if redeemed during the 12-month period beginning on February 15, 2024 of the years indicated in clause (c) below.

(b) On or before February 14, 2024, the Company may redeem all or a part of the Securities, at any time and from time to time, upon at least 15 days (but not more than 60 days) prior written notice to Holders, at a redemption price equal to 106% of the principal amount of the Securities redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders to receive interest due on the relevant interest payment date.

(c) On or after February 15, 2024, the Company shall be entitled at their option to redeem the Securities, in whole or in part, at any time and from time to time, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Appendix A-17

Year	Percentage
2024	106.000%
2025	104.000%
2026	102.000%
2027 and thereafter	100.000%

6. ADDITIONAL AMOUNTS. The Company and the Guarantors shall pay Additional Amounts, if any, as provided in the Indenture. All references in the Indenture or the Securities to “interest” or other amounts payable with respect to the Securities or the Securities Guarantees shall include (without duplication) any Additional Amounts due with respect thereto.

7. GUARANTEE. The payment by the Company of the principal of, and premium, if any, and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

8. INTERCREDITOR AGREEMENT. REFERENCE IS MADE TO THE SECOND LIEN INTERCREDITOR AGREEMENT, DATED AS OF FEBRUARY 5, BETWEEN JPMORGAN CHASE BANK, N.A., AS PRIORITY LIEN AGENT (AS DEFINED THEREIN), U.S. BANK NATIONAL ASSOCIATION, AS SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN), THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES (THE “INTERCREDITOR AGREEMENT”). EACH HOLDER OF SECOND LIEN OBLIGATIONS (AS DEFINED THEREIN), BY ITS ACCEPTANCE OF SUCH SECOND LIEN OBLIGATIONS (I) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (II) AGREES THAT IT WILL BE BOUND BY, AND WILL TAKE NO ACTIONS CONTRARY TO, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (III) AUTHORIZES AND INSTRUCTS THE SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN) ON BEHALF OF EACH SECOND LIEN SECURED PARTY (AS DEFINED THEREIN) TO ENTER INTO THE INTERCREDITOR AGREEMENT AS SECOND LIEN COLLATERAL AGENT ON BEHALF OF SUCH SECOND LIEN SECURED PARTIES. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE PRIORITY CREDIT AGREEMENT TO EXTEND CREDIT TO THE COMPANY AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

9. DENOMINATIONS; TRANSFER; EXCHANGE. The Securities are in registered form without coupons in minimum denominations of $1.00 and any integral multiples of $1.00 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date. Transfer may be restricted as provided in the Indenture.

Appendix A-18

10. PERSONS DEEMED OWNERS. The registered Holder of this Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for 2 years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of their obligations under the Securities and the Indenture with respect to the Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal (and premium, if any) and interest on the Securities to redemption or maturity, as the case may be.

13. AMENDMENT; SUPPLEMENT AND WAIVER. The Indenture or the Securities may be amended or supplemented as set forth in Article 10 of the Indenture.

14. DEFAULTS AND REMEDIES. The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture.

15. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture with respect to the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. AUTHENTICATION. This Security shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP NUMBERS; ISINS. The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders of Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Appendix A-19

20. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Security shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Security may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company and the Holders (by their acceptance of the Securities) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO SECURITY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

13135 Dairy Ashford, Ste. 800

Sugar Land, Texas 77478

Attn: Legal Department

Appendix A-20

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s address and zip code)

and irrevocably appoint __________________ as agent to transfer this Security on the Company’s books. The agent may substitute another to act for him.

Dated:	Your
Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature

Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-21

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.11 (Asset Sale Offer) of the Indenture, state the principal amount you elect to have purchased:

Dollars ($ )

Dated:	Your
Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature

Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-22

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $__________. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

Appendix A-23

EXHIBIT 1.3

to

APPENDIX A

[FORM OF FACE OF REGULATION S GLOBAL SECURITY]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT THE ACQUIRER AGREES FOR THE COMPANY’S BENEFIT THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, ANY OFFER OR SALE OF THE SECURITIES SHALL NOT BE MADE BY IT TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902 OF REGULATIONS.

Appendix A-24

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Appendix A-25

No.	$
CUSIP NO. ISIN NO.

Noble Finance Company

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

Noble Finance Company, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 115769 (herein called the “Company”, which term includes any successor company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [                ] UNITED STATES DOLLARS ($[                ]), subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto, on February 15, 2028.

Interest Rate: at the Company’s option: (i) 11% per annum, payable in cash; (ii) 13% per annum, with 6.5% of such interest to be payable in cash and 6.5% of such interest to be payable by issuing PIK Notes; or (iii) 15% per annum, with the entirety of such interest to be payable by issuing PIK Notes.

Interest Payment Dates: February 15 and August 15, commencing August 15, 2021.

Record Dates: February 1 and August 1.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

Appendix A-26

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 described in the within-mentioned Indenture.

US BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory
Dated:

Appendix A-27

[FORM OF REVERSE SIDE OF REGULATION S GLOBAL SECURITY]

Noble Finance Company

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Noble Finance Company, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 115769 (the “Company”), promises to pay interest on the principal amount of this Security at the Company’s option at: (i) 11% per annum, payable in cash; (ii) 13% per annum, with 6.5% of such interest to be payable in cash and 6.5% of such interest to be payable by issuing PIK Notes; or (iii) 15% per annum, with the entirety of such interest to be payable by issuing PIK Notes. The Company shall pay interest semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2021. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 5, 2021. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If any Redomestication occurs and such Redomestication triggers a Withholding Tax (as defined in Section 12.01(a) of the Indenture), then upon the first payment pursuant to this Section 1 to occur after such Redomestication, the Company shall pay each Holder (subject to compliance by such Holder with any relevant administrative requirements) additional amounts in respect of such Holder’s Securities, such that the Holder receives the same amount after the deduction as such Holder would have received had such Withholding Tax not arisen, and the Company shall continue to pay such additional amounts for so long as the Withholding Tax obligation exists. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2.00% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest or premium, if any, without regard to any applicable grace period at the same rate to the extent lawful.

2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay, as applicable, principal (and premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all applicable cash payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security of not less than $1,000,000 aggregate principal amount of Securities shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Appendix A-28

3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of the Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. INDENTURE. The Company issued the Securities under an Indenture dated as of February 5, 2021 (the “Indenture”), among the Company, the Guarantors, the Collateral Agent and the Trustee. This Security is one of a duly authorized issue of notes of the Company designated as their 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028, initially issued in the aggregate principal amount of $216,000,000. The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security). Any term used in this Security that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Within 120-days of any Change of Control, the Company (or the successor entity following such Change of Control) may redeem for cash all (but not less than all) of the outstanding Securities, at a redemption price, if the redemption is (x) prior to (but not including) February 15, 2024, the sum of (1) 106% of the principal amount of the Securities to be redeemed, plus (2) accrued and unpaid interest, if any, to, but excluding, the Redemption Date; or (y) on or after February 15, 2024, at the redemption price applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) if redeemed during the 12-month period beginning on February 15, 2024 of the years indicated in clause (c) below.

(b) On or before February 14, 2024, the Company may redeem all or a part of the Securities, at any time and from time to time, upon at least 15 days (but not more than 60 days) prior written notice to Holders, at a redemption price equal to 106% of the principal amount of the Securities redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders to receive interest due on the relevant interest payment date.

(c) On or after February 15, 2024, the Company shall be entitled at their option to redeem the Securities, in whole or in part, at any time and from time to time, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Appendix A-29

Year	Percentage
2024	106.000%
2025	104.000%
2026	102.000%
2027 and thereafter	100.000%

6. ADDITIONAL AMOUNTS. The Company and the Guarantors shall pay Additional Amounts, if any, as provided in the Indenture. All references in the Indenture or the Securities to “interest” or other amounts payable with respect to the Securities or the Securities Guarantees shall include (without duplication) any Additional Amounts due with respect thereto.

7. GUARANTEE. The payment by the Company of the principal of, and premium, if any, and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

8. INTERCREDITOR AGREEMENT. REFERENCE IS MADE TO THE SECOND LIEN INTERCREDITOR AGREEMENT, DATED AS OF FEBRUARY 5, BETWEEN JPMORGAN CHASE BANK, N.A., AS PRIORITY LIEN AGENT (AS DEFINED THEREIN), U.S. BANK NATIONAL ASSOCIATION, AS SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN), THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES (THE “INTERCREDITOR AGREEMENT”). EACH HOLDER OF SECOND LIEN OBLIGATIONS (AS DEFINED THEREIN), BY ITS ACCEPTANCE OF SUCH SECOND LIEN OBLIGATIONS (I) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (II) AGREES THAT IT WILL BE BOUND BY, AND WILL TAKE NO ACTIONS CONTRARY TO, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (III) AUTHORIZES AND INSTRUCTS THE SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN) ON BEHALF OF EACH SECOND LIEN SECURED PARTY (AS DEFINED THEREIN) TO ENTER INTO THE INTERCREDITOR AGREEMENT AS SECOND LIEN COLLATERAL AGENT ON BEHALF OF SUCH SECOND LIEN SECURED PARTIES. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE PRIORITY CREDIT AGREEMENT TO EXTEND CREDIT TO THE COMPANY AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

9. DENOMINATIONS; TRANSFER; EXCHANGE. The Securities are in registered form without coupons in minimum denominations of $1.00 and any integral multiples of $1.00 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date. Transfer may be restricted as provided in the Indenture.

Appendix A-30

10. PERSONS DEEMED OWNERS. The registered Holder of this Security may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for 2 years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of their obligations under the Securities and the Indenture with respect to the Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal (and premium, if any) and interest on the Securities to redemption or maturity, as the case may be.

13. AMENDMENT; SUPPLEMENT AND WAIVER. The Indenture or the Securities may be amended or supplemented as set forth in Article 10 of the Indenture.

14. DEFAULTS AND REMEDIES. The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture.

15. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture with respect to the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. AUTHENTICATION. This Security shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP NUMBERS; ISINS. The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders of Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Appendix A-31

20. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Security shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Security may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company and the Holders (by their acceptance of the Securities) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO SECURITY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

13135 Dairy Ashford, Ste. 800

Sugar Land, Texas 77478

Attn: Legal Department

Appendix A-32

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s address and zip code)

and irrevocably appoint __________________ as agent to transfer this Security on the Company’s books. The agent may substitute another to act for him.

Dated:	Your
Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature
Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-33

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.11 (Asset Sale Offer) of the Indenture, state the principal amount you elect to have purchased:

Dollars ($ )

Dated:	Your
Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature
Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-34

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $__________. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

Appendix A-35

APPENDIX B

FORM OF CERTIFICATE OF TRANSFER

[________]

[________]

Attention: [_____]

With a copy to:

[TRUSTEE]

Re:	11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

Reference is hereby made to the Indenture, dated as of February 5, 2021 (the “Indenture”), among Noble Finance Company, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 115769 (the “Company”), the Guarantors party thereto, US Bank National Association, as collateral agent and US Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[_______], (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $[____] in such Security[ies] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.]

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Accredited Investor Global Security or a Definitive Security issued to an “accredited investor” within the meaning of Rule 501. The Transferor hereby certifies that the beneficial interest or the Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes (A) is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an “accredited investor” within the meaning of Rule 501(a) and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Accredited Investor Global Security and/or the Definitive Security and in the Indenture and the Securities Act, and (B) is acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of its investment in the Securities, invests in or purchases securities similar to the Securities in the normal course of such Person’s business, and is, and any such account for which such Person is acting is, able to bear the economic risk of its investment.

3. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Security and in the Indenture and the Securities Act.

4. ☐ Check and complete if Transferee will take delivery of a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S or is not an accredit investor (as defined above) taking delivery of a Definitive Security in a transaction exempt from, or not subject to, registration under the Securities Act. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Security and Restricted Definitive Security and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

a. ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

b. ☐ such Transfer is being effected to the Company or any of its Subsidiaries;

or

c. ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

5. ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

6. ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

7. ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security or Restricted Definitive Security and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                                              [Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	E 144A Global Note (CUSIP ), or

(ii)	E Regulation S Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:

(i)	E 144A Global Note (CUSIP ), or

(ii)	E Regulation S Global Note (CUSIP ), or

(iii)	E Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

APPENDIX C

FORM OF CERTIFICATE OF EXCHANGE

[________]

[________]

Attention: [_____]

With a copy to:

[TRUSTEE]

Re:	11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

Reference is hereby made to the Indenture, dated as of February 5, 2021 (the “Indenture”), among Noble Finance Company, a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 115769 (the “Company”), the Guarantors party thereto, US Bank National Association, as collateral agent and US Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[___________] (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $ in such Security[ies] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security evidencing the same indebtedness as the Restricted Global Security

1. ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

3. ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

4. ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

5. ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

6. ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CIRCLE ONE] 144A Global Security or Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted

Definitive Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

APPENDIX D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [_________], [202__], among (the “Guarantor”), [a subsidiary of] Noble Finance Company (or its permitted successor), a company incorporated in the Cayman Islands as an exempted company with limited liability with registration number 115769 (the “Company”), US Bank National Association, as collateral agent and US Bank National Association, as trustee under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 5, 2021 providing for the issuance of 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor will execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor will unconditionally guarantee Guaranteed Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Securities Guarantee”); and

WHEREAS, pursuant to Article 10 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in this Securities Guarantee and in the Indenture including but not limited to Article 11 thereof.

3. INTERCREDITOR AGREEMENT. REFERENCE IS MADE TO THE SECOND LIEN INTERCREDITOR AGREEMENT, DATED AS OF FEBRUARY 5, BETWEEN JPMORGAN CHASE BANK, N.A., AS PRIORITY LIEN AGENT (AS DEFINED THEREIN), U.S. BANK NATIONAL ASSOCIATION, AS SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN), THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES (THE “INTERCREDITOR AGREEMENT”). EACH HOLDER OF SECOND LIEN OBLIGATIONS (AS DEFINED THEREIN), BY ITS ACCEPTANCE OF SUCH SECOND LIEN OBLIGATIONS (I) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (II) AGREES THAT IT WILL BE BOUND BY, AND WILL TAKE NO ACTIONS CONTRARY TO, THE PROVISIONS OF THE INTERCREDITOR

AGREEMENT AND (III) AUTHORIZES AND INSTRUCTS THE SECOND LIEN COLLATERAL AGENT (AS DEFINED THEREIN) ON BEHALF OF EACH SECOND LIEN SECURED PARTY (AS DEFINED THEREIN) TO ENTER INTO THE INTERCREDITOR AGREEMENT AS SECOND LIEN COLLATERAL AGENT ON BEHALF OF SUCH SECOND LIEN SECURED PARTIES. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE PRIORITY CREDIT AGREEMENT TO EXTEND CREDIT TO THE COMPANY AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

4. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, any Securities Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

5. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Supplemental Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture and the Securities may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE SECURITIES.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.

8. THE TRUSTEE. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first above written.

Dated: _______________, 20__.

[GUARANTOR]

By:
Name:
Title:
[_______________], as Trustee

By:
Name:
Title: